                                                                    Exhibit 10.1

--------------------------------------------------------------------------------

                         US $100,000,000 CREDIT FACILITY

                             CREDIT AGREEMENT AMONG

                        KINGSWAY FINANCIAL SERVICES INC.
                      AND KINGSWAY U.S. FINANCE PARTNERSHIP
                                  As Borrowers

                                       AND

                       The Lenders named herein as Lenders

                                       AND

                            THE BANK OF NOVA SCOTIA,
                As Administrative Agent and Co-Syndications Agent

                                       AND

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                As Co-Syndications Agent and Documentation Agent

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Section                                                                     Page
ARTICLE ONE
              INTERPRETATION.................................................. 1

Section 1.01  Definitions..................................................... 1

(1)           "Additional Compensation"....................................... 1
              (2)   "Affiliate"............................................... 1
              (3)   "Agents".................................................. 2
              (4)   "Agreement"............................................... 2
              (5)   "Applicable Law".......................................... 2
              (6)   "Borrowers"............................................... 2
              (7)   "Borrowing"............................................... 2
              (8)   "Borrowing Date".......................................... 2
              (9)   "Branch of Account"....................................... 2
              (10)  "Business Day"............................................ 2
              (11)  "Canadian Dollars" and "Cdn$"............................. 2

(12)          "Capital Expenditures".......................................... 2

(13)          "Capital Lease"................................................. 2
              (14)  "Capitalized Lease Obligations"........................... 3
              (15)  "Capital Surplus Ratio"................................... 3
              (16)  "Claims Incurred"......................................... 3
              (17)  "Claims Ratio"............................................ 3
              (18)  "Closing Date"............................................ 3
              (19)  "COBRA"................................................... 3
              (20)  "Code".................................................... 3
              (21)  "Combined Ratio".......................................... 3
              (22)  "Commitment".............................................. 3
              (23)  "Commonly Controlled Entity".............................. 3
              (24)  "Consolidated"............................................ 3
              (25)  "Contractual Currency".................................... 3
              (26)  "Controlled Group"........................................ 3
              (27)  "Conversion".............................................. 3
              (28)  "Conversion Date"......................................... 3
              (29)  "Conversion Notice"....................................... 3
              (30)  "Credit Facilities"....................................... 3
              (31)  "Default"................................................. 3
              (32)  "Demand".................................................. 4
              (33)  "EBITDA".................................................. 4
              (34)  "ERISA"................................................... 4
              (35)  "Event of Default"........................................ 4
              (36)  "Expense Ratio"........................................... 4
              (37)  "Financial Year".......................................... 4
              (38)  "F.R.S. Board"............................................ 4
              (39)  "Funded Debt"............................................. 4
              (40)  "GAAP".................................................... 4

Section                                                                     Page

                  (41)  "Governmental Authority"...........................   4
                  (42)  "Guarantee"........................................   4
                  (43)  "Guaranteed Pension Plan"..........................   5
                  (44)  "Guarantor"........................................   5
                  (45)  "Guarantor's Guarantee"............................   5
                  (46)  "Indebtedness".....................................   5
                  (47)  "Interest Coverage Ratio"..........................   5
                  (48)  "Interest Expense".................................   5
                  (49)  "Interest Payment Date"............................   5
                  (50)  "Kingsway Facility"................................   5
                  (51)  "Lenders"..........................................   5
                  (52)  "LIBO Rate"........................................   5
                  (53)  "LIBO Rate (Reserve Adjusted)".....................   6
                  (54)  "LIBOR Banking Day"................................   6
                  (55)  "LIBOR Loan".......................................   6
                  (56)  "LIBOR Loan Notice"................................   6
                  (57)  "LIBOR Loan Rollover"..............................   6
                  (58)  "LIBOR Loan Rollover Date".........................   6
                  (59)  "LIBOR Period".....................................   6
                  (60)  "LIBOR Reserve Percentage".........................   6
                  (61)  "Loan Documents"...................................   6
                  (62)  "Majority of the Lenders"..........................   6
                  (63)  "Material Adverse Effect"..........................   7
                  (64)  "Maturity Date"....................................   7
                  (65)  "Multiemployer Plan"...............................   7
                  (67)  "Outstanding Borrowings"...........................   7
                  (68)  "Outstanding Obligations"..........................   7
                  (69)  "Outstanding Kingsway Loans".......................   7
                  (70)  "Outstanding Partnership Loans"....................   7
                  (71)  "Participants".....................................   7
                  (72)  "Partnership Facility".............................   7
                  (73)  "PBGC".............................................   7
                  (74)  "Permitted Acquisition"............................   7
                  (75)  "Permitted Encumbrances"...........................   7
                  (76)  "Permitted Indebtedness"...........................   8
                  (77)  "Person"...........................................   8
                  (78)  "Plan".............................................   8
                  (79)  "Purchase Money Obligations".......................   8
                  (80)  "Quarterly Certificate"............................   9
                  (81)  "Rateable Portion".................................   9
                  (82)  "Reorganization"...................................   9
                  (83)  "Reportable Event".................................   9
                  (84)  "Security Interest"................................   9
                  (85)  "Senior Debt"......................................   9
                  (86)  "Single Employer Plan".............................   9
                  (87)  "Subordinated Debt"................................   9
                  (88)  "Subsidiaries".....................................   9

Section                                                                     Page

                  (89)  "Tangible Net Worth"...............................  10
                  (90)  "Tax" and "Taxes"..................................  10
                  (91)  "Tax Returns"......................................  10
                  (92)  "Total Capitalization".............................  10
                  (93)  "Total Commitment".................................  10
                  (94)  "US Base Rate".....................................  10
                  (95)  "US Base Rate Loans"...............................  11
                  (96)  "US Base Rate Loan Notice".........................  11
                  (97)  "US Dollars" and "US $"............................  11
                  (98)  "Voting Control"...................................  11
                  (99)  "written" and "in writing".........................  11
                  (100) "Year 2000 Compliant"..............................  11

Section 1.02      Audited Financial Statements.............................  11

Section 1.03      US Currency..............................................  12

Section 1.04      Interest Act.............................................  12

Section 1.05      Change in Rates..........................................  12

Section 1.06      Headings and Table of Contents...........................  12

Section 1.07      References...............................................  12

Section 1.08      Number and Gender........................................  12

Section 1.09      Copies...................................................  12

Section 1.10      Maximum Interest Rate....................................  12

Section 1.11      Schedules................................................  13

ARTICLE TWO
                  CREDIT FACILITIES........................................  13

Section 2.01      Credit Facilities........................................  13

Section 2.02      Maximum Borrowings.......................................  13

Section 2.03      Lenders' Commitments.....................................  14

Section 2.04      Purposes of Credit Facilities............................  14

Section 2.05      Restrictions on Borrowing................................  14

Section 2.06      Evidence of Indebtedness.................................  14

Section 2.07      Illegality...............................................  14

Section                                                                     Page
ARTICLE THREE
                  PROCEDURES APPLICABLE TO BORROWINGS........................ 14

Section 3.01      Notices of Borrowing....................................... 14

Section 3.02      Conversions................................................ 15

Section 3.03      Provisions relating to LIBOR Loans......................... 15

Section 3.04      Reliance on Oral Instructions.............................. 16

ARTICLE FOUR
                  PAYMENTS................................................... 16

Section 4.01      Repayment.................................................. 16

Section 4.02      Mandatory Prepayment....................................... 17

Section 4.03      Voluntary Prepayment....................................... 17

Section 4.04      Payments Generally......................................... 17

Section 4.05      No Credit for Trust Funds.................................. 17

Section 4.06      No Withholding............................................. 17

ARTICLE FIVE
                  INTEREST, FEES AND EXPENSES................................ 17

Section 5.01      Interest Rates and Calculation............................. 17
                        (1) Rate............................................. 17
                        (2) Calculation - US Base Rate Loans................. 18
                        (3) Calculation - LIBOR Loans........................ 18

Section 5.02      Interest on Overdue Amounts................................ 18

Section 5.03      Fees....................................................... 18

Section 5.04      Change in Circumstances.................................... 18
                  (1) Reduction in Rate of Return............................ 18
                  (2) Taxes, Reserves, Capital Adequacy, etc................. 18

Section 5.05      Reimbursement of Expenses.................................. 19

Section 5.06      Determination Conclusive................................... 19

ARTICLE SIX
                  CONDITIONS PRECEDENT....................................... 19

Section 6.01      Conditions - Initial Borrowing............................. 19

Section                                                                     Page
                (1)      Representations and Warranties True................. 20
                (2)      Resolutions and Certificates........................ 20
                (3)      Delivery of Guarantee............................... 20
                (4)      Indebtedness........................................ 20
                (5)      Corporate Management................................ 20
                (6)      Legal Opinions...................................... 20
                (7)      Notice of Borrowing................................. 21
                (8)      No Default.......................................... 21
                (9)      Due Diligence....................................... 21
                (10)     Tax Effect and Comfort Letter....................... 21
                (11)     Intercreditor Agreements............................ 21
                (12)     Organization and Capital Structure.................. 21
                (13)     Material Adverse Effect............................. 21
                (14)     Material Adverse Change............................. 21
                (15)     Fees and Disbursements.............................. 21
                (16)     Material Contracts.................................. 21
                (17)     .................................................... 21
                (18)     .................................................... 21
                (19)     .................................................... 21
                (20)     .................................................... 21

Section 6.02    Conditions - Subsequent Borrowing............................ 22
                (1)      Representations and Warranties True................. 22
                (2)      Indebtedness........................................ 22
                (3)      Notice of Borrowing................................. 22
                (4)      No Default.......................................... 22

ARTICLE SEVEN
                REPRESENTATIONS AND WARRANTIES............................... 22

Section 7.01    Representation and Warranties................................ 22
                (1)      Due Incorporation of Kingsway and Subsidiaries...... 22
                (2)      Partnership......................................... 22
                (3)      Power............................................... 22
                (4)      Due Authorization and No Conflict - Kingsway........ 22
                (5)      Due Authorization and No Conflict - Partnership..... 23
                (6)      Government Approval, Regulation, etc................ 23
                (7)      Business of the Borrowers........................... 23
                (8)      Valid and Enforceable Obligations................... 23
                (9)      Title............................................... 23
                (10)     No Actions.......................................... 23
                (11)     Financial Information............................... 24
                (12)     No Defaults or Events of Default.................... 24
                (13)     Compliance with Law................................. 24
                (14)     Reporting Issuer.................................... 24
                (15)     Compliance with Securities Laws..................... 24
                (16)     Capital............................................. 24
                (17)     Non-Dilution........................................ 24
                (18)     No Foreign Business................................. 24
                (19)     Subsidiaries........................................ 25
                (20)     Taxes............................................... 25
                (21)     Labour Matters...................................... 25

Section                                                                     Page

                  (22)  Pensions...........................................  25
                  (23)  ERISA..............................................  27
                  (24)  Accuracy of Information............................  27
                  (25)  Solvency...........................................  27
                  (26)  Shell Status; Liabilities, etc.....................  28
                  (27)  Financial Year End.................................  28
                  (28)  Guarantees.........................................  28
                  (29)  Margin Stock.......................................  28
                  (30)  Disclosure.........................................  29

Section 7.02      Survival of Representations and Warranties...............  29

ARTICLE EIGHT
                  COVENANTS................................................  29

Section 8.01      Positive Covenants.......................................  29
                  (1)   Existence - Corporate..............................  29
                  (2)   Existence - Partnership............................  29
                  (3)   Conduct of Business................................  29
                  (4)   Payment of Principal, Interest and Expenses........  29
                  (5)   Payment of Taxes and Claims........................  30
                  (6)   Cooperate With Agent and Lenders...................  30
                  (7)   Annual Financial Information.......................  30
                  (8)   Quarterly Financial Information....................  30
                  (9)   Annual Projections.................................  30
                  (10)  Use of Proceeds....................................  30
                  (11)  Currency and Interest Rate Speculation.............  30
                  (12)  Reserves...........................................  31
                  (13)  Shareholder Information............................  31
                  (14)  Securities Regulatory Filings; Certain Other
                        Notices............................................  31
                  (15)  Report to Other Creditors..........................  31
                  (16)  Other Information..................................  31
                  (17)  Insurance..........................................  31
                  (18)  Books and Records..................................  31
                  (19)  Access.............................................  31
                  (20)  Notice of Adverse Change...........................  32
                  (21)  Notice of Litigation...............................  32
                  (22)  Notice of Breach...................................  32
                  (23)  Material Contracts.................................  32
                  (24)  Compliance with Laws...............................  32
                  (25)  Year 2000 Compliance...............................  32
                  (26)  Notice.............................................  32
                  (27)  Investments........................................  32
                  (28)  Parity of Debt.....................................  32
                  (29)  Ownership of Subsidiaries..........................  32
                  (30)  Consistent Loan Documentation......................  32

Section 8.02      Financial Covenants......................................  33
                  (1)   Funded Debt to Total Capitalization................  33
                  (2)   Net Premiums Written to Capital Surplus Ratio......  33
                  (3)   Minimum Tangible Net Worth.........................  33

Section                                                                     Page

                  (4)   Combined Ratio ....................................  33
                  (5)   Interest Coverage .................................  33

Section 8.03      Restrictive Covenants ...................................  33
                  (1)   Not to Amalgamate, etc ............................  33
                  (2)   Indebtedness ......................................  33
                  (3)   Negative Pledge ...................................  33
                  (4)   No Impairment of Upstreaming ......................  33
                  (5)   No Guarantees .....................................  34
                  (6)   Restrictions on Subsidiaries and Investments ......  34
                  (7)   Material Contracts ................................  34
                  (8)   No Speculative Transactions .......................  34
                  (9)   Margin Stock ......................................  35
                  (10)  Carry on Business .................................  35
                  (12)  Announcements .....................................  35
                  (13)  Transactions with Affiliates ......................  35
                  (14)  Restricted Payments, etc ..........................  35
                  (15)  Disposition of Assets .............................  36
                  (16)  Capital Expenditures ..............................  36

ARTICLE NINE
                  EVENTS OF DEFAULT .......................................  36

Section 9.01      Events of Default .......................................  36
                  (1)   Failure to Pay Principal or Interest ..............  36
                  (3)   False Representations, Etc ........................  37
                  (4)   Cross-Default .....................................  37
                  (5)   Default in Certain Covenants ......................  37
                  (6)   Default in Other Covenants ........................  37
                  (7)   Change in Ownership or Control ....................  37
                  (8)   Insolvency ........................................  37
                  (9)   ERISA Prohibited Transactions .....................  37
                  (10)  Pension Liability .................................  37
                  (11)  Voluntary Proceedings .............................  38
                  (12)  Involuntary Proceedings ...........................  38
                  (13)  Adverse Judgments .................................  38
                  (14)  Receiver, etc .....................................  38
                  (15)  Execution, Distress ...............................  38
                  (16)  Suspension of Business ............................  38
                  (17)  Sale ..............................................  38
                  (18)  Regulatory Action .................................  38

Section 9.02      Impairment of Guarantor's Guarantee, etc.................  39

Section 9.03      Lenders May Waive........................................  39

Section 9.04      Remedies are Cumulative..................................  39

Section 9.05      Set-Off..................................................  39

Section                                                                     Page

Section 9.06      Cash Collateral Accounts.................................  39

ARTICLE TEN
                  GENERAL..................................................  39

Section 10.01     No Independent Legal Action by Lenders...................  39

Section 10.02     Redistribution of Payments...............................  39

Section 10.03     Enforcement..............................................  40

Section 10.04     Readjustment of Obligations Among Lenders................  40

Section 10.05     Notices..................................................  40

Section 10.06     Performance of Covenants by the Lenders..................  41

Section 10.07     Indemnity................................................  41

Section 10.08     No Set-Off or Counterclaim...............................  41

Section 10.09     Severability.............................................  41

Section 10.10     Time of Essence..........................................  41

Section 10.11     Assignment...............................................  41

Section 10.12     Entire Agreement.........................................  41

Section 10.13     Amendments...............................................  41

Section 10.14     Law Governing............................................  42

Section 10.15     Forum Selection and Consent to Jurisdiction..............  42

Section 10.16     Waiver of Jury Trial, etc................................  42

Section 10.17     Conflict.................................................  42

Section 10.18     Loan Syndication.........................................  42

Section 10.19     Notice of Assignment and Undertaking.....................  43

Section 10.20     Judgment Currency........................................  43

Section 10.21     Successors and Assigns...................................  43

ARTICLE ELEVEN
                  THE AGENT................................................  43

Section 11.01     Appointment and Authorization............................  43

Section                                                                     Page

Section 11.02     Interest Holders.........................................  44

Section 11.03     Documents................................................  44

Section 11.04     Agent and Affiliates.....................................  44

Section 11.05     Responsibility of Agent..................................  44

Section 11.06     Action by Agent..........................................  44

Section 11.07     Notice of Events of Default..............................  45

Section 11.08     Responsibility Disclaimed................................  45

Section 11.09     Indemnification..........................................  45

Section 11.10     Credit Decision..........................................  45

Section 11.11     Successor Agent..........................................  46

Section 11.12     Delegation by Agent......................................  46

Section 11.13     Determinations by Agent..................................  46

Section 11.14     Reliance Upon Agent......................................  47

Section 11.15     Payment Protection.......................................  47

Section 11.16     Remittance of Payments...................................  47

Section 11.17     Prompt Notice to the Lenders.............................  47

Section 11.18     Counterparts.............................................  47

                  Schedule "A" - Commitments
                  Schedule "B" - Conversion Notice
                  Schedule "C" - LIBOR Loan Notice
                  Schedule "D" - Security Interests
                  Schedule "E" - Quarterly Certificate
                  Schedule "F" - US Base Rate Loan Notice
                  Schedule "G" - Form of Opinion
                  Schedule "H" - Litigation
                  Schedule "I" - Interest Rates and Fees
                  Schedule "J" - Taxes
                  Schedule "K" - Labour Disputes
                  Schedule "L" - Pension Plans
                  Schedule "M" - Notice of Participation and Undertaking

                                CREDIT AGREEMENT

            This Agreement dated as of the 23rd day of February, 1999

AMONG:

        KINGSWAY FINANCIAL SERVICES INC. ("Kingsway") and KINGSWAY U.S. FINANCE PARTNERSHIP ("Partnership"),

        (collectively referred to herein as "Borrowers" and individually as "Borrower")

                                    - and -

        CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"),
        THE BANK OF NOVA SCOTIA ("Scotiabank"),
        LASALLE NATIONAL BANK ("LaSalle"),
        and FIRST UNION NATIONAL BANK ("First Union")

        (collectively referred to herein as "Lenders" and individually as "Lender")

                                    - and -

        THE BANK OF NOVA SCOTIA,
        As Administrative Agent and Co-Syndications Agent

        (the "Administrative Agent")

                                    - and -

        CANADIAN IMPERIAL BANK OF COMMERCE,
        As Co-Syndications Agent and Documentation Agent

        (the "Documentation Agent")

                                    - and -

        CANADIAN IMPERIAL BANK OF COMMERCE NEW YORK AGENCY

        WITNESSES THAT for valuable consideration the parties agree as follows:

                                   ARTICLE ONE

                                 INTERPRETATION

Section 1.01 Definitions. For the purposes of this Agreement and where the context does not otherwise require, the following terms shall have the following meanings:

(1) "Additional Compensation" has the meaning given to that term in Section 5.04(2).

(2) "Affiliate" of a Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with the first Person (excluding any trustee under, or any committee with responsibility for administering, any Plan), and for purposes of this definition, "control" (including with correlative meanings the terms "controlled by" and "under common control with") means if such other Person possesses, directly or indirectly,

     (a) power to vote 10% or more of the securities (on a fully diluted basis) or other equity or membership interests of such Person having ordinary voting power for the election of directors or managing general partners or members;

     (b) power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; or

     (c) beneficial ownership of 10% or more of any class of voting stock of such Person or 10% or more of all outstanding equity interests or other interests of such Person.

(3) "Agents" means collectively the Administrative Agent and the Documentation Agent and "Agent" means either one of them.

(4) "Agreement" means this agreement and the schedules hereto and any amendments or supplements to this agreement or the schedules at any time and from time to time.

(5) "Annual Statement" shall mean, with respect to any Insurance Subsidiary for any Financial Year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

(6) "Applicable Law" means, at any time, with respect to any Person, property, transaction or event, all present and future applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, consents, approvals, by-laws, permits, authorizations, guidelines, orders and policies of any governmental or regulatory body or Persons having authority over any of the parties hereto including, without limitation, applicable regulatory financial ratio guidelines.

(7)  "Borrowers" means, collectively, Kingsway and Partnership.

(8)  "Borrowing" means a use of the Credit Facilities.

(9)  "Borrowing Date" means a Business Day on which a Borrowing is made.

(10) "Branch of Account" means The Bank of Nova Scotia New York Agency, 1 Liberty Plaza, Floors 22-26, New York, N.Y. 10006.

(11) "Business Day" means a day on which banks are open for business in Toronto, Ontario other than a Saturday, Sunday or legal holiday; and in the case of a payment to a Lender resident in the United States or a Borrowing advanced by a Lender resident in the United States means a day on which banks are open for business in New York, New York other than a Saturday, Sunday or legal holiday.

(12) "Canadian Dollars" and "Cdn$" each means lawful money of Canada.

(13) "Canadian Property and Casualty Industry Average Combined Ratio" means such ratio as established on a quarterly and annual basis by the Insurance Bureau of Canada.

(14) "Capital Expenditures" means expenditures made for the purchase, lease or acquisition of assets required to be capitalized in accordance with GAAP, including, without limiting the generality of the foregoing, fixed assets and real property but excluding Permitted Acquisitions.

(15) "Capital Lease" means any lease of any property (whether real, personal or mixed) by any Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

(16) "Capitalized Lease Obligations" means monetary obligations under agreements for the lease or rental of real or personal property that in accordance with GAAP are required to be classified and accounted for as Capital Leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

(17) "Capital Surplus Ratio" means the aggregate of Net Written Premiums as a percentage of Statutory Capital and Surplus.

(18) "Claims Incurred" means the aggregate of all claims paid during an accounting period adjusted by the change in claims reserved for that accounting period together with (i) the related loss adjustment expense, and (ii) expenses of claims handling customarily recognized by Kingsway in its calculation of Claims Ratio in its quarterly reporting.

(19) "Claims Ratio" or "Loss Ratio" means Claims Incurred, net of reinsurance, expressed as a percentage of net earned premiums.

(20) "Closing Date" means February 26, 1999.

(21) "COBRA" means continuation coverage described in Part 6 of Title 1 of ERISA.

(22) "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

(23) "Combined Ratio" means the sum of the Claims Ratio plus the Expense Ratio.

(24) "Commitment" means the commitment of each Lender to permit Borrowings by the Borrowers in the aggregate amount of US Dollars set forth opposite such Lender's name on Schedule "A" as such Schedule may be amended from time to time in accordance with this Agreement.

(25) "Commonly Controlled Entity" means an entity whether or not incorporated which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes a Borrower and which is treated as a single employer under Section 414 of the Code.

(26) "Consolidated" means when used to describe the calculation of any amount relating to Kingsway, the Guarantor and the Subsidiaries, consolidated in accordance with GAAP.

(27) "Contractual Currency" has the meaning set out in Section 10.20.

(28) "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

(29) "Conversion" means the conversion of one manner of Borrowing permitted hereunder into another manner of Borrowing permitted hereunder.

(30) "Conversion Date" means the date upon which a Conversion is effected.

(31) "Conversion Notice" means a notice requesting a Conversion substantially in the form of Schedule "B" annexed hereto.

(32) "Credit Facilities" means the credit facilities made available by the Lenders to the Borrowers under Article Two being the Kingsway Facility and the Partnership Facility.

(33) "Default" means any of the events described in Sections 9.01(1)-(18) regardless of whether any requirement in connection with such event for the giving of notice, the lapse of time, or both, has been satisfied or met.

(34) "Demand" means any communication of demand for payment of all or any portion of the Outstanding Obligations, whether made in writing or otherwise, by the Administrative Agent or any Lender.

(35) "EBITDA" means in respect of any period, net income for such period adding back amounts deducted in such period for interest, income taxes (whether paid or deferred), depreciation, amortization, and extraordinary losses (or deducting amounts included for extraordinary gains) all of which shall be determined in accordance with GAAP.

(36) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the regulations thereunder having the force of law, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

(37) "Event of Default" means any of the events specified in Sections 9.01(1)-(18), provided that any requirement in connection with such event for the giving of notice, the lapse of time or both, has been satisfied or met.

(38) "Expense Ratio" means the commission expense, premium tax expense and all general and administrative expenses (other than amounts included in general and administrative expenses on account of the amortization of goodwill) incurred during an accounting period expressed as a percentage of net earned premiums.

(39) "Financial Year" of an entity means the 12 month period ending on the fiscal-year end of that entity in each year.

(40) "F.R.S. Board" means the Board of Governors of the U.S. Federal Reserve System or any successor thereto.

(41) "Funded Debt" means Indebtedness for borrowed money including, without limitation, Capitalized Lease Obligations, Purchase Money Obligations, contingent liabilities under outstanding letters of credit (excluding letters of credit the beneficiary of which is a Borrower, the Guarantor or any Subsidiary) and all principal and interest and all fees incurred in respect of such Indebtedness.

(42) "GAAP" means generally accepted accounting principles which are in effect in Canada from time to time applied in a consistent manner from period to period.

(43) "Governmental Authority" means any nation or government, any province, state, municipality, local or other political subdivision thereof and any agency, instrumentality or other entity thereof exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(44) "Guarantee" means, with respect to a Person, any absolute or contingent liability of that Person under any guarantee, agreement, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse or other obligation to pay, purchase, repurchase or otherwise be or become liable or obligated upon or in respect of any Indebtedness of any other Person and including any absolute or contingent obligations to:

     (i) advance or supply funds for the payment or purchase of any Indebtedness of any other Person,

     (ii) purchase, sell or lease (as lessee or lessor) any property, assets, goods, services, materials or supplies primarily for the purpose of enabling any other Person to make payment of Indebtedness or to assure the holder thereof against loss, or

     (iii) indemnify or hold harmless any other Person from or against any losses, liabilities or damages, in circumstances intended to enable such other Person to incur or pay any Indebtedness or to comply with any agreement relating thereto or otherwise to assure or protect creditors against loss in respect of such Indebtedness, but shall not include any contract of reinsurance entered into by any Subsidiary with any other Subsidiary.

     Each Guarantee shall be deemed to be in an amount equal to the amount of the Indebtedness in respect of which the Guarantee is given, unless the Guarantee is limited to a determinable amount in which case the amount of the Guarantee shall be deemed to be the lesser of the amount of the Indebtedness in respect of which the Guarantee is given and such determinable amount.

(45) "Guaranteed Pension Plan" means any pension plan maintained by a Borrower or any Guarantor, or to a Borrower or any Guarantor contributes, some or all of the benefits under which are guaranteed by the PBGC.

(46) "Guarantor" means Kingsway America Inc., a Delaware corporation.

(47) "Guarantor's Guarantee" means the unlimited and unconditional guarantee issued by the Guarantor in favour of the Agents and Lenders in respect of the Outstanding Obligations in form and content satisfactory to the Documentation Agent.

(48) "Indebtedness" of a Person means, without duplication,

     (i) all debts, liabilities and obligations, direct, indirect, liquidated, unliquidated, contingent and other, including principal, interest, charges and fees, which in accordance with GAAP would be classified upon the Person's balance sheet as liabilities including, without limitation, liabilities under currency and interest rate hedging agreements and similar agreements, all Capitalized Lease Obligations, Purchase Money Obligations and all Guarantees of such debts, liabilities and obligations, and

     (ii) all obligations secured by any Security Interest, including principal, interest, charges and fees, existing on property owned or acquired by the Person subject to such Security Interest whether or not the Person has assumed or otherwise become liable for the payment of such obligations.

(49) "Insurance Regulatory Authority" shall mean, with respect to any Insurance Subsidiary, the insurance department or similar governmental authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

(50) "Insurance Subsidiary" shall mean any Subsidiary of the Borrower the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the Applicable Law of its jurisdiction of domicile.

(51) "Intercreditor Agreement" means collectively an intercreditor agreement between CIBC and the Agents and the Lenders and an intercreditor agreement between Scotiabank and the Agents and the Lenders substantially in the form of Schedule "C".

(52) "Interest Coverage Ratio" means the ratio of EBITDA to Interest Expense.

(53) "Interest Expense" means for any Person and for any period the aggregate amount determined in accordance with GAAP of interest expenses in respect of Indebtedness (other than intercompany indebtedness) including, without limitation, all but the principal component of expenses in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or accrued by such Person during such period. For the purposes of this definition, interest expense on Capitalized Lease Obligations shall be calculated at the interest rate specified in the relevant leases, or if no such rate is specified therein, an interest rate reasonably determined in accordance with GAAP.

(54) "Interest Payment Date" means, in respect of US Base Rate Loans, the last Business Day of each month and in respect of a LIBOR Loan, means the last day of the applicable LIBOR Period, save in respect of LIBOR Loans with LIBOR Periods of 180 days, "Interest Payment Date" means the 90th day of such LIBOR Period and the last day of such LIBOR Period.

(55) "Kingsway Facility" means the non-revolving term credit facility in the maximum principal amount of $10,000,000 US made available by the Agents and the Lenders to Kingsway under Section 2.01(a).

(56) "Lenders" means, on the Closing Date, CIBC, Scotiabank, LaSalle and First Union, and thereafter all financial institutions then currently participating in the Credit Facilities.

(57) "LIBO Rate" means, relative to any LIBOR Loan:

     (a) the rate of interest per annum of the offered quotations for deposits in US Dollars for a period equal or comparable to the LIBOR Period in an amount comparable to the Borrowing as such rate is reported on the display designated as "page 3750" or "page 3740", as applicable (or any replacement pages) by "Telerate - The Financial Information Network" published by Telerate Systems, Inc. at or about 10:00 a.m. (London, England time) on the applicable Rate Fixing Day; or

     (b) if a rate cannot be determined under paragraph (a) above, the rate determined by the Administrative Agent to be the arithmetic average (rounded up if necessary, to the nearest 1/16 of 1%) of such rates as reported on the display page designated as the page (or any replacement page) for the offering of deposits in US Dollars (for example, the LIBO page in the case of United States Dollars) by Reuters Money Market Service (or its successor) for a period equal to or comparable to the Interest Period and in an amount comparable to the Advance at or about 10:00 a.m. (London, England time) on the applicable Rate Fixing Day provided that at least two such rates are reported on such page; or

     (c) if a rate cannot be determined under either of paragraphs (a) or (b) above, the rate determined by the Administrative Agent for a particular LIBOR Period to be the arithmetic average of the rates per annum at which deposits in the currency in which the LIBOR Loan is requested in immediately available funds are offered to the Lenders in the London interbank market for a period equal to or comparable to the LIBOR Period and an amount comparable to the Borrowing at or about 10:00 a.m. (London, England time) on the applicable Rate Fixing Day;

     For the purposes of this definition, "Rate Fixing Day" means in respect of each LIBOR Period, the second Business Day before the first day of such LIBOR Period.

(58) "LIBO Rate (Reserve Adjusted)" means, relative to any US Dollar loan to be made, continued or maintained as, or converted into, a LIBOR Loan for any LIBOR Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

          LIBO Rate          =                    LIBO Rate
                                ------------------------------------------------

    (Reserve Adjusted)              1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any LIBOR Period will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent two Business Days before the first day of such LIBOR Period.

(59) "LIBOR Banking Day" means any Business Day which is also a day on which US Dollar transactions can be conducted by and between the Administrative Agent and leading banks in Toronto, Ontario and the interbank eurocurrency markets in London, England and New York, New York, U.S.A.

(60) "LIBOR Loan" means a US Dollar loan made by a Lender to a Borrower on which the interest rate is calculated with reference to the LIBO Rate (Reserve Adjusted).

(61) "LIBOR Loan Notice" means a Notice requesting a Borrowing by way of a LIBOR Loan to be given to the Administrative Agent in writing, substantially in the form annexed hereto as Schedule "D".

(62) "LIBOR Loan Rollover" means the replacement in whole or in part of a maturing LIBOR Loan with another LIBOR Loan of an identical principal amount.

(63) "LIBOR Loan Rollover Date" means the date upon which a LIBOR Loan Rollover occurs.

(64) "LIBOR Period" means the period for computing interest from time to time on a LIBOR Loan as stated herein.

(65) "LIBOR Reserve Percentage" means, relative to any LIBOR Period, the reserve percentage, if any (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such LIBOR Period.

(66) "Lines of Business" means the following lines of business: any property and casualty insurance, property and casualty reinsurance, premium financing, claims adjusting, insurance agency, and any ancillary business in which the Guarantor and its Subsidiaries are engaged in as of the date hereof or any other business substantially similar to such lines of business.

(67) "Loan Documents" means this Agreement, the Guarantor's Guarantee and any other document, agreement or certificate executed in connection herewith, including, without limitation, any currency or interest rate hedging agreements or any agreements of similar effect.

(68) "Majority of the Lenders" means Lenders with Commitments hereunder of not less than 66 2/3% of the Total Commitment, provided that the "Majority of the Lenders" means 100% of the Lenders for the purpose of voting in respect of any of the following matters:

     (i) any increase in the Total Commitment or any Commitment or the amount of Borrowings permitted to be outstanding hereunder;

     (ii) any decrease in any interest or other rate payable hereunder or in any fee payable hereunder;

     (iii) any extension of the Maturity Date or any reduction or forgiveness of principal of, or interest on, any Borrowing;

     (iv)   any amendment to this definition or to Section 10.13;

     (v)    the release of the Guarantor's Guarantee;

     (vi) any change to the types of Borrowing other than as contemplated hereunder;

     (vii)  any postponement of any Interest Payment Date; and

     (viii) any waiver of any Event of Default under Subsections 9.01(8)(11)(12) or (14).

(69) "Material Adverse Effect" means a material adverse effect on (i) the business, assets, prospects, or financial or other condition of a Borrower or the Guarantor, (ii) the Borrowers' ability to pay or perform the Outstanding Obligations in whole or in part in accordance with the terms hereof, (iii) the rights and remedies of an Agent or a Lender under the Loan Documents, or (iv) the business, assets, prospects of financing or other condition of a Subsidiary which result in a material adverse effect on a Borrower or the Guarantor.

(70) "Material Subsidiary" means all those Subsidiaries marked as a Material Subsidiary on Schedule "G" and any other Subsidiary which beneficially own assets of more than $5,000,000 in the aggregate.

(71) "Maturity Date" means the day which is five years plus one day from the date of the initial Borrowing hereunder. The date of initial Borrowing hereunder shall be no later than March 5, 1999.

(72) "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

(73) "Net Income" means earnings of the Borrowers after deducting all expenses and taxes in accordance with GAAP, calculated on a Consolidated basis.

(74) "Net Written Premiums" shall mean, with respect to any Insurance Subsidiary at any time, the amount of premiums written (after deducting or adding premiums on business ceded to or assumed from others) as shown in the case of an Insurance Subsidiary domiciled in the United States on line 32, page 9, Part 2B, column 4 of the Annual Statement of such Insurance Subsidiary or on the equivalent line of the Annual Statement in respect of Insurance Subsidiaries not domiciled in the United States, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

(75) "Outstanding Borrowings" means the aggregate of the principal amount of all Outstanding Kingsway Loans and the principal amount of all Outstanding Partnership Loans.

(76) "Outstanding Obligations" means without duplication the aggregate of (i) Outstanding Borrowings, (ii) all unpaid interest and fees thereon as herein provided, and (iii) all other indebtedness, liabilities and obligations (including without limitation under any indemnities) herein and under the Loan Documents and (iv) all other fees, charges and expenses required to be paid by a Borrower to the Agents or the Lenders or any of them, hereunder or under any of the Loan Documents.

(77) "Outstanding Kingsway Loans" means the aggregate of the principal amount of all US Base Rate Loans and LIBOR Loans outstanding under the Kingsway Facility.

(78) "Outstanding Partnership Loans" means the aggregate of the principal amount of all US Base Rate Loans and LIBOR Loans outstanding under the Partnership Facility.

(79) "Participants" has the meaning set out in Section 10.18.

(80) "Partnership Facility" means the non-revolving term credit facility in the maximum principal amount of $90,000,000 US made available by the Agents and the Lenders to Partnership under Section 2.01(b).

(81) "PBGC" means the United States Pension Benefit Guarantee Corporation and any entity succeeding to any or all of its functions under ERISA.

(82) "Permitted Acquisition" shall mean (a) any acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the Lines of Business, (ii) any capital stock given as consideration in connection therewith shall be capital stock of Kingsway, (iii) in the case of an acquisition involving the acquisition of control of capital stock of any Person, immediately after giving effect to such acquisition such Person (or the surviving Person, if the acquisition is effected through a merger or consolidation) shall be Kingsway or a wholly owned subsidiary of Kingsway, and (iv) all of the conditions and requirements of Section 8.03(6) applicable to such acquisition are satisfied; or (b) any other acquisition to which the Majority of the Lenders (or the Administrative Agent on their behalf) shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Majority of the Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in Section 8.03(6), and in or pursuant to any such consent, have been satisfied or waived in writing by the Majority of the Lenders (or the Agent on their behalf).

(83) "Permitted Encumbrances" means:

     (i) inchoate or statutory liens or trust claims for taxes, assessments and other governmental charges or levies which are not delinquent or the validity of which are currently being contested in good faith by appropriate proceedings provided that there shall have been set aside a reserve to the extent required by GAAP in an amount which is reasonably adequate with respect thereto;

     (ii) Security Interests securing Purchase Money Obligations or Capitalized Lease Obligations provided the Security Interest charges only the asset subject of the Purchase Money Obligations or Capitalized Lease Obligations and no other asset;

     (iii) Security Interests, other than those described in this Section 1.01(83), the existence of which have been disclosed in writing to the Administrative Agent and consented to by the Administrative Agent and a Majority of the Lenders in writing; and

     (iv) Security Interests securing indebtedness of Subsidiaries which are premium finance companies not exceeding US $10,000,000 in the aggregate;

     (v)   Security Interests described in Schedule "E"; and

     (vi) a mortgage in the principal amount of US $698,987 issued by Auto Body Tech Inc. in favour of Republic National Bank bearing interest at 10% per year maturing July 2017.

(84) "Permitted Indebtedness" means the following Indebtedness of Kingsway, the Subsidiaries or the Guarantor:

     (i)   the Outstanding Obligations;

     (ii) current accounts payable arising in the ordinary course of business from the purchase of goods and services;

     (iii) any other Indebtedness specifically permitted hereunder;

     (iv) Capitalized Lease Obligations and Purchase Money Obligations, including, without limitation, Indebtedness to non-vendor third parties incurred to finance the acquisition of new assets;

     (v) Indebtedness in respect of which a Majority of the Lenders have given their prior written consent as to existence and ranking;

     (vi) any other Indebtedness for borrowed money not otherwise permitted hereunder incurred by any Subsidiary that is a premium finance company not exceeding $10,000,000 US Dollars in the aggregate or with the consent of a Majority of the Lenders a greater amount;

     (vii) Indebtedness in favour of CIBC in respect of a 364 day committed credit facility (currently in the maximum principal amount of $25,000,000 Cdn. Dollars);

     (viii) Indebtedness in favour of Scotiabank under a 364 day committed credit facility (currently in the maximum principal amount of $25,000,000 US Dollars);

     (ix) Indebtedness in favour of any other lender in respect of 364 day committed credit facilities provided such facilities are on substantially the same terms and conditions as those credit facilities described in Subsection 1.01(84)(vii) and (viii) and provided the lenders under such credit facilities enter into intercreditor agreements substantially in the form of the Intercreditor Agreements;

     (x) intercompany indebtedness, provided such indebtedness is unsecured and subordinated in right of collection and payment to the Outstanding Obligations pursuant to subordination agreements in form and content satisfactory to the Agents and the Lenders. In limitation of the foregoing, Subsidiaries of Kingsway domiciled in the U.S. are permitted to make intercompany loans to Subsidiaries of Kingsway domiciled outside of the U.S. only to the extent that all such intercompany loans do not exceed $10,000,000 in the aggregate from the date hereof until December 31, 1999, and do not exceed $5,000,000 in the aggregate thereafter until the termination of the Outstanding Obligations;

     (xi) Indebtedness under currency hedging agreements entered into in the normal course of business;

     (xii) Indebtedness under interest rate hedging agreements entered into in conjunction with this Agreement; and

     (xiii) Indebtedness under the mortgage described in Subsection 1.01(83)(vi) not to exceed US $698,987.00.

(85) "Person" includes an individual, a partnership, a joint venture, a trust, an unincorporated organization, a company, a corporation, an association, a government or any department or agency thereof and any other incorporated or unincorporated entity.

(86) "Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer
     Plan), and to which either Borrower or any of such Borrower's Subsidiaries or any corporation, trade or business that is, along with such Borrower, a member of a Controlled Group, may have liability.

(87) "Purchase Money Obligations" means the outstanding balance of the purchase price of real and/or personal property (including shares), title to which has been acquired or will be acquired upon payment of such purchase price, or Indebtedness to non-vendor third parties incurred to finance the acquisition of such new and not replacement real and/or personal property or any refinancing of such Indebtedness or outstanding balance.

(88) "Quarterly Certificate" means a completed certificate in the form of Schedule "F" signed by a senior officer of Kingsway without personal liability, as such form may be amended from time to time by mutual agreement of the Borrowers and the Administrative Agent, which shall include, among other things, confirmation that the Borrowers are operating in accordance with applicable regulatory financial ratio guidelines and a summary of invested assets of Kingsway on a Consolidated basis, including the status of margin positions.

(89) "Rateable Portion" of a Lender means the quotient obtained by dividing that Lender's Commitment by the Total Commitment, all as set forth in Schedule "A", as Schedule "A" may be amended from time to time in accordance with the provisions of this Agreement.

(90) "Reorganization" means a corporate reorganization, amalgamation and/or series of asset or share transfers or other similar transactions.

(91) "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA other than those events as to which the thirty day notice period is waived under Subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. 2615.

(92) "SAP" means for each Subsidiary the accounting principles to be applied by the applicable Insurance Regulatory Authority in effect from time to time.

(93) "Security Interest" includes a mortgage, charge, floating charge, pledge, hypothec, assignment, lien (statutory or otherwise), encumbrance, conditional sale agreement or other title retention agreement, subordination trust or other security interest or arrangement of any kind or character intended to create a security interest in substance regardless of whether the person creating the interest retains an equity of redemption, and any agreement to provide or enter into at any time or on the happening of any event such a security interest or arrangement.

(94) "Senior Debt" means the aggregate of (i) all indebtedness of the Borrowers, the Guarantor and the Subsidiaries for Funded Debt other than Subordinated Debt, (ii) indebtedness under Capitalized Lease Obligations, and (iii) indebtedness pursuant to Guarantees other than such indebtedness incurred under surety or similar bonds issued by insurance company subsidiaries in the ordinary course of business.

(95) "Senior Funded Debt" means indebtedness of the Borrowers, the Guarantor and the Subsidiaries for Funded Debt other than Subordinated Debt.

(96) "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

(97) "Statutory Capital and Surplus" shall mean, as to any Insurance Subsidiary, as of any date, the sum (without duplication) of the total amounts shown
     (i) with respect to an Insurance Subsidiary not legally domiciled in the United States, the shareholders' equity of such Insurance Subsidiary as determined in accordance with GAAP, and (ii) with respect to any other Insurance Subsidiary domiciled in the United States, on line 27, column 1, page 3 of the Annual Statement of such Insurance Subsidiary, or the sum of amounts determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

(98) "Subordinated Debt" means Indebtedness which has been validly and absolutely postponed and subordinated in right of payment and collection to the repayment in full of the Outstanding Obligations pursuant to subordination agreements in form and content satisfactory to the Agents and the Lenders.

(99) "Subsidiaries" means, on the Closing Date, those entities listed in Schedule "G", and, following the Closing Date, as to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation will or might have voting power upon the occurrence of any contingency),
      (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

(100) "Tangible Net Worth" at any time means the shareholders' equity less goodwill less other assets normally regarded as intangible under GAAP.

(101) "Tax" and "Taxes" include all present and future income, corporation, capital gains, capital, value-added, goods and services taxes and other taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax and all penalties, interest and other payments on or in respect thereof.

(102) "Tax Returns" means all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, laws, rules and regulations of any federal, provincial, municipal, city or foreign governmental taxing authority and "Tax Return" shall mean any one thereof.

(103) "Total Capitalization" means without duplication the aggregate of (i) Funded Debt plus (ii) shareholders equity all of which shall be calculated on a Consolidated basis and in accordance with GAAP.

(104) "Total Commitment" means the aggregate of the Commitments of the Lenders.

(105) "US Base Rate" means in respect of US Dollar loans made to a Borrower in the United States of America for any day, a fluctuating rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of:

      (a)  the U.S. Prime Rate in effect on such day; and

      (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

      For purposes of this definition:

      "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average quotations, for the day, of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "U.S. Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. The U.S. Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors.

      If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent clearly demonstrable error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure to obtain sufficient quotations in accordance with the terms thereof, the US Base Rate shall be determined without regard to clause (b) until the circumstances giving rise to such inability no longer exist. Any change in the US Base Rate due to a change in the U.S. Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the date of such change.

(106) "US Base Rate Loans" means a loan in US Dollars by a Lender to a Borrower on which interest is calculated with reference to the US Base Rate.

(107) "US Base Rate Loan Notice" means a notice requesting a US Base Rate Loan to be given to the Administrative Agent in writing, substantially in the form annexed as Schedule "H".

(108) "US Dollars" and "US $" means lawful money of the United States of America.

(109) "US GAAP" means generally accepted accounting principles which are in effect in the United States of America from time to time applied in a consistent manner from period to period.

(110) "Voting Control" means any Person or group of Persons acting in concert as a partnership or other group other than the Borrower or a group comprised solely of such Persons, that, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, becomes the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 20% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

(111) "written" and "in writing" shall include printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception including telex, telegraph or telecopy.

(112) "Year 2000 Compliant" means that (a) the services, products or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (b) neither the performance nor the functionality nor the business' provision of the services, products and other item(s) at issue will be materially affected by any dates/times prior to, on, after or spanning January 1, 2000. The design of the services, products and other item(s) at issue to ensure compliance with the representations and warranties contained in this Agreement includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999 and 2000. In particular, but without limitation, (i) no value for current date/time will cause any material error, interruption or decreased performance in or for such services, products and other item(s), (ii) all manipulations of date and time related data (including calculating, comparing, sequencing, processing and outputting) will produce correct results for all valid dates and times when used independently or in combination with other services, products and/or items, (iii) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (iv) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorization codes, passwords and zaps (purge functions) will function normally and in the same manner during, prior to, on and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) the business' supply of the services, products and other item(s) will not be materially interrupted, delayed, decreased or otherwise affected by the advent of the year 2000.

Section 1.02 Audited Financial Statements. All references in this Agreement to audited financial statements of a corporation, including the balance sheet and related statements of income, retained earnings and changes in financial position, mean Consolidated financial statements prepared by the corporation in accordance with GAAP or US GAAP, as applicable, together with an auditor's opinion that the statements fairly present the financial position of the corporation and the results of its operations for the Financial Year reported on in accordance with GAAP or US GAAP, as applicable. For greater certainty, financial statements prepared in respect of Kingsway and Subsidiaries domiciled in Canada shall be prepared in accordance with GAAP, and financial statements of Partnership, the Guarantor and Subsidiaries domiciled in the United States shall be prepared in accordance with US GAAP.

Section 1.03 US Currency. Unless otherwise specified herein, all amounts and values referred to in this Agreement shall be calculated in lawful money of the United States of America.

Section 1.04 Interest Act. Unless otherwise specified, all annual rates of interest referred to herein are based on a calendar year of 360 days.

Section 1.05 Change in Rates. Any change in the US Base Rate is to be effective on the date such change is established whether or not the Borrowers receive notice thereof.

Section 1.06 Headings and Table of Contents. The division of this Agreement into Articles and Sections and the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

Section 1.07 References. All references to Sections, Articles and Schedules are to Sections and Articles of and Schedules to this Agreement. The words "hereto", "herein", "hereof", "hereunder", "this Agreement" and similar expressions mean and refer to this Agreement.

Section 1.08 Number and Gender. Where the context so requires, words importing the singular include the plural and vice versa, and words importing gender include the masculine, feminine and neuter genders.

Section 1.09 Copies. Whenever a Borrower is required by this Agreement to deliver documentation to the Administrative Agent for distribution to the Lenders, such Borrower shall deliver to the Administrative Agent a sufficient number of copies of the relevant document so that each Lender is provided with at least one copy.

Section 1.10    Maximum Interest Rate.

        (a) In the event that any provision of this Agreement would oblige a Borrower to make any payment of interest or any other payment which is construed by a court of competent jurisdiction to be interest in an amount or calculated at a rate which would be prohibited by applicable law, regulation, order, rule or direction (a "Usury Restraint") which prohibits or restricts the charging, receipt or retention of interest or other amounts at the rates and amounts set forth herein (the "Stated Rate") in excess (the "Excess") of the maximum rates or amount (the "Maximum Rate") stipulated in the Usury Restraint, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted nunc pro tunc to the Maximum Rate, such adjustment to be effected, to the extent necessary, as follows:

                (i) firstly, by reducing the amount or rate of interest required to be paid under Section 5.01 of this Agreement; and

                (ii) thereafter, by reducing any fees, commissions, premiums and other amounts which would constitute interest for the purposes of such Usury Restraint;

        (b) If, notwithstanding the provisions of clause (a) of this Section and after giving effect to all adjustments contemplated thereby, the Agents, the Lenders, or any of them, shall have received an amount in excess of the Maximum Rate, then such Excess shall be applied by the Administrative Agent (on behalf of the Lenders) rateably in accordance with the Lenders' respective Commitments, to the reduction of the principal balance of the Outstanding

          Borrowings and not to the payment of interest or if such excessive interest exceeds such principal balance, such Excess shall be refunded to the Borrowers; and

     (c) Any amount or rate of interest referred to in this Section shall be determined in accordance with generally accepted actuarial practices and principles at an effective annual rate of interest over the term of this Agreement on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in Usury Restraint) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the terms of this Agreement and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent (on behalf of the Lenders) shall be conclusive for the purposes of such determination.

Section 1.11 Schedules. The Schedules forming part of this Agreement are as follows:

          Schedule "A" -     Commitments
          Schedule "B" -     Conversion Notice
          Schedule "C" -     Intercreditor Agreement
          Schedule "D" -     LIBOR Loan Notice
          Schedule "E" -     Security Interests
          Schedule "F" -     Quarterly Certificate
          Schedule "G" -     Subsidiaries
          Schedule "H" -     US Base Rate Loan Notice
          Schedule "I" -     Form of Opinion
          Schedule "J" -     Litigation
          Schedule "K" -     Interest Rates and Fees
          Schedule "K1" -    Directors' Qualifying Shares
          Schedule "L" -     Taxes
          Schedule "M" -     Labour Disputes
          Schedule "N" -     Pension Plans
          Schedule "O" -     Consents
          Schedule "P" -     Jurisdictions
          Schedule "Q" -     Notice of Participation and Undertaking

                                   ARTICLE TWO

                                CREDIT FACILITIES

Section 2.01 Credit Facilities.

     (a) Kingsway Facility. Subject to the provisions of this Agreement, each of the Lenders severally agrees to make available to Kingsway such Lender's Commitment in respect of the Kingsway Facility by way of US Base Rate Loans and LIBOR Loans.

     (b) Partnership Facility. Subject to the provisions of this Agreement, each of the Lenders severally agrees to make available to Partnership such Lender's Commitment in respect of the Partnership Facility by way of US Base Rate Loans and LIBOR Loans.

The obligations of the Lenders hereunder with respect to the Credit Facilities are several and not joint and, accordingly, no Lender shall be liable to either Borrower or any other Person for any failure or delay in performance by any other Lender hereunder, or under any other document, instrument or agreement contemplated hereunder. In the event any Lender shall fail to perform any of its obligations hereunder at any time, the remaining Lenders, or any one or more of them, shall have the option, but shall be under no obligation, to assume the obligations hereunder of such defaulting Lender, and if the remaining Lenders, or any one or more of them, shall elect to assume such defaulted obligations, appropriate amendments, if necessary, shall be made to this Agreement to reflect such assumption.

Section 2.02 Maximum Borrowings.

     (a)  Outstanding Borrowings shall at no time exceed US $100,000,000.

     (b)  Outstanding Kingsway Loans shall at no time exceed US $10,000,000.

     (c)  Outstanding Partnership Loans shall at no time exceed US $90,000,000.

Section 2.03 Lenders' Commitments. As nearly as may be practicable in the circumstances, the portion of the Outstanding Borrowings at any time provided by each Lender shall be approximately equal to each such Lender's Rateable Portion.

Section 2.04 Purposes of Credit Facilities. Kingsway shall use all the proceeds of loans advanced under the Kingsway Facility to make a capital contribution to Partnership in the amount of US $10,000,000. Partnership shall use the proceeds of loans advanced under the Partnership Facility to make a capital contribution to Kingsway US Tier II Finance Partnership which in turn will make a capital contribution to Kingsway Finance Nova Scotia ULC which in turn will make a capital contribution to the Guarantor (in each case in the amount of $100,000,000) for general corporate purposes, including the financing of working capital and Permitted Acquisitions and the repayment or reduction of existing credit facilities.

Section 2.05 Restrictions on Borrowing. A Borrower shall not request a Borrowing if the result thereof would create or cause a breach of any term, representation, warranty or covenant hereof.

Section 2.06 Evidence of Indebtedness.

(a) Each Lender shall maintain accounts and records evidencing the obligations of the Borrowers to such Lender hereunder. The Lender's accounts and records shall constitute prima facie evidence of the indebtedness of the Borrowers to such Lender hereunder in the absence of manifest error.

(b) The Administrative Agent shall open and maintain on its books control accounts evidencing Borrowings made by the Lenders hereunder and all other amounts owed by the Borrowers to the Lenders hereunder.

Section 2.07 Illegality. If the introduction of or any change in any Applicable Law or in the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof, makes it unlawful or prohibited for a Lender to make, to fund or to maintain its Commitment or any portion thereof or to perform any of its obligations under this Agreement, such Lender may, by ten days written notice to the Administrative Agent and the Borrowers (unless the provision of the Applicable Law requires earlier prepayment in which case the notice period shall be such shorter period as required to comply with the Applicable Law), terminate its obligations under this Agreement and in such event, subject to the right of any Lender to assume the obligations of the terminating Lender, the affected Borrowers shall prepay the affected Borrowings forthwith (or at the end of such period as the terminating Lender in its discretion agrees), without notice or penalty (other than breakage costs), together with all accrued but unpaid interest and fees as may be applicable to the date of payment, or such Lender may, by written notice to the Borrowers, convert such Borrowings forthwith into another basis of Borrowing available under this Agreement.

                                  ARTICLE THREE

                       PROCEDURES APPLICABLE TO BORROWINGS

Section 3.01 Notices of Borrowing. Subject to the terms and conditions hereof, a Borrower may obtain a Borrowing or a Conversion by giving the Administrative Agent prior written notice on any Business Day prior to the Maturity Date no later than 11:00 a.m. (Toronto time) on the date of issuance of such notice in the form of a US Base Rate Loan Notice or a LIBOR Loan Notice, as appropriate, as set out below:

          Type                                          Prior Notice

     (i)  US Base Rate Loans (including
          Conversions into US Base Rate Loans)          1 Business Day

     (ii) LIBOR Loans (including conversions
          into LIBOR Loans)                             3 Business Days

Section 3.02 Conversions. Subject to Section 3.01, a Borrower may convert US Base Rate Loans into LIBOR Loans at any time. Subject to Section 3.01, a Borrower may convert LIBOR Loans into US Base Rate Loans on the maturity date of the applicable LIBOR Loan.

Section 3.03 Provisions relating to LIBOR Loans.

(1) Subject to availability, each LIBOR Loan shall have a LIBOR Period of one month, two months, three months or six months at the option of the Borrower. A Borrower shall not be entitled to obtain a LIBOR Loan which matures after the Maturity Date.

(2) The principal amount of LIBOR Loans outstanding at any time shall be not less than US $1,000,000 and are available in whole multiples of US $100,000.

(3) If the Administrative Agent shall have determined in good faith that (a) US Dollar deposits in the relevant amount and for the relevant LIBOR Period are not available to the Administrative Agent in the London interbank eurocurrency market or (b) by reason of circumstances affecting the London interbank eurocurrency market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Loans, then, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders hereunder to make or continue any Borrowings as, or to convert any Borrowings into, LIBOR Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist and the Administrative Agent and the Lenders shall be entitled to convert the contemplated LIBOR Loan into a US Base Rate Loan.

(4) In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Borrowing as, or to convert any portion of the principal amount of any Borrowing into, a LIBOR
     Loan) as a result of

     (a) any conversion or repayment or prepayment of the principal amount of any LIBOR Loans on a date other than the scheduled last day of the LIBOR Period applicable thereto;

     (b) any Borrowings not being made as LIBOR Loans in accordance with the LIBOR Loan Notice therefor; or

     (c) any Borrowings not being converted into LIBOR Loans in accordance with the Conversion Notice therefor,

     then, upon the written notice of such Lender to the Borrowers (with a copy to the Administrative Agent), the Borrowers shall promptly (and, in any event, within three Business Days of receipt of such notice) pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

(5) Overdue amounts in respect of a LIBOR Loan (including overdue interest) may at the option of the Administrative Agent be either converted into a US Base Rate Loan or considered to be a LIBOR Loan for one or more LIBOR Periods or durations as the Administrative Agent may determine, and bearing interest at the applicable interest rate both before and after default, Demand and judgment.

(6) The Borrowers shall repay the principal amount of each LIBOR Loan on the LIBOR Loan Rollover Date unless:

     (a) the maturing LIBOR Loan is renewed pursuant to a LIBOR Loan Rollover or converted into a US Base Rate Loan pursuant to a Conversion; or

     (b) repayment of the Outstanding Obligations shall have been accelerated or otherwise required to be paid at an earlier date pursuant to the terms hereof, in which case LIBOR Loans shall be repaid on the date such repayment is due.

(7) If on the applicable LIBOR Loan Rollover Date a LIBOR Loan is not repaid on its renewal pursuant to a LIBOR Loan Rollover or converted pursuant to a Conversion, the Lenders may, at the option of the Majority of the Lenders, convert the maturing LIBOR Loan into a US Base Rate Loan or renew the maturing LIBOR Loan by way of a further LIBOR Loan for such LIBOR Period as the Administrative Agent may determine in its sole discretion.

(8) Each Lender may, if it so elects, fulfill its obligation to make, continue or convert a LIBOR Loan hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBOR Loan; provided, however, that such LIBOR Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of a Borrower to repay such LIBOR Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 2.07, 3.03(3), 3.03(4) and 5.04, it shall be conclusively assumed that each Lender elected to fund all LIBOR Loans by purchasing U.S. Dollar deposits in its Branch of Account's interbank eurodollar market.

Section 3.04 Reliance on Oral Instructions. The Lenders and the Agents shall be entitled to act upon the oral instructions of any Person whom the Lenders or the Agents believe is a Person a Borrower has identified as being a Person authorized to give instructions regarding matters contemplated by this Agreement, including, without limiting the generality of the foregoing, the Credit Facilities. Neither the Lenders nor the Agents shall be responsible for any error or omission relating to such instructions. Oral instructions shall at the request of the Agents or the Lenders be immediately confirmed in writing by the Borrowers. The Borrowers may revoke the authority of any authorized Person by notifying the Administrative Agent in writing, which notice shall be effective on the Business Day immediately following the date of its actual receipt by the Administrative Agent.

                                  ARTICLE FOUR

                                    PAYMENTS

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                                                                         Page 19

Section 4.01 Repayment. Unless Outstanding Obligations shall be required to be paid at an earlier date pursuant to the terms hereof, the Borrowers shall repay the Outstanding Obligations in full on the Maturity Date.

Section 4.02 Mandatory Prepayment. If for any reason, Outstanding Borrowings exceed the maximum principal amount permitted hereunder, the Borrowers shall forthwith pay to the Administrative Agent for distribution to the Lenders rateably, an amount sufficient to reduce the Outstanding Borrowings to the maximum levels permitted hereunder.

Section 4.03 Voluntary Prepayment. The Borrowers shall have the right at any time or from time to time to prepay Outstanding Borrowings without fee or penalty provided that the amount of any such prepayment shall be not less than $5,000,000 US by providing the Administrative Agent with not less than 2 Business Days prior written notice of their intention to do so. Amounts prepaid may not be reborrowed. The Borrowers agree to pay customary breakage costs on the prepayment of any LIBOR Loan.

Section 4.04 Payments Generally. Each payment under this Agreement shall be made for value at or before 1:00 p.m. (Toronto time) on the day such payment is due, provided that, if any such day is not a Business Day, such payment shall be deemed for all purposes of this Agreement to be due on the Business Day next following such day (and any such extension shall be taken into account for purposes of the computation of interest and fees payable under this Agreement). All payments shall be made to the Branch of Account.

Section 4.05 No Credit for Trust Funds. For greater certainty, payments of any nature whatsoever made by a Borrower or the Guarantor to an Agent or any Lender which the recipient is required to pay to any Person by reason of any trust imposed by law or by any Person upon amounts received by the recipient from a Borrower or such Guarantor, shall not be credited against, or deemed to be payment on account of, all or any portion of the Outstanding Obligations. All costs and expenses incurred by any Agent or any Lender, their agents, representatives and solicitors in connection with the repayment of such monies to any Person shall be for the account of the Borrower and payable on Demand. Interest shall accrue on these costs and expenses, until paid, at the US Base Rate plus .5% per annum.

Section 4.06 No Withholding. Each interest, fee or similar payment under this Agreement, including any penalties affected thereto, shall be made without set off or counterclaim and without withholding for or on account of any present future taxes or duties imposed by any federal, state, provincial or other taxing authority. In the event a Borrower is required to deduct or withhold any amount for or on account of any such taxes or duties, such Borrower shall pay to the Lenders such additional amounts as may be necessary to ensure that the Lenders receive a net amount equal to the face amount which they would have received had such interest, fee or similar payment been made without such deduction or withholding.

                                  ARTICLE FIVE

                           INTEREST, FEES AND EXPENSES

Section 5.01 Interest Rates and Calculation.

     (1) Rate. The interest rate payable on Outstanding Borrowings shall vary based upon the senior unsecured debt rating of Kingsway and the ratio of Funded Debt to Total Capitalization as such ratio is calculated in accordance with
Section 8.02(1) and as such rating and such ratio are disclosed in each Quarterly Certificate. Any change in interest rate resulting from a change in such rating or ratio shall be effective upon the fifth Business Day immediately following receipt by the Administrative Agent of the Quarterly Certificate. If the Borrowers fail to deliver a Quarterly Certificate when due the Lenders shall in their discretion be entitled to charge interest on Outstanding Borrowings at the highest rate payable hereunder until such

Quarterly Certificate is delivered. The Borrowers shall pay interest on Outstanding Borrowings at the rates set out in the grid annexed as Schedule "K".

     (2) Calculation - US Base Rate Loans. Interest on US Base Rate Loans shall be calculated daily and payable monthly in arrears on each Interest Payment Date for the period commencing on the first day of the previous month and terminating on the last day of such month, both inclusive, and shall accrue on a daily basis on the principal amount remaining unpaid from time to time and on the basis of the actual number of days elapsed and on a year of 360 days. Interest on US Base Rate Loans shall be paid in US Dollars.

     (3) Calculation - LIBOR Loans. Interest on LIBOR Loans based on the principal amount of each LIBOR Loan and on the number of days in the LIBOR Period shall be paid in US Dollars to the Administrative Agent (on behalf of the Lenders) on the Interest Payment Date applicable to LIBOR Loans.

Section 5.02 Default Interest. Upon the occurrence of an Event of Default under this Agreement, the Borrowers shall pay interest on Outstanding Borrowings both before and after judgment at a rate per annum equal to the US Base Rate plus 2.5%, calculated on a daily basis and on the basis of the actual number of days elapsed, computed from the date of occurrence of the Event of Default for so long as such Event of Default continues. Such interest shall be payable upon Demand by the Administrative Agent or any Lender and shall be compounded on each Interest Payment Date.

Section 5.03 Fees. The Borrowers shall pay such arrangement fees and administration fees as provided in the fee agreement made between the Borrowers, the Agents and the Lenders dated on or about the date of this Agreement.

Section 5.04 Change in Circumstances.

     (1) Reduction in Rate of Return. If at any time, and from time to time, the Administrative Agent or a Lender determines, acting reasonably, that (a) any change in any Applicable Law or any interpretation thereof after the date of execution hereof, or (b) compliance by a Lender with any direction, requirement or request from any regulatory authority given after the date of execution hereof, whether or not having the force of law, has or would have, as a consequence of such Lender's obligation under this Agreement and taking into consideration such Lender's policies with respect to capital adequacy, the effect of reducing the rate of return on such Lender's capital to a level below that which such Lender could have achieved but for such change or compliance, then from time to time, upon demand by the Administrative Agent (on behalf) of such Lender, the Borrowers shall pay such Lender such additional amounts as will compensate such Lender for such reduction.

     (2) Taxes, Reserves, Capital Adequacy, etc. If after the date of execution hereof, any introduction of any Applicable Law or any change or introduction of a change in any Applicable Law (whether or not having the force of law) or in the interpretation or application thereof by any court or by any governmental agency, central bank or other authority or entity charged with the administration thereof or any change in the compliance of any Lender therewith now or hereafter:

     (a) subjects such Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Tax or changes the basis of taxation, or increases any existing Tax, on payments of principal, interest, fees or other amounts payable by the Borrowers to such Lender under this Agreement (except for taxes on the overall net income of such Lender),

     (b) imposes, modifies or deems applicable any reserve, special deposit, deposit insurance or similar requirement against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by, an office of such Lender,

     (c) imposes on such Lender or expects there to be maintained by such Lender any capital adequacy or additional capital requirement in respect of any Borrowing or its Commitment hereunder or any other condition with respect to this Agreement, or

     (d) imposes any Tax on reserves or deemed reserves with respect to the undrawn portion of the Credit Facilities,

and the result of any of the foregoing, in the sole determination of such Lender acting reasonably, shall be to increase the cost to, or reduce the amount of principal, interest or other amount received or receivable by such Lender hereunder or its effective return hereunder in respect of making, maintaining or funding a Borrowing under this Agreement such Lender shall, acting reasonably, determine that amount of money which shall compensate such Lender for such increase in cost or reduction in income (herein referred to as "Additional Compensation"). Upon such Lender having determined that it is entitled to Additional Compensation in accordance with the provisions of this Section 5.04, such Lender shall promptly so notify the Borrowers through the Administrative Agent, and shall provide to the Borrowers, through the Administrative Agent, a photocopy of the relevant law, rule, guideline, regulation, treaty or official directive and a certificate of a duly authorized officer of such Lender setting forth the Additional Compensation and the basis of calculation thereof, which shall be prima facie evidence of such Additional Compensation. The affected Lender shall promptly notify the Borrowers, through the Administrative Agent, and the Borrowers shall pay such Lender within ten Business Days of the giving of such notice, the Additional Compensation calculated to the date of such notification. An affected Lender shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section
5.04 are then applicable notwithstanding that a Lender has previously been paid Additional Compensation. If it is commercially reasonable, the affected Lender shall make reasonable efforts to limit the incidents of any such Additional Compensation.

Section 5.05 Reimbursement of Expenses. All statements, reports, certificates, opinions and other documents or information required to be furnished to the Agents or the Lenders by a Borrower or any Subsidiary under this Agreement shall be supplied without cost to the Agents or the Lenders. The Borrowers, jointly and severally, agree to pay promptly on demand all of the Agents' and the Lenders' reasonable legal fees and disbursements, documentation costs and other reasonable expenses incurred in connection with the preparation, negotiation, documentation and operation of this Agreement and any amendment of or supplement, waiver or modification to this Agreement or any other Loan Document, and any other document prepared in connection herewith or therewith, whether or not any amounts are advanced under this Agreement. In addition, the Borrowers agree to pay the reasonable legal fees and disbursements and other expenses incurred by the Agents and the Lenders in the enforcement or preservation of any rights under this Agreement or any other Loan Document and all documents delivered in connection herewith or therewith (including pursuant to a work-out or restructuring).

Section 5.06 Determination Conclusive. Each determination by the Administrative Agent or the Lenders, as applicable, of any rate or fee shall, in the absence of manifest error, be final, conclusive and binding on the Borrowers.

                                   ARTICLE SIX

                              CONDITIONS PRECEDENT

Section 6.01 Conditions - Initial Borrowing. The obligation of the Lenders to make available the initial Borrowing under this Agreement is subject to the terms and conditions of this Agreement and is conditional upon satisfactory evidence being given to the Administrative Agent, the Lenders and their counsel as to compliance with the following conditions:

     (1) Representations and Warranties True. The representations and warranties contained in Section 7.01 and in the Guarantor's Guarantee are and shall continue to be true and correct in every material respect as if made by the Borrowers or the Guarantor, as applicable, contemporaneously with the initial Borrowing.

     (2) Resolutions and Certificates. The Documentation Agent shall have received, duly executed and in form and substance satisfactory to it:

     (a) a certified or notarial copy of the constating documents and by-laws of Kingsway, the Guarantor, Kingsway US Tier II Finance Partnership and Kingsway Finance Nova Scotia ULC together with all amendments thereto and a certificate of good standing for each such Person (other than Partnership), each case certified as of a recent date by the appropriate governmental officer in its jurisdiction of organization and a copy of the resolutions of the board of directors of Kingsway and the Guarantor authorizing the execution, delivery and performance of this Agreement (in the case of Kingsway) and any other instruments contemplated hereunder, certified by an appropriate officer of Kingsway and the Guarantor, as applicable;

     (b) a certificate of incumbency for Kingsway and the Guarantor showing the names, offices and specimen signatures of the officers who will execute this Agreement (in the case of Kingsway) and any other instruments contemplated hereunder and thereunder;

     (c)  a copy of the partnership agreement constituting the Partnership;

     (d) a copy of the constating documents and by-laws of each partner of Partnership (collectively the "Partners" and each a "Partner") and a copy of the resolutions of the board of directors of each Partner authorizing the execution, delivery and performance of this Agreement and any other instruments contemplated hereunder;

     (e) a certificate of incumbency of each Partner showing the names, offices and specimen signatures of the officers who will execute this Agreement and any other instruments contemplated hereunder and thereunder;

     (f) such additional supporting documents as the Documentation Agent or its counsel may reasonably request.

     (3) Delivery of Guarantee. The Documentation Agent and the Lenders shall have received the Guarantor's Guarantee duly executed by the Guarantor and in form and substance satisfactory to the Documentation Agent, the Lenders and their counsel.

     (4) Indebtedness. Except for the Permitted Indebtedness following repayment of the existing credit facilities in accordance with Subsection 6.01(19), neither Borrower, nor the Guarantor nor any of the Subsidiaries shall have any other Indebtedness.

     (5) Corporate Management. The Lenders shall be satisfied with the corporate, tax, legal and management structure and cash management systems of the Borrowers, the Guarantor and the Subsidiaries, and shall be satisfied with the nature and status of all material contractual obligations, securities, labour, tax, employee benefit (including pension plan), environmental, health and safety matters, involving or affecting a Borrower, the Guarantor or any Subsidiary.

     (6) Legal Opinions. The Documentation Agent and the Lenders shall have received from counsel to the Borrowers and the Guarantor, favourable legal opinions in connection with this Agreement and the Guarantor's Guarantee, as applicable, substantially in the form of opinion annexed as Schedule "J" hereto, and an opinion from United States counsel to the Borrowers and the Guarantor in form and substance satisfactory to the Documentation Agent and the Lenders.

     (7) Notice of Borrowing. The Administrative Agent shall have received such notices of Borrowing as required hereunder.

     (8) No Default. No Default or Event of Default has occurred and is continuing both immediately before and after giving effect to the Borrowing.

     (9) Due Diligence. The Agents and the Lenders shall have completed and be satisfied with the results of their due diligence inquiries.

     (10) Comfort Letter. The Agents shall be satisfied with the structure of the transactions contemplated by this Agreement and the Administrative Agent shall have received a "comfort letter" from KPMG LLP regarding such structure, satisfactory in form and substance to the Administrative Agent.

     (11) Intercreditor Agreements. The Intercreditor Agreements shall have been duly executed and delivered by all parties thereto.

     (12) Organization and Capital Structure. The Agents and the Lenders shall be satisfied with the organizational and capital structure of each Borrower, the Guarantor and each Subsidiary.

     (13) Material Adverse Effect. Nothing shall have occurred nor any fact become known which an Agent or any Lender was not previously aware of and which is reasonably likely to have a Material Adverse Effect.

     (14) Material Adverse Change. There shall have been no material adverse change from Kingsway's unaudited Consolidated financial statements for the nine months ending September 30, 1998.

     (15) Fees and Disbursements. The Agents and the Lenders shall have received payment in full of all fees and out of pocket expenses payable to the Agents and the Lenders which have become due (including fees and expenses of counsel to the Agents).

     (16) Material Contracts. The Agents, the Lenders or their counsel shall have reviewed copies of all documents including without limitation all franchise agreements, royalty agreements, contracts, permits, licenses and leases material to the business of the Borrowers, the Guarantor and the Subsidiaries, and the Agents, the Lenders and their counsel shall be satisfied that all such documents, agreements, contracts, permits, licenses and leases are in full force and effect and that the Borrowers, the Guarantor or the Subsidiaries party thereto are not in default thereunder.

     (17) Security Interests. All Security Interests charging any asset of the Borrowers, the Guarantor or any Subsidiary shall have been discharged other than Permitted Encumbrances and the Documentation Agent shall have received completed PPSA and UCC-3 termination statements, as appropriate; provided that the Security Interests (other than Permitted Encumbrances) charging the assets of Walshire Assurance Company or its subsidiaries, Southern United Holdings Inc. or its subsidiaries and Hamilton Investments, Inc. or its subsidiaries shall be discharged not later than 30 days following the Closing Date.

     (18) Consolidated Financial Statements. The Administrative Agent shall have received Consolidated financial statements of Kingsway, satisfactory to the Administrative Agent acting reasonably.

     (19) Termination of existing Credit Facilities. All credit facilities established by any lender for any Borrower or any Subsidiary shall be terminated within 30 days of the Closing Date other than credit facilities constituting part of Permitted Indebtedness.

     (20) Subordination Agreements. The Documentation Agent shall have received subordination agreements from each of Kingsway Finance Nova Scotia ULC and Kingsway US Tier II Finance Partnership in respect of any intercompany loans outstanding or to be incurred between such entities or between either of such entities and the Guarantor.

Section 6.02 Conditions - Subsequent Borrowing. The obligation of the Lenders to make available any Borrowing under this Agreement after the initial Borrowing is conditional upon the following:

     (1) Representations and Warranties True. The representations and warranties contained in Section 7.01 and in the Guarantor's Guarantee are and shall continue to be true and correct in every material respect as if made by the Borrowers or the Guarantor, as applicable, contemporaneously with any Borrowing.

     (2) Indebtedness. Except for the Permitted Indebtedness, no Borrower nor any Subsidiary shall have any other Indebtedness.

     (3) Notice of Borrowing. The Administrative Agent shall have received such notices of Borrowing as required hereunder.

     (4) No Default. No Default or Event of Default has occurred and is continuing both immediately before and after giving effect to the Borrowing.

                                  ARTICLE SEVEN

                         REPRESENTATIONS AND WARRANTIES

Section 7.01 Representation and Warranties. The Borrowers jointly and severally represent and warrant to the Agent and the Lenders that:

     (1) Due Incorporation of Kingsway and Subsidiaries. Kingsway is duly incorporated, organized and validly subsisting and in good standing under the laws of Ontario. Each Subsidiary is duly incorporated, organized and validly subsisting and in good standing under the laws of its incorporating jurisdiction. Kingsway has all necessary corporate power and authority to own its properties and assets and to carry on its business as now conducted and is or will be duly licensed or registered or otherwise qualified in all jurisdictions wherein the nature of its assets or the business transacted by it makes such licensing, registration or qualification necessary, except where failure to do so would not have a Material Adverse Effect.

     (2) Partnership. Partnership is a duly constituted and validly subsisting general partnership in good standing under the laws of Delaware of which Kingsway and Metro Claim Services Inc., an Ontario corporation, are the only partners. Partnership has all necessary power and authority to carry on business as now conducted and is or will be duly licensed or registered or otherwise qualified in all jurisdictions wherein the nature of its assets or the business transacted by it makes such licensing, registration or qualification necessary except where failure to do so would not have a Material Adverse Effect.

     (3) Power. Each Borrower and the Guarantor has full power and capacity to enter into, deliver and perform its obligations under this Agreement, the Guarantee and all other instruments contemplated hereunder, as applicable.

     (4) Due Authorization and No Conflict - Kingsway. The execution, delivery and performance by Kingsway of this Agreement, and the Guarantor of the Guarantor's Guarantee, and all other instruments contemplated hereunder and the consummation of the transactions contemplated hereby and thereby

     (a)  have been duly authorized by all necessary corporate action,

     (b) do not and will not conflict with, result in any breach or violation of, or constitute with notice, lapse of time or both, a default under the constating documents or by-laws of, or any Applicable Laws, determination or award presently in effect and applicable to the Borrowers or any Guarantor, or of any material commitment, agreement, indenture or any other instrument to which a Borrower or any Guarantor is now a party or is otherwise bound, and

     (c) do not result in or require the creation of any Security Interest upon or with respect to any of the properties or assets of Kingsway, the Guarantor or any Subsidiary.

     (5) Due Authorization and No Conflict - Partnership. The execution and delivery by Partnership of this Agreement and all other instruments contemplated hereunder and the consummation of the transactions contemplated hereby and thereby

     (a)  have been duly authorized,

     (b) do not and will not conflict with, result in any breach or violation of, or constitute with notice, lapse of time or both, a default under the partnership agreement constituting Partnership or under the constating documents or by-laws of either Partner, or any Applicable Laws, determination or award presently in effect and applicable to Partnership or the Partners, or of any material commitment, agreement, indenture or any other instrument to which Partnership or either of the Partners is now a party or is otherwise bound, and

     (c) do not result in or require the creation of any Security Interest upon or with respect to any of the properties or assets of Partnership or either of the Partners.

     (6) Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (including shareholders, if applicable) is required for the due execution, delivery or performance by either Borrower or the Guarantor of this Agreement, the Guarantor's Guarantee or any other instrument contemplated hereunder other than filings under applicable securities laws and filings with Insurance Regulatory Authorities. Neither Borrower nor the Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (7) Business of the Borrowers. Kingsway does not carry on any business, activity or operation of any kind whatsoever, other than the Lines of Business.

     (8) Valid and Enforceable Obligations. This Agreement, the Guarantee and all other instruments contemplated hereunder are, or when executed and delivered to the Agent will be, legal, valid and binding obligations of the Borrowers and the Guarantor, as applicable, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium and other laws affecting the enforcement of the rights of creditors generally.

     (9) Title. Subject to Permitted Encumbrances, each Borrower, the Guarantor and each of the Subsidiaries has good and marketable title to its real and personal property, free and clear of all Security Interests.

     (10) No Actions. Save as set forth in Schedule "I", there are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the knowledge of either Borrower, threatened, affecting a Borrower, the Guarantor or any Subsidiary in any court or before or by any federal, provincial or municipal or other governmental department, commission, board, tribunal, bureau or agency, Canadian or foreign, which are reasonably likely to materially and adversely affect the financial condition, property, assets, operations or business of a Borrower, the Guarantor or any Subsidiary, the ability of the Borrowers to repay the Outstanding Obligations or any part thereof or which is reasonably likely to result in a Material Adverse Effect.

     (11) Financial Information. Subject to any limitations stated therein, the financial statements of Kingsway furnished to the Agents and the Lenders under this Agreement or which were furnished to the Agents or to the Lenders to induce them to enter into this Agreement or otherwise in connection with this Agreement fairly present the financial condition of the Borrowers on a Consolidated basis as at the date thereof, and no material adverse change has occurred in their financial position between such date and the Closing Date. Such financial statements and all other information, certificates, statutes, reports and other papers and data furnished to the Agents and the Lenders are accurate, complete and correct in all material respects, except that the Borrowers do not represent or warrant that any forecast contained in any financial projections will ultimately prove to be accurate. The Borrowers on a Consolidated basis have no liabilities, including as to contingencies and unusual or forward commitments, that are not disclosed in the foregoing financial statements or the footnotes thereto or otherwise disclosed to the Lenders in writing or incurred pursuant to this Agreement.

     (12) No Defaults or Events of Default. No event has occurred and is continuing, and no circumstance exists which has not been waived, and which constitutes a Default or Event of Default hereunder or a default or event of default in respect of any material commitment, agreement or any other instrument to which a Borrower, the Guarantor or any Subsidiary is now a party or is otherwise bound, entitling any other party thereto to accelerate the maturity of amounts of principal owing thereunder, or terminate any such material commitment, agreement or instrument, or which would have a Material Adverse Effect.

     (13) Compliance with Law. None of the Borrowers, the Guarantor or the Subsidiaries is in violation of any terms of its constating documents (including the partnership agreement constituting the Partnership) or by-laws or of any law, regulation, rule, order, judgment, writ, injunction, decree, determination or award presently in effect and applicable to it, the violation of which would have a Material Adverse Effect.

     (14) Reporting Issuer. Kingsway is a reporting issuer (as that term is defined in the Securities Act (Ontario)) in good standing.

     (15) Compliance with Securities Laws. Each Borrower, the Guarantor and each of the Subsidiaries are in compliance in all material respects with the provisions and requirements of all Applicable Laws including, without limitation, the completion on a proper and timely basis of all necessary filings under any and all such Applicable Laws.

     (16) Capital. Kingsway is authorized to issue an unlimited number of common shares, and has issued approximately 35,986,205 as fully paid and non-assessable common shares. Except for directors' qualifying shares of Kingsway General Insurance Company, York Fire and Casualty Insurance Company and Transit Insurance Company as outlined in Schedule "K1", all of the shares of all classes in the capital stock of the Guarantor and each corporate Subsidiary and all partnership interests in Subsidiary partnerships are directly or indirectly beneficially owned by Kingsway. Kingsway Finance Nova Scotia ULC owns all of the shares of all classes in the capital stock of the Guarantor. Partnership owns all ownership interests of Kingsway Finance Nova Scotia ULC.

     (17) Non-Dilution. No Person now has any agreement, option or right capable of becoming an agreement or option for the pledge, purchase, subscription or issuance from any Borrower, the Guarantor or any Subsidiary of any shares of Kingsway, the Guarantor or any Subsidiary, issued or unissued, which will cause a change of Voting Control.

     (18) No Foreign Business. The Borrowers do not carry on any business, employ any employees, or own any material assets outside Canada, the United States of America, Barbados or Bermuda.

     (19) Subsidiaries. Kingsway does not own any shares or voting securities of any Person directly or indirectly other than the Guarantor and the Subsidiaries identified herein, other than equities maintained in Kingsway's investment portfolio.

     (20) Taxes. Except as set forth in Schedule "L", each Borrower, the Guarantor and each Subsidiary has filed all foreign, federal, provincial and local Tax Returns which are required to be filed and has paid all Taxes due pursuant to such returns or pursuant to any assessment received by such Borrower, Guarantor or Subsidiary except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP. All information provided in such Tax Returns pertaining to the Borrowers, the Guarantor or any Subsidiary is true, complete, and accurate in all material respects. The charges, accruals and reserves on the books of the Borrowers, the Guarantor and the Subsidiaries, as applicable, in respect of any Taxes or other governmental charges payable for the current or prior year which are not yet due are adequate in accordance with GAAP to the extent that the Borrowers are aware of them. Schedule "L" sets forth as of the Closing Date those taxable years for which a Borrower's, the Guarantor's or a Subsidiary's Tax Returns are currently being audited by Revenue Canada and/or other applicable Governmental Authority and any assessments or threatened assessments otherwise outstanding. Except as set out in Schedule "L", neither Borrower, nor the Guarantor nor any Subsidiary has received any notice of assessment of additional taxes or any other claim of notice of any nature whatsoever that any Tax or additional Tax is due which has not been paid or otherwise finally settled or satisfied. Except as set out in Schedule "L", to the knowledge of the Borrowers, there are no actions, suits, proceedings, investigations or claims, threatened or pending, in respect of any Taxes. Except as set forth on Schedule "L", there are no matters under discussion with any Governmental Authority relating to any Taxes asserted by any such body. Each Borrower, the Guarantor and each Subsidiary has withheld from its employees, customers and any other applicable payees (and timely paid to the Governmental Authority) the proper and accurate amount of all Taxes and other amounts required to be withheld or collected and remitted in compliance with all Applicable Laws. There are no liens for Taxes on the assets of any Borrower, the Guarantor or any Subsidiary except for liens arising under Applicable Law, that are unregistered or otherwise unperfected, for Taxes not yet due. Neither Borrower, nor the Guarantor nor any Subsidiary has executed nor filed with Revenue Canada nor any other Governmental Authority any agreement, waiver or other document extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes or the filing of any Tax Returns. As of the Closing Date, the Borrowers, the Guarantor and each of their respective Subsidiaries have no liabilities for Taxes which could reasonably be expected to result in a Material Adverse Effect.

     (21) Labour Matters. Except as set forth in Schedule "M", there are no strikes or other labour disputes against a Borrower, the Guarantor or any Subsidiary that is pending or threatened. All payments due from either Borrower or any Subsidiary on account of workers compensation, Canada Pension Plan, Quebec Pension Plan, ERISA, employee health plans, social security and insurance of every kind and employee income tax source deductions and vacation pay have been paid. Except as set forth in Schedule "M", neither Borrower, the Guarantor nor any Subsidiary has any obligation under any collective bargaining agreement. There is no organizing activity involving either Borrower, the Guarantor or any Subsidiary by any labour union or group of employees. Except as set forth in Schedule "M", no labour organization or group of employees has made a pending demand for recognition and there are no complaints or charges against either Borrower, the Guarantor or any Subsidiary pending or threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by either Borrower, the Guarantor or any Subsidiary of any individual. Hours worked by and payment made to employees of the Borrowers, the Guarantor and the Subsidiaries have not been in violation of any applicable laws which would have a Material Adverse Effect. The Borrowers, the Guarantor and the Subsidiaries are in material compliance with the terms and conditions of all collective bargaining agreements, consulting agreements, management agreements and employee agreements and all other labour agreements.

     (22) Pensions. Except as set forth in Schedule "N",

          (a) all employee and employer contributions under any pension plan operated by the Borrower, the Guarantor or any Subsidiary have been made and the fund or funds established under such plans are funded in accordance with applicable regulatory requirements and the rules of such plans and there exists no going concern unfunded liabilities or solvency deficiencies thereunder;

          (b) no pension plan has been terminated or partially terminated or is insolvent or in reorganization, nor have any proceedings been instituted to terminate or reorganize any pension plan;

          (c) none of the Borrowers, the Guarantor nor any of the Subsidiaries has withdrawn from any pension plan in a complete or partial withdrawal, nor has a condition occurred which if continued would result in a complete or partial withdrawal;

          (d) none of the Borrowers, the Guarantor nor any of the Subsidiaries has any withdrawal liability, including contingent withdrawal liability, to any pension plan;

          (e) none of the Borrowers, the Guarantor nor any of the Subsidiaries has any liability in respect of any pension plan other than for required insurance premiums or contributions or remittances which have been paid, contributed and remitted when due;

          (f) each Borrower, the Guarantor and each Subsidiary has made all contributions to its pension plans required by law or the terms thereof to be made by it when due and is not in arrears in the payment of any contribution, payment, remittance or assessment or in default in filing any reports, returns, statements and similar documents in respect of the pension plans required to be made or paid by it pursuant to any pension plan, any law, act, regulation, directive or order or any employment, union, pension, deferred profit sharing, benefit, bonus or other similar agreement or arrangement;

          (g) none of the Borrowers, the Guarantor nor any Subsidiary is liable or, to the best of its knowledge, alleged to be liable, to any employee or former employee, director or former director, officer or former officer resulting from any violation or alleged violation of any pension plan, any fiduciary duty, and law or agreement in relation to any pension plan and does not have any unfunded pension or like obligations (including any past service or experience deficiency funding liabilities), other than accrued obligations not yet due, for which they have made full provision in their books and records;

          (h) all vacation pay, bonuses, salaries and wages, to the extent accruing due, are properly reflected in the books and records of the Borrowers, the Guarantor and the Subsidiaries;

          (i) without limiting the foregoing, all of the Borrowers', the Guarantor's and Subsidiaries' pension plans are duly registered where required by, and are in compliance and good standing in all material respects under, all applicable laws, acts, statutes, regulations, orders, directives and agreements, including, without limitation, ERISA, the Code, the Income Tax Act (Canada), and the Pension Benefits Act, 1987 (Ontario), any successor legislation thereto, and other applicable laws of any jurisdiction;

          (j) there are no outstanding or pending or threatened investigations, claims, suits or proceedings in respect of any pension plans (including to assert rights or claims to benefits or that could give rise to any material liability);

          (k) no promises of benefit improvements have been made except where such improvements could not have a Material Adverse Effect and, in any event, no such improvements will result in a solvency deficiency or going concern unfunded liability in the affected pension plans;

          (l) all the material obligations of the Borrowers, the Guarantor and the Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the pension plans and the funding agreements therefor have been performed in a timely fashion;

          (m) there have been no improper withdrawals or applications of the assets of the pension plans or the benefit plans.

     (23) ERISA. Except to the extent that any of the following could not reasonably be expected to have a Material Adverse Effect:

          (a) neither a Reportable Event nor an "accumulating funding deficiency" (within the meaning of the Code, or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred and no lien in favour of the PBGC of a Plan has arisen during the five-year period prior to the date as of which this representation is deemed made;

          (b) the present value of all accrued benefits under each Single Employer Plan in which a Borrower, the Guarantor or any Subsidiary is a participant (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits;

          (c) none of the Borrowers, the Guarantor or any Subsidiary has had a complete or partial withdrawal from any Multiemployer Plan, nor would a Borrower, the Guarantor or any Subsidiary become subject to any liability under ERISA if it were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made;

          (d) none of the Borrowers, the Guarantor or any Subsidiary nor any Commonly Controlled Entity has any contingent liability with respect to any post-retirement benefit under a Plan, other than liability for COBRA; and

          (e) no such Multiemployer Plan is in "reorganization" or "insolvent" within the meaning of such terms as used in ERISA.

     (24) Accuracy of Information. All factual information previously or contemporaneously furnished by or on behalf of a Borrower, the Guarantor or any Subsidiary in writing for purposes of or in connection with this Agreement, the Guarantor's Guarantee or any transaction contemplated hereby is true and accurate in every material respect and such information is not incomplete by the omission of any material fact necessary to make such information not misleading.

     (25) Solvency. Both before and immediately after giving effect to any Borrowing requested hereunder:

          (a) the fair saleable value of the assets of each Borrower, the Guarantor and their respective Subsidiaries on a Consolidated basis exceeds the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Borrower, the Guarantor and its Subsidiaries on a consolidated basis, on a going-concern basis;

          (b) the present fair saleable value (as defined below) of the assets of each Borrower, the Guarantor and their respective Subsidiaries on a Consolidated basis exceeds the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Borrower, the Guarantor and its Subsidiaries on a Consolidated basis as they become absolute and matured;

          (c) each Borrower, the Guarantor and their respective Subsidiaries on a Consolidated basis will be able to pay their debts, including contingent liabilities, as they mature and become due;

          (d) each Borrower, the Guarantor and their respective Subsidiaries on a Consolidated basis are not, and will not be, engaged in a business for which their Consolidated capital is, or would be, unreasonably small for their Consolidated business; and

          (e) each Borrower, the Guarantor and their respective Subsidiaries on a Consolidated basis have not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under this Agreement or any other Loan Document, nor have they made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Borrower, the Guarantor or any of its Subsidiaries.

          For purposes of this Section, the "fair saleable value" of each Borrower's, the Guarantor's and their respective Subsidiaries' assets means the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, based upon the amount which could be obtained for such assets within such period by a capable and diligent seller from an interested buyer who is willing (but is under no compulsion) to purchase under ordinary selling conditions.

     (26) Subsidiary Status; Liabilities, etc. Immediately prior to the Closing Date, neither Partnership, Kingsway US Tier II Finance Partnership nor Kingsway Finance Nova Scotia ULC had any assets or liabilities and had performed no business other than preparing for the transactions herein contemplated. After giving effect to the transactions contemplated hereby, neither Partnership, Kingsway US Tier II Finance Partnership nor Kingsway Finance Nova Scotia ULC shall have any liabilities except incurred pursuant to, or contemplated by, this Agreement.

     (27) Financial Year End. The Financial Year ends of each Borrower, the Guarantor and each Subsidiary is December 31.

     (28) Guarantees. None of the Borrowers, the Guarantor or any Subsidiary has guaranteed the obligations of any Person for borrowed money save that the Guarantor has guaranteed the obligations of Kingsway under the credit facilities described in Subsection 1.01(86)(vii) and (viii) and Kingsway has guaranteed the obligations of the Guarantor under such credit facilities.

     (29) Margin Stock. (a) None of the Borrowers, the Guarantor or any Subsidiary owns stock on margin except as previously disclosed to the Agent in writing, (b) neither Borrower, nor the Guarantor nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowing will be used to purchase or carry any margin stock or for a purpose which violates, or would be consistent with, F.R.S. Board Regulation T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     (30) Disclosure. No representation or warranty made by a Borrower or the Guarantor in any of the Loan Documents contains any untrue statement of a fact or omits to state a material fact necessary in order to make the statements contained therein, taken as a whole, not misleading in light of the circumstances in which they are made. There is no fact known to either Borrower which the Borrowers have not disclosed to the Agent and the Lenders which may have a Material Adverse Effect so far as the Borrowers can now reasonably foresee or which may materially adversely affect the ability of the Borrowers to perform their obligations under this Agreement.

     (31) Governmental and Third Party Authorization; Permits.

     (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement or any of the other Loan Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings that have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect, which consents, authorizations and filings are listed on Schedule "O", and (ii) consents and filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect.

          Each of the Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     (b) Schedule "P" lists with respect to each Material Insurance Subsidiary, as of the Closing Date, all of the jurisdictions in which such Material Insurance Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"), and indicates the line or lines of insurance in which each such Material Insurance Subsidiary is permitted to be engaged with respect to each License therein listed. To the knowledge of the Borrowers, (i) no such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings; (ii) there is no sustainable basis for such a suspension, revocation or limitation; and (iii) no such suspension, revocation or limitation is threatened by an relevant Insurance Regulatory Authority. No Material Insurance Subsidiary transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on Schedule "P", where such business requires any license, permit or other authorization of an Insurance Regulatory Authority of such jurisdiction.

     (32) No Business in Delaware. None of Partnership, the Guarantor or Kingsway US Tier II Finance Partnership derive income from or connected with sources within the State of Delaware and none have assets, activities (other than the maintenance of an office and an agent in the State of Delaware and the filing of documents in the State of Delaware) or employees in the State of Delaware.

Section 7.02 Survival of Representations and Warranties. The representations and warranties contained in this Article 7 shall survive the execution and delivery of this Agreement and the making of Borrowings hereunder, regardless of any investigation or examination made by the Agent, the Lenders or their counsel and the Agents and the Lenders shall be deemed to have relied upon each of such representations and warranties in making available each Borrowing hereunder.

                                  ARTICLE EIGHT

                                    COVENANTS

Section 8.01 Positive Covenants. From the date hereof and until the Outstanding Obligations are repaid in full, the Borrowers will observe and perform, or will cause the observance and performance of each of the following covenants, unless compliance therewith shall have been waived in writing by the Majority of the
Lenders:

     (1) Existence - Corporate. Kingsway will do or cause to be done all such things as are necessary to maintain its corporate existence and the corporate existence of the Guarantor and each Subsidiary in good standing, to ensure that it and each Subsidiary have at all times the right and are duly qualified to conduct their businesses and to obtain and maintain all rights, privileges and franchises necessary for the conduct of their business, except where failure to do so would not have a Material Adverse Effect on such businesses or on the ability of Kingsway, the Guarantor or any Subsidiary to perform its obligations hereunder or under the Loan Documents.

     (2) Existence - Partnership. Partnership will do or cause to be done all such things as are necessary to maintain its existence (including for United States tax purposes, its status as a United States corporation) and the corporate existence of each of the partners of Partnership in good standing, to ensure that it has at all times the right and is duly qualified to conduct its business and to obtain and maintain all rights, privileges and franchises necessary for the conduct of its business, except where failure to do so would not have a Material Adverse Effect on such business or on its ability to perform its obligations hereunder. Partnership will make and maintain without revocation an effective election under the Code to be treated as a corporation for United States federal income tax purposes; provided, however, Partnership may fail to make such election or may revoke such election with the prior written consent of the Majority of the Lenders if such failure or revocation would not result in a Material Adverse Effect.

     (3) Conduct of Business. Each Borrower will maintain, operate and use its properties and assets, and will carry on and conduct its business (a) in substantially the same fields of enterprise as it is currently conducted and (b) in a proper and efficient manner so as to preserve and protect such properties and assets and business and the profits thereof and will cause the Guarantor and each Subsidiary to do likewise in respect of their respective properties, assets and business.

     (4) Payment of Principal, Interest and Expenses. The Borrowers will duly and punctually pay or cause to be paid to the Agent and the Lenders the Outstanding Obligations at the times and places and in the manner provided for herein.

     (5) Payment of Taxes and Claims. The Borrowers will pay and discharge, and will cause the Guarantor and each Subsidiary to pay and discharge, promptly when due all Taxes, assessments and other governmental charges or levies imposed upon it or upon its properties or assets or upon any part thereof, as well as all claims of any kind (including claims for labour, materials and supplies) which, if unpaid, would by law become a lien, charge, trust or other claim upon any such properties or assets; but neither Borrower, nor the Guarantor nor any Subsidiary shall be required to pay any such Tax, assessment, charge or levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower, Guarantor or Subsidiary, as applicable, shall have set aside on its books a reserve to the extent required by GAAP in an amount which is reasonably adequate with respect thereto.

     (6) Cooperate With Agents and Lenders. The Borrowers shall cooperate fully with the Agents and the Lenders with respect to any proceedings before any court, board or other Governmental Authority which may in any way result in a Material Adverse Effect and, in connection therewith, permit the Agent and the Lenders or any of them, at their election, to participate in any such proceedings.

     (7) Financial Statements. The Borrower will deliver to each Lender:

     (a) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each Financial Year, beginning with the fiscal quarter ending March 31, 1999, unaudited Consolidated and consolidating financial statements of Kingsway and the

         Guarantor as of the end of such fiscal quarter consisting of balance sheets, statements of income, cash flows and shareholders' equity for the fiscal quarter then ended and for that portion of the Financial Year then ended, in each case setting forth comparative Consolidated figures as of the end of and for the corresponding period in the preceding Financial Year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

     (b) As soon as available and in any event within one hundred and twenty
         (120) days after the end of each Financial Year, beginning with the Financial Year ending December 31, 1998, an audited Consolidated and consolidating financial statements of Kingsway and the Guarantor as of the end of such Financial Year consisting of balance sheets, statements of cash flow, income and shareholders' equity for the Financial Year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding Financial Year together with comparative projected figures for the Financial Year then ended, all in reasonable detail and certified by the independent public accounting firm regularly retained by Kingsway or another independent public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the Consolidated financial condition and results of operations of Kingsway and the Guarantor as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) if required by a Lender, a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrowers and the Guarantor, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination, and (ii) an unaudited consolidating balance sheet of the Borrowers and the Guarantor as of the end of such Financial Year and unaudited consolidating statements of income for the Borrowers and the Guarantor for the Financial Year then ended, all in reasonable detail.

     (8) Statutory Financial Statements. The Borrowers will deliver to First Union and LaSalle, and any other Lender who so requests:

     (a) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each Financial Year, beginning with the first fiscal quarter ending after the date hereof, a quarterly statement of each Insurance Subsidiary as of the end of such fiscal quarter and for that portion of the Financial Year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with SAP;

     (b) As soon as available and in any event within seventy (70) days after the end of each Financial Year, beginning with the Financial Year ended December 31, 1998, an Annual Statement of each Insurance Subsidiary as of the end of such Financial Year and for the Financial Year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with SAP; and

     (c) Intentionally deleted.

     (9) Quarterly Certificate. The Borrowers shall deliver to the Administrative Agent together with the financial statements provided for in Subsections 8.03(7)(a) and (b) a Quarterly Certificate.

     (10) Use of Proceeds. The Borrowers shall use the proceeds of all Borrowings for the purposes contemplated hereunder, and for no other purpose.

     (11) Currency and Interest Rate Speculation. None of the Borrowers, the Guarantor or any of the Subsidiaries shall engage in currency trading or convert loans from one currency to another for speculative reasons, or engage in interest rate hedging transactions for speculative reasons.

     (12) Reserves. The Borrowers will, and will cause the Guarantor and the Subsidiaries to, maintain appropriate reserves for Taxes, depreciation and other contingent expenses or liabilities in accordance with GAAP.

     (13) Shareholder Information. The Borrowers shall deliver to the Administrative Agent (for distribution to the Lenders) forthwith upon the reasonable request of the Administrative Agent copies of all financial statements, information circulars, registration statements, reports and other disclosure information which a Borrower or any of its Subsidiaries shall send or make available to its shareholders of which it is required or elects to file with any securities regulatory authority (including the Securities and Exchange Commission) or stock exchange having jurisdiction over it.

     (14) Securities Regulatory Filings; Certain Other Notices. The Borrowers shall provide to Administrative Agent (for distribution to the Lenders) a copy of each material written communication received by either Borrower, the Guarantor or the Subsidiaries from or delivered by a Borrower, the Guarantor or any Subsidiary to (without duplication) (a) any securities regulatory authority, including annual filings, information circulars, directors' circulars, statements of executive compensation and material change reports, (b) any holder of stock or Indebtedness of a Borrower or Subsidiary, or (c) any provincial, state or federal regulatory body, in each case, within ten days of such receipt or delivery.

     (15) Report to Other Creditors. The Borrowers shall provide to the Administrative Agent (for distribution to the Lenders) copies of any statement or report provided to any other party by a Borrower, the Guarantor or a Subsidiary pursuant to the terms of each contract or agreement relating to Indebtedness of a Borrower, the Guarantor or a Subsidiary and not otherwise required to be provided to the Administrative Agent pursuant to this Agreement promptly following the provision to such other party.

     (16) Other Information. The Borrowers shall furnish to the Administrative Agent promptly on request such other information in its possession respecting its financial condition and its business and operations, and the financial condition of the Guarantor and the Subsidiaries and their businesses and operations, as the Administrative Agent (on behalf of the Lenders) may from time to time reasonably require.

     (17) Insurance. The Borrowers shall insure and keep insured their properties and assets and shall cause the Guarantor and the Subsidiaries to insure and to keep insured their properties and assets, placed with such insurers and with such coverage and against such loss or damage to the full insurable value of such properties and assets without co-insurance as the Administrative Agent (following consultation with the Lenders) shall reasonably require or, in the absence of such requirement, to the extent insured against by comparable corporations engaged in comparable businesses. The Borrowers shall pay or cause to be paid all premiums necessary to maintain any such insurance policies in good standing as such premiums become due and payable.

     (18) Books and Records. The Borrowers will at all times maintain, and will cause the Guarantor and the Subsidiaries to maintain, proper records and books of account and therein make, and cause the Guarantor and the Subsidiaries to make, true and correct entries of all dealings and transactions relating to their business and, if requested by the Administrative Agent, will make the same available for inspection by the Administrative Agent (on behalf of the Lenders) or any agent of the Administrative Agent at all reasonable times.

     (19) Access. Each Borrower will permit, and will cause the Guarantor and the Subsidiaries to permit, the Administrative Agent (on behalf of the Lenders) through its officers or employees or through any consultants retained by it, upon request, to have reasonable access at any reasonable time and from time to time, to any of the Borrowers', the Guarantor's or any of the Subsidiaries' premises and to any records, information or data in their possession so as to enable the Administrative Agent to ascertain the state of the Borrowers' or Guarantor's financial condition or operations, and will permit the Administrative Agent (on behalf of the Lenders) to make copies of and abstracts from such records, information or data and will upon request of the Lenders deliver to the Administrative Agent (who shall forthwith deliver same to the Lenders) copies of such records, information or data.

     (20) Notice of Adverse Change. The Borrowers will give to the Administrative Agent (who shall forthwith advise the Lenders) prompt written notice of any event (including, without limitation, any proposed change in any Tax Law) which may result in a Material Adverse Effect.

     (21) Notice of Litigation. The Borrowers will give to the Administrative Agent (who shall forthwith advise the Lenders) prompt written notice of any action, suit, litigation, or other proceeding which is commenced or threatened against any Borrower, the Guarantor or any Subsidiary, in which the plaintiff is claiming damages in an amount greater than US $5,000,000 or in which injunctive or similar relief is sought, other than claims arising in the ordinary course of business.

     (22) Notice of Breach. The Borrowers will give to the Administrative Agent (who shall forthwith advise the Lenders) notice of any Default or Event of Default as soon as a Borrower becomes aware of same, together with a detailed statement of a senior officer of the Borrowers of the steps, if any, being taken to cure or remedy such Default or Event of Default.

     (23) Material Contracts. The Borrowers shall, and shall cause the Guarantor and each Subsidiary to, perform all material obligations of a Borrower, the Guarantor or a Subsidiary as applicable pursuant to all documents, contracts and agreements material to the operations of a Borrower, the Guarantor or any Subsidiary.

     (24) Compliance with Laws. The Borrowers shall, and shall cause the Guarantor and each Subsidiary to, comply in all material respects with all Applicable Laws.

     (25) Year 2000 Compliance. The Borrowers shall take all such steps as may be reasonably necessary to ensure that all hardware and software products owned or licensed by a Borrower, the Guarantor or a Subsidiary and necessary to operate the business in all material respects will be Year 2000 Compliant by September 30, 1999.

     (26) Notice. The Borrowers shall promptly give notice to the Lenders of the occurrence or expected occurrence of (1) any Reportable Event with respect to any Plan or arrangement with respect to any Plan which could reasonably be expected to result in the incurrence by either Borrower or any of their respective Subsidiaries of any material liability, fine or penalty, a failure to make any required contribution to a Plan, any lien in favour of the PBGC or a Plan, or any withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of any Multiemployer Plan or
(2) the institution of any proceedings or the taking of any action by the PBGC or either Borrower of any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, reorganization or insolvency (within the meaning of such terms as used in ERISA) of any Plan or which would materially increase the contingent liability of either Borrower or any of their respective Subsidiaries with respect to any post-retirement Plan benefit other than liability for COBRA.

     (27) Investments. The Borrowers shall provide to the Agent (for distribution to the Lenders) such periodic reports in respect of investments and invested assets as the Agent and the Lenders may reasonably request.

     (28) Parity of Debt. The Borrowers shall ensure that the Outstanding Obligations shall rank in right of payment in priority to, or in parity with, any other Senior Funded Debt other than Senior Funded Debt secured by Permitted Encumbrances.

     (29) Ownership of Subsidiaries. Kingsway shall at all times hold directly or indirectly 100% of all issued and outstanding stock of all classes of the Guarantor and all Subsidiaries, and a 99% partnership interest in Partnership.

     (30) Consistent Loan Documentation. The Borrowers shall ensure that the terms and conditions of any credit facility established by any lender are consistent with the terms and conditions of this Agreement.

     (31) Business of Subsidiaries. The Borrowers shall ensure that Kingsway Finance Nova Scotia ULC and Kingsway US Tier II Finance Partnership do not carry on any business other than (a) as a financial services holding company and (b) financing transactions relating to Funded Debt, nor shall they have any assets or liabilities other than pursuant to or as contemplated by this Agreement.

     (32) Senior Unsecured Debt Rating. Kingsway shall maintain at all times a senior unsecured debt rating with Moody's or Standard & Poor's debt rating services to be updated annually.

Section 8.02 Financial Covenants.

     (1) Funded Debt to Total Capitalization. Kingsway shall maintain at all times a ratio of Funded Debt to Total Capitalization on a Consolidated basis as follows: (i) of not greater than 0.45:1.00 for the period commencing on the Closing Date and ending on March 31, 2000, (ii) of not greater than 0.40% for the period commencing April 1, 2000 and ending September 30, 2000, (iii) of not greater than 0.35% for the period commencing October 1, 2000 and ending on December 31, 2001, and (iv) of not greater than 0.30% at all times thereafter.

     (2) Capital Surplus Ratio. Kingsway shall maintain at all times a Capital Surplus Ratio on a Consolidated basis of not greater than 2.75:1.00 calculated quarterly on the last day of each fiscal quarter of Kingsway on a rolling four-quarter basis.

     (3) Minimum Tangible Net Worth. Kingsway shall maintain at all times a Tangible Net Worth on a Consolidated basis of not less than Cdn. $140,000,000 provided that minimum Tangible Net Worth shall increase in each fiscal quarter by an amount equal to 50% of Consolidated Net Income during such quarter and 25% of any equity issues undertaken in such quarter with no downward adjustment for net losses.

     (4) Combined Ratio. Kingsway shall maintain at all times a Combined Ratio on a Consolidated basis of not greater than the greater of (i) 105% and (ii) the Canadian Property and Casualty Industry Average Combined Ratio over four consecutive quarters calculated on the last day of each fiscal quarter of Kingsway on a rolling four-quarter basis and in a consistent manner.

     (5) Interest Coverage. Kingsway shall maintain at all times an Interest Coverage Ratio on a Consolidated basis of not less than 3.00:1.00 calculated on the last day of each fiscal quarter of Kingsway on a rolling four-quarter basis.

Section 8.03 Restrictive Covenants. From the date hereof and until the Outstanding Obligations are paid in full, the Borrowers shall adhere, and shall cause the Guarantor and the Subsidiaries to adhere, to the following covenants unless waived in writing by the Majority of the Lenders:

     (1) Not to Amalgamate, etc. Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall enter into any transaction or series of related transactions (whether by way of amalgamation, merger, winding-up, consolidation, reorganization, reconstruction, dissolution, continuance, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, properties, rights or assets would become the property of any Person other than another Borrower, the Guarantor or a Material Subsidiary.

     (2) Indebtedness. Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall create, assume, issue or permit to exist, directly or indirectly, any Indebtedness except for Permitted Indebtedness.

     (3) Negative Pledge. Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall create, assume, incur or suffer to exist any Security Interest in or upon any of their respective undertakings, properties, rights or assets (including, without limitation, insurance policies required pursuant to Section 8.01(17)), other than Permitted Encumbrances.

     (4) No Impairment of Upstreaming. Except to the extent that an Insurance Subsidiary is regulated by an Insurance Regulatory Authority, neither Borrower, nor the Guarantor nor any Subsidiary shall directly or indirectly enter into, assume or be bound by any agreement or instrument that restricts or limits the ability of the Borrowers, the Guarantor or any Subsidiary to make dividend payments or other distribution in respect of its capital stock, to repay indebtedness owed to a Borrower, the Guarantor or any other Subsidiary, to make loans or advances to a Borrower, the Guarantor or any Subsidiary, or to transfer any of its assets or properties to a Borrower, the Guarantor or any Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Loan Documents.

     (5) No Guarantees. Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall be or become liable, directly or indirectly, contingently or otherwise, for any obligation of any other Person by Guarantee other than as permitted hereunder.

     (6) Restrictions on Subsidiaries and Investments. Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall directly or indirectly acquire or invest in any body corporate or form any Subsidiary or affiliate or invest or make a loan to any Person (other than a Person that is a Subsidiary as at the date of this Agreement) unless no Default shall have occurred and be continuing or would result therefrom and the following conditions are satisfied:

     (i) Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall acquire or attempt to acquire Voting Control directly or indirectly of the shares of any corporation unless (A) such action is supported or approved by the board of directors of the target corporation and
           (B) such acquisition does not place a Lender in a position of conflict of interest;

     (ii) Neither Borrower, nor the Guarantor nor any Subsidiary shall make any investment in or enter into a venture which is outside the scope of its core business as at the date of this Agreement other than investments contained in Kingsway's equity portfolio;

     (iii) No individual acquisition or investment shall exceed US $50,000,000;

     (iv) Acquisitions and investments shall not exceed US $125,000,000 in the aggregate in any Financial Year, provided that if acquisitions in any Financial Year total less than US $125,000,000 in the aggregate the Borrowers shall be entitled to carry forward 50% of the amount not so expended to the immediately following Financial Year;

     (v) Prior to completion of the contemplated acquisition or investment, the Borrowers shall provide pro forma financial statements certified by a senior officer of Kingsway without personal liability confirming that the Borrowers will not be in breach of covenants as a result of the contemplated investment or acquisition.

     (7) Material Contracts. Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall cancel or terminate any material contract or amend or otherwise modify any material contract, or waive any default or breach under any material contract, or take any other action in connection with any material contract that would have a Material Adverse Effect. By way of example and not in limitation of the foregoing, the Borrowers will not consent to or enter into any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, (a) any documents relating to preferred stock issued by either Borrower, (b) documents relating to any warrant or option granted by either Borrower if the effect of such amendment, supplement or other modification is to impose or increase any monetary obligation on any Borrower,
(c) any constating documents of either Borrower other than any such amendment, supplement or other modification which is immaterial or which could not be reasonably expected to result in a Material Adverse Effect.

     (8) No Speculative Transactions. Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall engage in any speculative transaction or any transaction involving commodity options, futures contracts or interest rate or currency hedging (other than currency and interest rate hedging in the ordinary course of business consistent with prudent business management).

     (9) Margin Stock. Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall use the proceeds of any Borrowing for the purpose of purchasing or acquiring any stock on margin.

     (10) Carry on Business. Neither the Borrower nor the Guarantor nor any of the Subsidiaries will carry on any business other than the Lines of Business.

     (11) Margin Calls. Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall use the proceeds of any Borrowing to satisfy a margin call.


     (12) Announcements. Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall make or permit to be made by or on behalf of itself any press release or other public announcement which mentions an Agent or a Lender without such Agent's and such Lender's prior written consent and approval of such press release or public announcement, which approval shall not be unreasonably withheld or delayed, except as required by Applicable Law.

     (13) Transactions with Directors, etc. Neither Borrower nor the Guarantor nor any of the Subsidiaries shall enter into any transaction, agreement or arrangement with any any director, officer, shareholder or any member of the immediate family of any director, officer or shareholder, except in the ordinary course of business and on terms no more beneficial than would be offered to arms-length Persons.

     (14) Restricted Payments, etc.

     (a) The Borrowers will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its capital stock or any warrants, rights or options to acquire its capital stock, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire its capital stock, or set aside funds for any of the foregoing, except that:

          (i) Kingsway may declare and make dividend payments or other distributions to holders of its common stock, in cash or in shares of its common stock, and may purchase, redeem, retire or otherwise acquire shares of its capital stock, in cash or in kind, in each case provided that, immediately after giving effect thereto, no Default or Event of Default would exist; and

          (ii) each wholly owned Subsidiary (except Partnership) of the Borrower may declare and make dividend payments or other distributions to Partnership or another wholly owned Subsidiary of the Borrower, to the extent not prohibited under Applicable Law, provided that, immediately after giving effect thereto, no Default or Event of Default would exist; and

         (iii) Partnership may make distributions to its partners from available cash (provided that Partnership maintains its status as a "partnership" for Canadian tax purposes), in an aggregate amount not exceeding the tax liability of such partners actually due and owing Page 38 and that is attributable to their ownership interests in Partnership for each Financial Year, so long as (A) a certificate reasonably satisfactory to the Agent certified by the chief executive officer or chief financial officer of Kingsway is delivered to the Agent at least five Business Days prior to the payment of any such distributions demonstrating in reasonable detail such officer's good faith reasonable estimated tax liabilities of such partners attributable to their ownership interests in Partnership for the related Financial Year for which the proposed distributions is required and (B) a certificate of KPMG Peat Marwick LLP (or other independent public accountants of nationally recognized standing), reasonably satisfactory in form and substance to the Agent, is delivered within 90 days after the end of each Financial Year for each Financial Year relating to all such distributions within such Financial Year, concurrently with the reports required to be delivered pursuant to Section 8.01(7) and (8), to the Administrative Agent, setting forth in detail the calculation of such amounts; provided, however, that if any such certificate demonstrates a lower tax liability that that which was anticipated and upon which distributions were paid to such partners, any future payment of distributions hereunder shall be decreased in an amount equal to the excess amount paid in respect of taxes during the prior Financial Year;

     (b) The Borrowers will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on any Subordinated Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Subordinated Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes.

     (15) Disposition of Assets. Neither Borrowers, nor the Guarantor nor any Subsidiary will, during the term of this Agreement, sell, assign, transfer, convey, lease (as lessor), contribute or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its properties or assets, having a value in excess of US $20,000,000 in the aggregate except for disposition in the ordinary course of business of equities held in Kingsway's equity portfolio.

     (16) Capital Expenditures. Neither Borrower, nor the Guarantor nor any Subsidiary shall incur Capital Expenditures in any Financial Year in excess of US $5,000,000 in the aggregate, exclusive of Permitted Acquisitions.

                                  ARTICLE NINE

                                EVENTS OF DEFAULT

Section 9.01 Events of Default. Notwithstanding anything to the contrary herein,

     (a) the right of a Borrower to obtain a further Borrowing shall cease and the Lenders shall have no obligation to honour any cheques or other orders for payment (provided that in the case of other than Sections 9.01(8), (11), (12) and (14) such events shall be at the direction or with the consent of the Majority of the Lenders), and

     (b) the Outstanding Obligations shall become immediately due and payable to the Administrative Agent (on behalf of the Lenders) and the Lenders may without notice to the Borrowers apply any amounts outstanding to the credit of the Borrowers to repayment of the Outstanding Obligations (provided that in the case of other than Sections 9.01(8), (11), (12) and (14) such events shall be at the direction or with the consent of the Majority of the Lenders), upon the occurrence of any of the following events:

     (1) Failure to Pay Principal or Interest - if a Borrower fails to make punctual payment when due of any principal amount or interest payable hereunder;

     (2) Failure to Pay Other Amounts - if a Borrower fails to make punctual payment when due of any amount payable hereunder other than principal or interest and if such payment is not made within 10 Business Days of the day on which such payment is due;

     (3) False Representations, Etc. - if any representation or warranty made or given herein, in any other Loan Document, in any certificate delivered pursuant hereto, or in any financial statements delivered pursuant hereto or thereto, as applicable, is false or erroneous in any material respect;

     (4) Cross-Default - if a Borrower, the Guarantor or any Subsidiary defaults in its obligations to any Person in respect of any Indebtedness in the principal amount of US $5,000,000 or greater or under any agreement relating to any such Indebtedness and such default has not been waived within the applicable cure period;

     (5) Default in Certain Covenants - if there is any default or failure in the observance or performance of any covenant contained in Section 8.02 or in Subsections 8.01 (28), 8.03(1), (3), (6), (8), (9), (12), (13), (14), (15), (16)
or (17);

     (6) Default in Other Covenants - if, other than in respect of covenants contained in Section 8.02, or any covenant to pay, there is any default or failure in the observance or performance of any other act hereby, or pursuant to any other Loan Document, required to be done or any other covenant or condition hereby, or pursuant to any other Loan Document, required to be observed or performed, and the default or failure continues for 15 Business Days after notice by the Agent to either Borrower, the Guarantor or any Subsidiary, as applicable, specifying such default or failure;

     (7) Change in Ownership or Control - if (i) any Person acquires Voting Control of Kingsway following the Closing Date, (ii) Kingsway ceases to (a) be a general partner of Partnership or (b) own directly or indirectly 100% of the issued and outstanding voting shares in the capital stock of the Guarantor or any Subsidiary, (iii) Kingsway and Metro Claim Services Inc. cease to be the sole partners of Partnership, (iv) Kingsway ceases to be a public company or ceases to be widely held, or (v) Partnership is dissolved;

     (8) Insolvency - if a Borrower, the Guarantor or any Material Subsidiary is unable to pay debts as such debts become due, or is, or is adjudged or declared to be, or admits to being, bankrupt or insolvent;

     (9) ERISA Prohibited Transactions - (i) if any Person engages in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) if any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a Borrower, the Guarantor or any Subsidiary in favour of the PBGC or a Plan, (iii) if a reportable event shall occur with respect to, or proceedings shall commence to have a trustee appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) if any Single Employer Plan shall terminate for purposes of Title IV of ERISA; (v) if a Borrower, the Guarantor or any Subsidiary shall, or in the reasonable opinion of the Agent is likely to, incur any liability in connection with a withdrawal from, or the insolvency or Reorganization of, a Multiemployer Plan or (vi) if any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

     (10) Pension Liability - with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and a Majority of the Lenders shall have determined that such event reasonably could be expected to result in liability of a Borrower, the Guarantor or any Subsidiary to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have institituted proceedings to terminate such Guaranteed Pension Plan.

     (11) Voluntary Proceedings - if a Borrower, the Guarantor or any Subsidiary makes a general assignment for the benefit of creditors; or any proceeding or filing is instituted or made by a Borrower, the Guarantor or any Subsidiary seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any similar law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties or assets; or a Borrower, the Guarantor or any Subsidiary takes any corporate action to authorize any of the actions set forth in this Section 9.01(11);

     (12) Involuntary Proceedings - if any notice of intention is filed or any proceeding or filing is instituted or made against a Borrower, the Guarantor or any Subsidiary in any jurisdiction seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties or assets or seeking possession, foreclosure or retention, or sale or other disposition of, or other proceedings to enforce security over, all or a substantial part of the assets of a Borrower, the Guarantor or any Subsidiary unless the same is being contested actively and diligently in good faith by appropriate and timely proceedings and is dismissed, vacated or stayed within 30 days of institution thereof;

     (13) Adverse Judgments - if one or more final judgments for the payment of money aggregating in excess of US $5,000,000 (whether or not covered by insurance) shall be rendered against a Borrower, the Guarantor or any Subsidiary and such Borrower, the Guarantor or such Subsidiary shall fail to discharge the same within thirty (30) days from the date of notice of entry thereof.

     (14) Receiver, etc. - if a receiver, liquidator, trustee, sequestrator or other officer with like powers is appointed with respect to, or an encumbrancer pursuant to a Security Interest or otherwise takes possession of, or forecloses or retains, or sells or otherwise disposes of, or otherwise proceeds to enforce security over any of the properties or assets of either Borrower, the Guarantor or any Material Subsidiary or gives notice of its intention to do so;

     (15) Execution, Distress - if any writ, attachment, execution, sequestration, extent, distress or any other similar process in an amount not greater than US $5,000,000 in the aggregate becomes enforceable against either Borrower, the Guarantor or any Subsidiary or if a distress or any analogous process is levied against any of the properties or assets of either Borrower, the Guarantor or any Material Subsidiary, except where the same is being contested actively and diligently in good faith by appropriate and timely proceedings and the enforcement or levy has been stayed;

     (16) Suspension of Business - if a Borrower, the Guarantor or any Material Subsidiary suspends or ceases or threatens to suspend or cease its business;

     (17) Sale - if a Borrower, the Guarantor or any Material Subsidiary sells or otherwise disposes of, or threatens to sell or otherwise dispose of, all or a substantial part of its undertaking and property and assets whether in one transaction or a series of related transactions save as permitted in this Agreement;

     (18) Regulatory Action - if any action is taken by any regulatory body with authority over a Borrower, the Guarantor or any Material Subsidiary to materially limit the business activities of a Borrower, the Guarantor or any such Material Subsidiary.

Section 9.02 Impairment of Guarantor's Guarantee, etc. Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any obligated party thereto or any Borrower or any other party obligated under any Loan Document shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

Section 9.03 Lenders May Waive. The Majority of the Lenders may at any time waive any Default or Event of Default which may have occurred, provided that no such waiver shall extend to or be taken in any manner whatsoever to affect any subsequent Default or Event of Default or the rights or remedies resulting therefrom. No such waiver shall be effective unless given by the Administrative Agent in writing with the consent of the Majority of the Lenders.

Section 9.04 Remedies are Cumulative. For greater certainty, the rights and remedies of the Lenders and the Agent under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law; and any single or partial exercise by the Lenders or the Agents of any right or remedy for a Default or Event of Default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy to which the Lenders or the Agents may be lawfully entitled for the same default or breach, and any waiver by the Lenders or the Agents of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained and any indulgence granted by the Lenders or the Agents shall be deemed not to be a waiver of that or any subsequent default.

Section 9.05 Set-Off. The Lenders shall be entitled at any time or from time to time after Demand or the occurrence of an Event of Default which is continuing, without notice to set-off, consolidate and to apply any or all deposits and any other indebtedness at any time held by or owing by such Lender to either Borrower against and on account of the debts, liabilities or obligations of the Borrowers to such Lender, whether or not due and payable and whether or not such Lender has made Demand therefor.

Section 9.06 Cash Collateral Accounts. Following Demand or upon the occurrence of an Event of Default which is continuing and in addition to any other rights or remedies of the Agents and the Lenders hereunder, the Administrative Agent (on behalf of the Lenders) as and by way of collateral security shall be entitled to deposit and retain in an account to be maintained by the Administrative Agent on behalf of the Lenders (bearing interest at the rates of the Administrative Agent as may be applicable in respect of other deposits of similar amounts for similar terms) amounts which are received by the Administrative Agent from either Borrower hereunder to the extent such amounts may be required to satisfy any Outstanding Obligations.

                                   ARTICLE TEN

                                     GENERAL

Section 10.01 Redistribution of Payments. If at any time, the proportion which any Lender has received or recovered in respect of its portion of any payment to be made under this Agreement by the Borrowers for the account of such Lender or one or more other Lenders including any moneys and/or property obtained by such Lender in the exercise of any right of set-off, counterclaim or similar right of such Lender is greater than its Rateable Portion, then appropriate transfers shall be made among the Lenders through the Administrative Agent, so as to ensure that each Lender receives its Rateable Portion of such payments.

Section 10.02 Enforcement. Each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder, including, without limitation, any Demand or declaration of a Default or an Event of Default hereunder but that such action shall be taken only by the Administrative Agent with the prior written agreement of the Majority of the Lenders. Each of the Lenders further covenants and agrees that upon any such written agreement by the Majority of the Lenders, it shall cooperate fully to the extent requested by the Administrative Agent or the Majority of the Lenders. Each of the Lenders further covenants and agrees that all amounts received following Default or an Event of Default on account of the Outstanding Obligations, are held for the benefit of all Lenders and shall be shared among the Lenders rateably according to their Rateable Portions and that all costs of such realization, to the extent not reimbursed, shall be shared among the Lenders rateably in accordance with their Rateable Portions. Each of the Lenders covenant and agree not to seek, accept or take security from any Person in respect of the Outstanding Obligations, or any portion thereof other than the Security.

Section 10.03 Readjustment of Obligations Among Lenders. If upon expiry of the Credit Facility or, if sooner upon Demand or the occurrence of an Event of Default, the Lenders shall not recover the Outstanding Obligations in full (the amount by which the recovered amount falls short of the entire amount of the Outstanding Obligations hereinafter called the "Shortfall"), the Shortfall shall be shared by the Lenders rateably in accordance with their respective Rateable Portions, and appropriate transfers and adjustments shall be made such that the Shortfall is shared, as nearly as may be practicable, in accordance with the respective Rateable Portions. Such adjustments and transfers shall be accomplished through the Administrative Agent and in a manner satisfactory to the Lenders concerned, acting reasonably.

Section 10.04 Notices. Any notice, request or other communication hereunder to any of the parties hereto shall be in writing and be well and sufficiently given if delivered personally or sent by prepaid registered mail to its address or by telecopier to the number and to the attention of the person set forth below:

        (a)     In the case of the Borrowers or the Guarantor:
                c/o Kingsway Financial Services Inc.
                5310 Explorer Drive
                Mississauga, Ontario
                L4W 5H8

                Attention:       Shaun Jackson
                Telecopier No.:  (905) 629-5008

        (b)     with a copy to Partnership:
                c/o Kingsway America
                1515 Woodfield Road
                Suite 820
                Schaumberg, Illinois   60172
                Attention:       James R. Zuhlke
                Telecopier No.:  (847) 619-5275

        (c) In the case of the Administrative Agent and the Lenders: c/o The Bank of Nova Scotia
                44 King Street West
                Toronto, Ontario

          M5H 1H1

          Attention:      Paul Hodgson
          Telecopier No.: (416) 933-7399


Any such notice shall be deemed to be given and received, if delivered, when delivered, and if mailed, on the third Business Day following the date on which it was mailed, unless an interruption of postal services occurs or is continuing on or within the three Business Days after the date of mailing in which case the notice shall be deemed to have been received on the third Business Day after postal service resumes and if sent by telecopier on the next Business Day after the day on which the telecopy is sent. Either party may by notice to the other, given as aforesaid, designate a changed address or telecopier number.

Section 10.05 Performance of Covenants by the Lenders. If any of the covenants or obligations contained herein or in any Loan Document shall not be performed by a Borrower, the Guarantor or a Subsidiary, the Administrative Agent or Lenders upon reasonable notice to the Borrowers may perform such covenant or obligation and, if in so doing the Administrative Agent or any Lender spends money or incurs liability, the amount of money so spent or liability incurred shall be treated as a US Base Rate Loan advanced to the Borrowers.

Section 10.06 Indemnity. In addition to any other indemnity provided for herein, the Borrowers hereby jointly and severally indemnify the Agents and the Lenders on demand against any loss (other than loss of profit), expense or liability which the Agents or any Lender may sustain or incur as a consequence of the action or inaction of a Borrower, the Guarantor or any Subsidiary in connection with:

     (a) any default in payment of the principal amount of any Borrowing or any part thereof or interest accrued thereon, as and when due and payable;

     (b) the repayment or prepayment of any LIBOR Loan prior to the last day of its term;

     (c) any failure to fulfill on or before any Borrowing Date the conditions precedent to any Borrowing as provided for in this Agreement, if as a result of such failure such Borrowing is not made on such date;

     (d)  the occurrence of any Default or Event of Default;

     (e) any misrepresentation made by a Borrower or any Guarantor herein or in any instrument in writing delivered to the Agents or any Lender in connection with this Agreement;

     (f) the costs of enforcement of the rights of the Agents and the Lenders under this Agreement and the Loan Documents; and

     (g) any determination that a Lender or an Agent is a partner or a joint venturer with any Borrower,

including but not limited to any loss or expense sustained or incurred in liquidating or redeploying deposits or other funds contracted for or acquired or used to effect or maintain such Borrowing or part thereof.

Section 10.07 Kingsway Liability for Partnership Obligations; Waivers, etc. In addition to, and not in limitation of, any direct liability of Kingsway arising hereunder (including, without limitation, in respect of any and all Outstanding Obligations of Kingsway), Kingsway, by virtue of its status as general partner of Partnership, hereby expressly affirms, acknowledges and agrees for the benefit of the Administrative Agent and the Lenders that it is liable ("Partnership Liability") for all indebtedness and other obligations of Partnership (including, without limitation, in respect of any and all Outstanding Obligations of Partnership) under the Delaware Uniform Partnership Law, Del. Code Ann. tit. 6, (S)(S) 1501 - 1547 (1974), as the same may be amended or otherwise modified from time to time, and in connection with such Partnership Liability hereby expressly waives (a) promptness, diligence, notice of acceptance and any other notice with respect to any of Partnership's Outstanding Obligations, (b) any requirement that the Administrative Agent or any Lender exhaust any right or take any action against Partnership or any other Person (including any guarantor) or entity or any collateral, if any, securing the Outstanding Obligations and (c) any requirement of marshaling. In furtherance of (and without limiting) the foregoing, Kingsway acknowledges and agrees that its Partnership Liability shall exist in full force and effect regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any Outstanding Obligations of Partnership or the rights of the Administrative Agent or any of the Lenders with respect thereto. Moreover, Kingsway's Partnership Liability shall be absolute, unconditional and irrevocable irrespective of (a) any lack of validity, legality or enforceability of this Agreement, any Loan Document or any other agreement or instrument relating to any thereof as to any Outstanding Obligations of Partnership; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Outstanding Obligations of Partnership, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from this Agreement or any Loan Document; (c) any addition, exchange, release or non-perfection of collateral, if any, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Outstanding Obligations of Partnership; (d) the failure of the Administrative Agent or any Lender (i) to assert any claim or demand or to enforce any right or remedy against Partnership or any other Person (including any guarantor) under the provisions of this Agreement, any Loan Document or otherwise, or (ii) to exercise any right or remedy against any guarantor of, or collateral (if any) securing, any of the Outstanding Obligations of Partnership; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms hereof or any Loan Document; (f) any defense, set-off or counterclaim which may at any time be available to or be asserted by Partnership against the Administrative Agent or any Lender; (g) any limitation, impairment or termination of the Outstanding Obligations of Partnership for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Kingsway hereby expressly waives any right to or claim of) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Outstanding Obligations of Partnership or otherwise; or (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Partnership, any surety or any guarantor.

Section 10.08 No Set-Off or Counterclaim. The obligations of the Borrowers and the Guarantor to make payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set-off, compensation, counterclaim, recoupment, defence or other right which a Borrower or the Guarantor may have against the Agent or any of the Lenders.

Section 10.09 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.10 Time of Essence. Time shall, in all respects, be of the essence of this Agreement.

Section 10.11 Assignment. No Borrower may assign this Agreement or any part hereof without the prior written consent of the Administrative Agent and each of the Lenders. Subject to Section 10.20, a Lender shall be entitled to assign this Agreement with the consent of the Administrative Agent not to be unreasonably withheld.

Section 10.12 Entire Agreement. This Agreement, together with any other instrument contemplated hereby, constitutes the entire agreement between the parties with respect to the matters covered hereby and supersedes any other prior agreements or representations.

Section 10.13 Amendments. No amendment, modification or waiver of any provision of this Agreement or consent by the Lenders to any departure from any provision of this Agreement is in any way effective unless it is in writing and signed by the Borrowers, in respect of an amendment or modification, and the Majority of the Lenders, in which event the amendment, modification, waiver or consent is effective only in the specific instance and for the specific purpose for which it is given.

Section 10.14 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract and the parties hereby submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

Section 10.15 Forum Selection and Consent to Jurisdiction. Any litigation based hereon, or arising out of, under, or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Agent, the Lenders or either Borrower shall be brought and maintained exclusively in either the Courts of Ontario, Canada, the Courts of the State of Illinois or in the United States District Court for the Northern District of Illinois. Each Borrower hereby expressly and irrevocably submits to the jurisdiction of the Courts of Ontario, Canada, the Courts of the State of Illinois and of the United States District Court for the Northern District of Illinois for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation subject to any rights of appeal of any judgment rendered to the highest Court in Ontario, Canada or the State of Illinois or the United States Supreme Court, as the case may be. Each Borrower further irrevocably consents to service of process by a nationally recognized overnight delivery service, or by personal service within or without the State of Illinois. Each Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such Court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that either Borrower has or hereafter may acquire any immunity from jurisdiction of any Court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each Borrower hereby, to the fullest extent permitted by Applicable Law, irrevocably waives such immunity in respect of its obligations under this Agreement and each other Loan Document.

Section 10.16 Waiver of Jury Trial, etc. The Agents, the Lenders and each Borrower hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Agent, the Lenders or the Borrowers. Each Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision (and each other provision of each other Loan Document to which it is a party) and that this provision is a material inducement for the Agents and the Lenders entering into this Agreement and each such other Loan Document. In no event shall any Lender or the Agent be liable for any consequential damages which may be alleged in connection herewith or the transactions contemplated hereby.

Section 10.17 Conflict. In the event that there is any conflict between the provisions contained in this Agreement and the provisions contained in any document delivered pursuant hereto or in connection herewith, the provisions of this Agreement shall have priority over and shall override the provisions contained in the other document.

Section 10.18 Loan Syndication. With the prior written consent of the Borrowers, not to be unreasonably withheld, each Lender shall have the right to sell, assign, transfer or grant a participation in its Commitment in an amount of not less than US $5,000,000 or, if less, the full amount of such Lender's Commitment, in whole or in part, to one or more Persons (the "Participants"). After the occurrence of an Event of Default, as applicable, any Lender shall be entitled to undertake any such sale, assignment, transfer or grant of a participation without notice to, or the consent of, either Borrower or the Guarantor. Notwithstanding the foregoing, any Lender may sell, assign, transfer or grant a participation in its Commitment to any other Lender or to an Affiliate of any Lender in any amount and without the consent of the Borrowers. For the purpose of selling, assigning, transferring or granting a participation in its Commitment, a Lender may disclose, on a confidential basis, to a potential Participant such information concerning the Borrowers, the Guarantor and the Subsidiaries as such Lender considers appropriate, including information subject to any duty of confidentiality by such Lender to the Borrowers, the Guarantor or any Subsidiary. The Borrowers agree to execute and deliver and to cause the Guarantor to execute and deliver such further documentation and take such further action as the Administrative Agent or any Lender considers necessary or advisable to give effect to such sale, assignment, transfer or grant of participation. In the case of sale, assignment, transfer or granting of a participation, and upon payment by the Participant to the Administrative Agent of an administrative fee in the amount of US $2,500, for the Administrative Agent's own account and not for the account of the Lenders, the Participant shall have, to the extent of such sale, assignment, transfer or grant of participation, the same rights and obligations as it would have if it were a Lender on the Closing Date and as such had executed this Agreement as required, and from the date of delivery of the notice of participation and undertaking described in Section 10.20, the Participant shall be a Lender hereunder. The selling, assigning, transferring or granting Lender (the "Outgoing Lender") shall be relieved, to the extent of the sale, assignment, transfer or grant of participation, of its obligations hereunder with respect to its Commitment. The Borrowers hereby acknowledge and agree that any sale, assignment, transfer or granting of a participation will give rise to a direct obligation of the Borrowers to the Participant. Notwithstanding the foregoing, it is understood and agreed by each Borrower that the rights of any Outgoing Lender with respect to a Borrowing shall be transferred to the applicable Participant pursuant to the terms of this Section 10.19 and such Borrowing continues to be outstanding at all times without novation.

Section 10.19 Notice of Assignment and Undertaking. A sale, assignment, transfer or grant of participation pursuant to Section 10.19 shall be effective upon the Borrowers and each other Lender having received a notice of participation and undertaking substantially in the form of Schedule "P" and the Agent receiving the fee from the Participant in the amount of US $2,500. Upon any such sale, assignment, transfer or grant of participation becoming effective, Schedule "A" to this Agreement shall be automatically amended to reflect the amended Commitments resulting from such sale, transfer, assignment or grant of participation without further notice or other requirement.

Section 10.20 Judgment Currency. The obligations of the Borrowers pursuant to this Agreement to make payments in a specific currency (the "Contractual Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent to which such tender or recovery shall result in the effective receipt by the Lenders and the Administrative Agent of the full amount of the Contractual Currency payable or expressed to be payable under this Agreement and accordingly the obligations of the Borrowers shall be enforceable as an alternative or additional cause of action for the purpose of recovering the other currency of the amount (if any) by which such effective receipt shall fall short of the Contractual Currency payable or expressed to be payable under this Agreement and shall not be effected by judgment being offered for any other sum due under this Agreement.

Section 10.21 Successors and Assigns. This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

Section 10.22 Survival. The obligations of the Borrowers under Sections 3.03(4), 4.06, 5.04, 5.05 and 10.07 and the obligations of the Lenders under Section
11.04 shall in each case survive any termination of this Agreement, the payment in full of the Outstanding Obligations and the termination of the Commitments, except to the extent otherwise expressly provided thereto.

                                 ARTICLE ELEVEN

                                   THE AGENTS

Section 11.01 Appointment and Authorization.

(1) Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any assignee or transferee of any of its interests herein to appoint and authorize, the Agents to be its agent and its attorney in its name and on its behalf, to take such actions and to exercise such powers hereunder as are delegated to the Agents by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or wilful misconduct.

(2) The Agents shall have no duties or obligations other than as expressed herein, and, without limitation, the Agents do not undertake, and the Lenders relieve the Agents from, any implied duties, (including fiduciary duties) and there shall not be construed against the Agents any implied covenants or terms.

Section 11.02 Interest Holders. The Agents may treat each Lender or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in respect of this Agreement, until written notice of a sale, assignment, transfer or grant pursuant to Section 10.19, signed by such Lender (or the person designated in the last notice filed with the Agent) and the Person designated in such written notice has been filed with the Administrative Agent.

Section 11.03 Documents. The Agents are not, and shall not be, under any duty to examine, enquire into or pass upon the validity, effectiveness or genuineness of any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Agents are entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

Section 11.04 Agent and Affiliates. With respect to its Commitment and the advances made by it as a Lender hereunder, the Agents have the same rights and powers hereunder as any other Lender and may exercise the same as though they were not the Agents, and the Agents and their Affiliates and subsidiaries may accept deposits from, lend money to and generally engage in any kind of business with any Borrower and its Affiliates and subsidiaries and Persons doing business with the Borrowers and/or any of its Affiliates and/or subsidiaries as if it were not the Agent and without any obligation to account therefor.

Section 11.05 Responsibility of Agents. The duties and obligations of the Agents hereunder are only those expressly set forth herein or therein. The Administrative Agent has no duty to investigate whether a Default or an Event of Default has occurred. The Administrative Agent is entitled to assume that no Default or Event of Default has occurred and is continuing, unless the Administrative Agent has actual knowledge or has been notified in writing by a Borrower of such fact or has been notified in writing by a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing, such notification to specify in detail the nature thereof.

Section 11.06 Action by Administrative Agent.

(a)  The Administrative Agent is entitled to use its discretion with respect to:

     (i) exercising or refraining from exercising any rights which may be vested in it by this Agreement or the Guarantee, and

     (ii) taking or refraining from taking any action or acts which it may be able to take under or in respect of this Agreement or the Guarantor's Guarantee,

     unless the Administrative Agent has been instructed by the Majority of the Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such actions; provided, however, that the Administrative Agent may not exercise any rights under this Agreement or the Guarantor's Guarantee or commence any action for the collection of amounts owing hereunder without the request of the Majority of the Lenders. Upon receiving the indemnities required hereunder, the Administrative Agent shall, at the request of the Majority of the Lenders, exercise any or all such rights and/or commence such action. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct;

(b) the Agents shall in all cases be fully protected in acting or refraining from acting under this Agreement and the Guarantor's Guarantee in accordance with the instructions of the Majority of the Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

Section 11.07 Notice of Events of Default. If the Administrative Agent acquires actual knowledge or is notified in writing of any Default or Event of Default, the Administrative Agent shall promptly notify the Lenders and shall take such action and assert such rights under this Agreement and the Guarantor's Guarantee as the Majority of the Lenders shall request in writing, and the Administrative Agent is not subject to any liability by reason of its acting pursuant to any such request. If the Majority of the Lenders fail, for ten (10) Business Days after receipt of the notice of any Default or Event of Default, to request the Agent to take action or to assert rights under this Agreement in respect of such Default or Event of Default, the Administrative Agent may, but shall not be required to, subject to subsequent specific instructions from the Majority of the Lenders, take such action or assert such rights as it deems in its discretion advisable for the protection of the interests of the Lenders except that, if the Majority of the Lenders have instructed the Administrative Agent not to take such action or assert such rights, in no event shall the Agent act contrary to such instructions.

Section 11.08 Responsibility Disclaimed. The Agents shall be under no liability or responsibility whatsoever as Agents:

(a) to the Borrowers, the Guarantor or any other Person as a consequence of any failure or delay in the performance by, or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

(b) to any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, any Borrower, the Guarantor of any of their respective obligations hereunder or under the Guarantee; or

(c)  to any Lender or Lenders for

     (i) any statements, representations or warranties in this Agreement or the Guarantor's Guarantee or in any other information provided pursuant to this Agreement or the Guarantor's Guarantee;

     (ii) the accuracy or completeness of the data made available to the Lenders in connection with the negotiation of this Agreement or the Guarantor's Guarantee; or

     (iii) the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Guarantor's Guarantee or any instrument or document furnished pursuant hereto or thereto.

Section 11.09 Indemnification. The Lenders agree to indemnify the Agents (to the extent not reimbursed by the Borrowers) pro rata according to their Rateable Portion of the Credit Facilities from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent in any way relating to or arising out of its actions as Agent relating to this Agreement, the Guarantor's Guarantee or any other document contemplated hereby, except that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent.

Section 11.10 Credit Decision. Each Lender represents and warrants to the Agents that:

(a) in making its decision to enter into this Agreement and to make its Commitment available to the Borrowers, it is independently taking whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrowers and that it has made an independent credit judgment without reliance upon any information furnished by the Agents; and

(b) so long as any portion of the Credit Facilities is being utilized by either Borrower, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrowers.

Section 11.11 Non-US Lenders. Each Lender that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) will submit to Partnership and the Administrative Agent on or before the Closing Date (or, in the case of a Person that becomes a Lender after the Closing Date by assignment promptly upon such assignment) two duly completed and signed copies of either
(i) Form 1001 of the United States Internal Revenue Service entitling such Lender to a complete exemption from withholding on all amounts to be received by such Lender pursuant to this Agreement or (ii) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such Lender pursuant to this Agreement. Each such Lender will, from time to time after submitting either such form, submit to Partnership and the Administrative Agent such additional duly completed and signed copies of one or the other such forms (or such successor forms or other documents as will be adopted from time to time by the relevant United States taxing authorities) as may be (i) reasonably requested in writing by Partnership or the Agent and (ii) appropriate under then current United States law or regulations to avoid United States withholding taxes on payments in respect of any amounts to be received by such Lender pursuant to this Agreement. Upon the reasonable request of Partnership or the Administrative Agent, each Lender that has not provided the forms or other documents, as provided above, on the basis of being a "United States person" will submit to Partnership and the Administrative Agent a certificate to the effect that it is such a "United States person".

     If any Lender which is not a "United States person" determines that it is unable to submit to Partnership and the Administrative Agent any form or certificate that such Lender is requested to submit pursuant to the preceding paragraph, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such Lender will promptly notify Partnership and the Administrative Agent of such fact.

Section 11.12 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, (i) an Agent may resign by giving ten (10) Business Days prior written notice to the Lenders, or (ii) a Majority of the Lenders may terminate an Agent, at any time by giving 30 days written notice thereof to the Lenders, the Borrowers and the Agents, as applicable. Upon any such resignation or termination, the Majority of the Lenders and the Borrowers shall have the right to appoint a successor Agent who shall be one of the Lenders. If no successor Agent shall have been so appointed and shall have accepted such appointment by the time of such resignation or termination, then the retiring or terminated Agent may, on behalf of the Lenders appoint a successor Agent from among the Lenders; the Borrowers hereby approving each of the Lenders as a successor agent for purposes of this Section 11.12. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or termination hereunder as Agent, the provisions of this Article Eleven shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

Section 11.13 Delegation by Agent. With the prior approval of the Majority of the Lenders, such approval not to be unreasonably withheld, the Agents shall have the right to delegate any of their duties or obligations hereunder or under any of the other Loan Documents as Agent to any Affiliate of such Agent so long as such Agent shall not thereby by relieved of such duties or obligations.

Section 11.14 Determinations by Agent. Any determination to be made by the Agents under this Agreement shall be made by the Agents in good faith and, if required hereby, acting reasonably, and, if so made, shall be prima facie evidence of the matters so determined, absent manifest error.

Section 11.15 Reliance Upon Agent. The Borrowers shall be entitled to rely upon any certificate, notice or other document or other advice, statement or instrument provided to it by the Administrative Agent pursuant to this Agreement, and the Borrowers shall generally be entitled to deal with the Administrative Agent with respect to matters under this Agreement with which the Administrative Agent is authorized to deal (whether alone or on behalf of the Lenders or the Majority of the Lenders) without any obligation whatsoever to satisfy itself as to the authority of the Administrative Agent to act on behalf of the Lenders or the Majority of the Lenders, as the case may be and without any liability whatsoever to the Lenders for relying upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Agent, notwithstanding any lack of authority of the Administrative Agent to provide the same.

Section 11.16 Payment Protection. Unless upon the date of receipt by a Lender of any notice of Borrowing the Administrative Agent has been notified by such Lender that such Lender will not make available to the Administrative Agent its Rateable Portion of such Borrowing, the Administrative Agent shall be entitled to assume that such Lender has made such portion of the Borrowing available to the Agent on the Borrowing Date in accordance with the provisions hereof and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Lender shall not have so made its Rateable Portion of the Borrowing available to the Administrative Agent, such Lender and the Borrowers agree to pay or repay, as the case may be, to the Agent forthwith on demand such Lender's Rateable Portion of the Borrowing together with interest thereon at the rate provided herein in respect of such Borrowing for each day from the date such amount is made available to the Borrowers until the date such amount is paid or prepaid to the Administrative Agent. The amount payable to the Agent pursuant hereto shall be as set forth in a certificate delivered by the Administrative Agent to such Lender and the Borrowers and shall be prima facie evidence, for all purposes, absent manifest error. If such Lender makes the payment to the Administrative Agent required herein, the amount so paid shall constitute such Lender's Rateable Portion of the Borrowing for purposes of this Agreement. The failure of any Lender to make available the Rateable Portion of the Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make available its Rateable Portion of the Borrowing on the Borrowing Date but no Lender shall be responsible for the failure of any other Lender to make its Rateable Portion available on such Borrowing Date. Nothing herein shall affect or limit any right of action a Borrower may have under Applicable Law against the defaulting Lender.

Section 11.17 Remittance of Payments. Forthwith after receipt of any repayment pursuant to this Agreement or payment of interest or fees hereunder, the Administrative Agent shall remit to each Lender its Rateable Portion of such payment in accordance with the advances made by such Lender hereunder; provided that if the Administrative Agent, on the assumption that it will receive a payment hereunder on the due date thereof, remits to each Lender its Rateable Portion of such payment and the Borrowers fail to make such payment, each of the Lenders agree to repay to the Administrative Agent forthwith on demand such Lender's Rateable Portion of the payment made pursuant hereto together with all reasonable costs and expenses incurred by the Administrative Agent in connection therewith and interest thereon (at a rate of interest reasonably determined by the Administrative Agent) for each day from the date such amount is remitted to the Lenders, the exact amount of the repayment required to be made by the Lenders pursuant hereto to be as set forth in a certificate delivered by the Administrative Agent to each Lender, which certificate shall be prima facie evidence for all purposes absent manifest error.

Section 11.18 Prompt Notice to the Lenders. Notwithstanding any other provision herein, the Administrative Agent agrees to provide to the Lenders, with copies where appropriate of all information, notices and reports required to be given to the Administrative Agent by the Borrowers including, without limitation, all information relating to the Credit Facility, promptly upon receipt of same, excepting therefrom information and notices relating solely to the role of Agent hereunder.

Section 11.19 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of the said counterparts taken together shall be deemed to constitute one and the same instrument. A set of copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Documentation Agent.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

                                        KINGSWAY FINANCIAL SERVICES INC.

                                        By:     /s/ William G. Star
                                                ----------------------------
                                                Name: William G. Star
                                                Title: President & CEO


                                        By:     /s/ W. Shaun Jackson
                                                ----------------------------
                                                Name: W. Shaun Jackson
                                                Title: Executive Vice President
                                                       & CFO


                                        KINGSWAY U.S. FINANCE PARTNERSHIP
                                        by its Partners

                                                KINGSWAY FINANCIAL SERVICES INC.

                                        By:     /s/ W. Shaun Jackson
                                                ----------------------------
                                                Name: W. Shaun Jackson
                                                Title: Executive Vice President
                                                       & CFO

                                                METRO CLAIM SERVICES INC.

                                        By:     /s/ W. Shaun Jackson
                                                ----------------------------
                                                Name: W. Shaun Jackson
                                                Title: Secretary


                                        CANADIAN IMPERIAL BANK OF COMMERCE

                                        By:     /s/ Robert Gill
                                                ----------------------------
                                                Name: Robert Gill
                                                Title: Executive Director

                                        By:     ____________________________
                                                Name:
                                                Title:


                                        THE BANK OF NOVA SCOTIA

                                        By:     /s/ Paul Hodgson
                                                ----------------------------
                                                Name: Paul Hodgson
                                                Title: Relationship Manager

                                        By:     /s/ W. J. Brown
                                                ----------------------------
                                                Name: W. J. Brown
                                                Title: Vice President

                                         LASALLE NATIONAL BANK

                                         By:      /s/ Janet R. Gates
                                                  ------------------------------
                                                  Name: Janet R. Gates
                                                  Title: Senior Vice President

                                         By:      ______________________________
                                                  Name:
                                                  Title:


                                         FIRST UNION NATIONAL BANK

                                         By:      /s/ Gail M. Golightly
                                                  ------------------------------
                                                  Name: Gail M. Golightly
                                                  Title: Senior Vice President

                                         By:      ______________________________
                                                  Name:
                                                  Title:


                                         THE BANK OF NOVA SCOTIA,
                                         AS ADMINISTRATIVE AGENT

                                         By:      /s/ Paul Hodgson
                                                  ------------------------------
                                                  Name: Paul Hodgson
                                                  Title: Relationship Manager

                                         By:      ______________________________
                                                  Name:
                                                  Title:


                                         CANADIAN IMPERIAL BANK OF COMMERCE,
                                         AS DOCUMENTATION AGENT

                                         By:      /s/ Robert Gill
                                                  ------------------------------
                                                  Name: Robert Gill
                                                  Title: Executive Director

                                         By:      ______________________________
                                                  Name:
                                                  Title:

                                         CANADIAN IMPERIAL BANK OF COMMERCE NEW
                                         YORK AGENCY

                                         By:      /s/ Nora Q. Catiis
                                                  ------------------------------
                                                  Name: Nora Q. Catiis
                                                  Title: Executive Director

                                         By:      ------------------------------
                                                  Name:
                                                  Title:

                                  SCHEDULE "A"

                                   Commitments

As at the Closing Date.

Kingsway Facility
-----------------

Lender                                                           Commitment
------                                                           ----------

CIBC                                                             US $2,500,000

Scotiabank                                                       US $2,500,000

LaSalle                                                          US $2,500,000

First Union                                                      US $2,500,000
                                                                 ---------------

Commitment - Kingsway Facility                                   US $10,000,000


Partnership Facility
--------------------

Lender                                                           Commitment
------                                                           ----------

CIBC                                                             US $22,500,000

Scotiabank                                                       US $22,500,000

LaSalle                                                          US $22,500,000

First Union                                                      US $22,500,000
                                                                 ---------------

Commitment - Partnership Facility                                US $90,000,000

Total Commitment                                                 US $100,000,000

                                  SCHEDULE "B"

                                Conversion Notice

TO:  THE BANK OF NOVA SCOTIA
     as Administrative Agent for the Lenders as defined in the Credit Agreement dated [date] among Kingsway Financial Services Inc. and
     Kingsway U.S. Finance Partnership, as Borrowers and Canadian Imperial Bank of Commerce,
     The Bank of Nova Scotia, LaSalle National Bank and
     First Union National Bank, as Lenders
     and The Bank of Nova Scotia, as Administrative Agent and Co-Syndications Agent and Canadian Imperial Bank of Commerce, as Co-Syndications Agent and Documentation Agent (the "Credit Agreement")

FROM: [Insert Borrower]

DATE:

1. This Conversion Notice is delivered to you pursuant to the provisions of the Credit Agreement. All defined terms set forth in this Conversion Notice shall have the respective meanings set forth in the Credit Agreement.

2. We hereby request a Conversion of a US Base Rate Loan into a LIBOR Loan as follows:

     (a)  Facility: ____________________________________________________________

     (b)  Conversion Date: _____________________________________________________

     (c)  Conversion Amount: ___________________________________________________

     (d)  LIBOR Period: ________________________________________________________

3. We hereby request a Conversion of a maturing LIBOR Loan into a US Base Rate Loan as follows:

     (a)  Facility: ____________________________________________________________

     (b)  Conversion Date: _____________________________________________________

     (c)  Conversion Amount: ___________________________________________________


                                   [Borrower]

                                   Per:                               c/s


                                   Name:
                                   Title:

                                  SCHEDULE "C"

                             Intercreditor Agreement

                                  SCHEDULE "D"

                                LIBOR Loan Notice

TO:  THE BANK OF NOVA SCOTIA
     as Administrative Agent for the Lenders as defined in the Credit Agreement dated [date] among Kingsway Financial Services Inc. and
     Kingsway U.S. Finance Partnership, as Borrowers and Canadian Imperial Bank of Commerce,
     The Bank of Nova Scotia, LaSalle National Bank and
     First Union National Bank, as Lenders
     and The Bank of Nova Scotia, as Administrative Agent and Co-Syndications Agent and Canadian Imperial Bank of Commerce, as Co-Syndications Agent and Documentation Agent (the "Credit Agreement")

FROM: [Insert Borrower]

DATE:

1. This LIBOR Loan Notice is delivered to you pursuant to the provisions of the Credit Agreement. All defined terms set forth in this LIBOR Loan Notice shall have the respective meanings set forth in the Credit Agreement.

2. We hereby request a Borrowing under the Credit Facilities by way of a LIBOR Loan as follows:

     (a)  Borrowing Date:

     (b)  Amount of LIBOR Loan:

     (c)  LIBOR Period:

     (d)  Facility:

3. We hereby request a LIBOR Loan Rollover under the Credit Facility as follows:

     (a)  LIBOR Loan Rollover Date:

     (b)  Amount of Maturing LIBOR Loan:

     (c)  LIBOR Period of New LIBOR Loan:

     (d)  Facility:


                                   [Borrower]

                                   Per:                               c/s


                                   Name:
                                   Title:

                                  SCHEDULE "E"

                               Security Interests

                                  SCHEDULE "F"

                              Quarterly Certificate

                                                                          [DATE]

TO:  THE BANK OF NOVA SCOTIA
     as Administrative Agent for the Lenders as defined in the Credit Agreement dated [date] among Kingsway Financial Services Inc. and
     Kingsway U.S. Finance Partnership, as Borrowers and Canadian Imperial Bank of Commerce,
     The Bank of Nova Scotia, LaSalle National Bank and
     First Union National Bank, as Lenders
     and The Bank of Nova Scotia, as Administrative Agent and Co-Syndications Agent and Canadian Imperial Bank of Commerce, as Co-Syndications Agent and Documentation Agent (the "Credit Agreement")

Dear Sirs:

     Re:
          Quarter Ending

     In accordance with the Credit Agreement, I, [insert name and title of certifying officer] hereby certify without personal liability that:

1. I am familiar with and have examined the provisions of the Credit Agreement and have made reasonable investigations of corporate records and inquiries of other officers and senior personnel of the Borrower and based on the foregoing and as of the date of this certificate:

     (a) except as indicated below or in any Schedule annexed hereto, the representations and warranties contained in the Credit Agreement are true and correct in all material respects;

     (b) to the best of my knowledge and belief, there is no Default or Event of Default under the Credit Agreement;

     (c) the Borrowers are, and have been since the date of the last Quarterly Certificate delivered pursuant to the Credit Agreement, operating in accordance with all applicable regulatory financial ratio guidelines;

     (d) to the best of my knowledge and belief, the covenants contained in the Credit Agreement have not been breached.

2. That as at the last day of the fiscal quarter ending
____________________________________, on a Consolidated basis,

     (w) Funded Debt of Kingsway totalled _________________________ calculated as follows:

          (i)   indebtedness for borrowed money ___________________________;
                plus

          (ii)  Capitalized Lease Obligations ___________________________; plus

          (iii) Purchase Money Obligations ___________________________; plus

          (iv)  outstanding letters of credit ___________________________
                (excluding letters of credit the beneficiary of which is a Borrower, the Guarantor or a Subsidiary); plus

          (v)  fees incurred in respect of above ___________________________;
               plus

          (vi) interest accrued in respect of above ___________________________.

     (x) Total Capitalization of Kingsway totalled ___________________________ calculated as follows:

          (i)  Funded Debt ___________________________; plus

          (ii) Shareholders equity ___________________________,

and accordingly, the ratio of Funded Debt to Total Capitalization as calculated in accordance with the Credit Agreement is ___________________________ and therefore not greater than a maximum ratio of required under Section 8.02(1) of the Credit Agreement.

3.   That as at the last day of the fiscal quarter ending
     ___________________________, on a Consolidated basis,

     (v)  Net Written Premiums of Insurance Subsidiaries totalled
          ___________________________;

     (w)  Statutory Capital and Surplus of Kingsway totalled
          ___________________________ calculated as follows:

          (i)   Shareholders equity of Insurance Subsidiaries
                ___________________________; plus

          (ii)  Funded Debt ___________________________; less

          (iii) goodwill and other intangibles ___________________________,

and accordingly, the ratio of net premiums written to Capital Surplus Ratio is ___________________________ and therefore not greater than 3.0:1 required under
Section 8.02(2) of the Credit Agreement.

4. That (i) Net Income (as calculated in accordance with the Credit Agreement) in the first quarter ending _____________________ was ___________________________ on a Consolidated basis, (ii) the proceeds of equity issuances available in ___________________________ the fiscal quarter ending amounted to ___________________________, and accordingly as at the last day of the fiscal quarter ending ____________________ on a Consolidated basis Tangible Net Worth as calculated in accordance with the Credit Agreement ___________________________ is and is therefore greater than the minimum Tangible Net Worth of ___________________________ required under the Credit Agreement.

5. That as at the last day of the fiscal quarter ending
___________________________ on a Consolidated basis,

     (w) the Claims Ratio is ___________________________ on a Consolidated basis, and

     (x) the Expense Ratio is ___________________________ on a Consolidated basis,

and accordingly, the Combined Ratio as calculated in accordance with the Credit Agreement is ___________________________ and accordingly less than 105% required under the Credit Agreement, or less than the Canadian Property and Casualty Industry Average for the last four quarters which is
___________________________.

6. That as at the last day of the fiscal quarter ending
___________________________ on a Consolidated basis,

     (w)  EBITDA totalled ___________________________ calculated as follows:

          (i)   earnings ___________________________; plus

          (ii)  interest ___________________________; plus

          (iii) depreciation ___________________________; plus

          (iv)  income taxes ___________________________; plus

          (v)  amortization ___________________________; plus

          (vi) extraordinary loss (gains) ___________________________

     and

     (x)  Interest Expense totalled ___________________________,

and accordingly, the Interest Coverage Ratio of Kingsway as calculated in accordance with the Credit Agreement is __________________, and therefore not less than 3.0:1 permitted under the Credit Agreement.

7. That as at the last day of the fiscal quarter ending _____________________ the senior unsecured debt rating of Kingsway is ___________________________ as determined by __________________________ rating service.

8. Annexed as a Schedule to this Certificate is:

     (i) a summary of invested assets of the Borrowers, the Guarantor and the Subsidiaries on a non-Consolidated basis;

     (ii) a description of the equity portfolio of the Borrowers, the Guarantor and the Subsidiaries; and

     (iii) the status of margin positions of the Borrowers, the Guarantor and the Subsidiaries.

Capitalized terms used herein but not defined herein have the meanings attributed to them in the Credit Agreement.

                                        By: ____________________________________

                                        Title: _________________________________

                                  SCHEDULE "G"

                                  Subsidiaries

                                  SCHEDULE "H"

                            US Base Rate Loan Notice

TO:  THE BANK OF NOVA SCOTIA
     as Administrative Agent for the Lenders as defined in the Credit Agreement dated [date] among Kingsway Financial Services Inc. and
     Kingsway U.S. Finance Partnership, as Borrowers and Canadian Imperial Bank of Commerce,
     The Bank of Nova Scotia, LaSalle National Bank and
     First Union National Bank, as Lenders
     and The Bank of Nova Scotia, as Administrative Agent and Co-Syndications Agent and Canadian Imperial Bank of Commerce, as Co-Syndications Agent and Documentation Agent (the "Credit Agreement")

FROM: [Insert Borrower]

DATE:

1. This US Base Rate Loan Notice is delivered to you pursuant to the provisions of the Credit Agreement. All defined terms set forth in this US Base Rate Loan Notice shall have the respective meanings set forth in the Credit Agreement.

2. We hereby request a Borrowing under the Credit Facility by way of a US Base Rate Loan as follows:

     (a)  Borrowing Date:

     (b)  Amount of Loan:

     (c)  Facility:

                        (Term)

                                   [Borrower]
                                   Per:                          c/s


                                   Name:
                                   Title:

                                  SCHEDULE "I"

                                 FORM OF OPINION

                  [COUNSEL TO KINGSWAY FINANCIAL SERVICES INC.]

                                  SCHEDULE "J"

                                   LITIGATION

                                  SCHEDULE "K"

                             INTEREST RATES AND FEES

The interest rate payable on Outstanding Borrowings will vary dependent upon the senior unsecured debt rating of Kingsway based on Standard & Poor's, Dominion Bond Rating Service or Moody's debt ratings or upon the ratio of Funded Debt to Total Capitalization as calculated in accordance with Section 8.02(1) whichever is higher. In the event of a split debt rating, the highest rating shall apply.

If the better of senior unsecured debt rating or the ratio of Funded Debt to Total Capitalization is determined to be within the ranges outlined in Column 1 then (i) the interest rate on LIBOR Loans is the LIBO Rate plus the percentage set out in the corresponding square of Column 2, and (ii) interest on US Base Rate Loans is the US Base Rate plus the percentage set out in the corresponding square of Column 3.


-----------------------------------------------------------------------------------------------------------------
               1                                          2                                     3
-----------------------------------------------------------------------------------------------------------------
Better of Senior Unsecured Debt                      LIBOR Margin                          US Base Rate
      Rating OR Funded
     Debt/Capitalization
-----------------------------------------------------------------------------------------------------------------
greater or equal to A-/A3                       65.0                                 0
FD/C less than 0.20x
-----------------------------------------------------------------------------------------------------------------
BBB+Baa1                                        75.0                                 0
FD/C less than 0.25x
-----------------------------------------------------------------------------------------------------------------
BBB/Baa2                                        87.5                                 0
FD/C less than 0.30x
-----------------------------------------------------------------------------------------------------------------
BBB-/Baa3                                       100.0                                0
FD/C less than 0.375x
-----------------------------------------------------------------------------------------------------------------
BB+/Ba1                                         125.0                                25.0
FD/C less than 0.4x
-----------------------------------------------------------------------------------------------------------------
less than or equal to BB/Ba2                    150.0                                50.0
FD/C less than 0.45x
-----------------------------------------------------------------------------------------------------------------

If the use of one means of measurement over the other would result in a difference of more than one gradation, the applicable pricing level will be the one level above the level indicated by the lower of the two measurements.

                                  SCHEDULE "K1"

                          Directors' Qualifying Shares

                                  SCHEDULE "L"

                                      Taxes

                                  SCHEDULE "M"

                                 Labour Disputes

                                  SCHEDULE "N"

                                  Pension Plans

                                  SCHEDULE "O"

                                    Consents

                                  SCHEDULE "P"

                                  Jurisdictions

                                  SCHEDULE "Q"

                  FORM OF NOTICE OF ASSIGNMENT AND UNDERTAKING
                  --------------------------------------------

                              NOTICE OF ASSIGNMENT
                                 AND UNDERTAKING

TO:      Canadian Imperial Bank of Commerce
         BCE Place
         161 Bay Street, 8th Floor
         Toronto, Ontario
         M5J 2S8

         Attention: Executive Director - Financial Institutions

         (as Agent for the Lenders referred to below)

AND TO:  the Lenders

AND TO:  Kingsway Financial Services Inc.
         and Kingsway U.S. Finance Partnership

     We refer to the Credit Agreement dated as of [date] (such agreement as the same may have been amended or may be amended in the future being herein referred to as the "Credit Agreement") among Kingsway Financial Services Inc. and Kingsway U.S. Finance Partnership (the "Borrowers"), Canadian Imperial Bank of Commerce, The Bank of Nova Scotia, LaSalle National Bank and First Union National Bank (the "Lenders"), and The Bank of Nova Scotia, as Administrative Agent for the Lenders.

     Terms used herein with initial capital letters which are defined in the Credit Agreement and which are not otherwise defined herein are used herein with the meanings ascribed to such terms in the Credit Agreement.

     Be advised that pursuant to Section 10.16 of the Credit Agreement, the undersigned has assumed a portion of the Total Commitment and corresponding rights and obligations under the Credit Facility as follows:

         Assigning Lender
                                    ------------------------------

         Assumed Commitment        $
                                    ------------------------------

         (the "Assumed Commitment")

     In consideration of the receipt of the sum of Cdn. $10.00, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby undertakes to be bound by the provisions of the Credit Agreement and to perform all obligations under or pursuant to the Credit Agreement, to the extent of the Assumed Commitment, to the same extent as if the undersigned had been an original party to the Credit Agreement having a Commitment with respect to the Credit Facility equal to the Assumed Commitment.

         DATED this            day of                                       .
                    ----------

         [Name of assignee Lender]

         By:
            ------------------------------
         Title:

       THIS CREDIT AMENDING AGREEMENT made as of the 11th day of August, 2000.

A M O N G:

                        KINGSWAY FINANCIAL SERVICES INC.
                      AND KINGSWAY U.S. FINANCE PARTNERSHIP
                                  As Borrowers

                                       AND

                       The Lenders named herein as Lenders

                                       AND

                            THE BANK OF NOVA SCOTIA,
                As Administrative Agent and Co-Syndications Agent

                                       AND

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                As Co-Syndications Agent and Documentation Agent



     WHEREAS:

     1. Pursuant to a Credit Agreement made as of the 23rd day of February, 1999 between the parties hereto (the "Credit Agreement"), the Lenders and the Agents established certain credit facilities in favour of the Borrowers;

     2. The Borrowers failed to comply with certain provisions of the Credit Agreement and in particular, Section 8.02(5) for the period commencing January 1, 2000 and ending March 31, 2000 and for the period commencing April 1, 2000 and ending June 30, 2000 (collectively the "Covenant Default") thereby entitling the Agents and the Lenders to declare an Event of Default;

     3. The Agents and the Lenders have agreed to refrain from declaring an Event of Default in respect of the Covenant Default upon satisfaction of certain conditions as outlined in Article IV of this Credit Amending Agreement and in consideration of execution of this Credit Amending Agreement;

     4. The Agents, the Lenders and the Borrowers have agreed to amend certain terms and conditions of the Credit Agreement in the manner hereinafter set forth;

     FOR VALUABLE CONSIDERATION, the parties agree as follows:

                                    ARTICLE I
                              AMENDMENT TO PAYMENTS

1.01 Amendment to Payments. Section 4.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "4.01 Repayment. Unless Outstanding Obligations shall be required to be paid at an earlier date pursuant to the terms hereof, the Borrowers shall repay the Outstanding Obligations as follows:

          (a) The Borrowers shall pay not less than $2,500,000 U.S. on each of August 11, 2000 and December 31, 2000;

          (b) The Borrowers shall pay not less than $2,500,000 U.S. on the last Business Day of each June and December commencing June 30, 2001; and

          (c) The Borrowers shall pay the balance of the Outstanding Obligations in full on the Maturity Date."

1.02 Amendment to Mandatory Prepayment. Section 4.02 of the Credit Agreement is hereby amended by adding the following sentence at the end of the Section:

     "Amounts prepaid under this Section shall be applied against the scheduled payments provided for in section 4.01 in inverse order of maturity commencing with the last scheduled payment."

1.03 Amendment to Voluntary Prepayment. Section 4.03 of the Credit Agreement is hereby amended by adding the following sentence at the end of the Section:

     "Amounts prepaid under this Section shall be applied against the scheduled payments provided for in section 4.01 in inverse order of maturity commencing with the last scheduled payment."

                                   ARTICLE II

                             AMENDMENT TO COVENANTS

2.01 Amendment to Financial Funded Debt to Total Capitalization Covenant.
Section 8.02(1) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "(1) Funded Debt to Total Capitalization. Kingsway shall maintain at all times a ratio of Funded Debt to Total Capitalization on a Consolidated basis as follows: (i) of not greater than 0.45:1.00 for the period commencing on the Closing Date and ending on March 31, 2000, (ii) of not greater than 0.40:1.00 for the period commencing April 1, 2000 and ending September 30, 2000, (iii) of not greater than

     0.375:1.00 for the period commencing October 1, 2000 and ending on December 31, 2000, (iv) of not greater than 0.35:1.00 for the period commencing January 1, 2001 and ending on December 31, 2001, and (v) of not greater than 0.30:1.00 at all times thereafter."

2.02 Amendment to Interest Coverage Ratio. Section 8.02(5) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "(5) Interest Coverage. Kingsway shall maintain an Interest Coverage Ratio on a Consolidated basis calculated on the last day of each fiscal quarter of Kingsway on a rolling four quarter basis as follows:

          (i) for the quarter ended December 31, 1999 of not less than 2.75:1.00;

          (ii)  for the quarter ended March 31, 2000 of not less than 2.12:1.00;

          (iii) for the quarter ended June 30, 2000 of not less than 1.50:1.00;

          (iv) for the quarter ended September 30, 2000 of not less than 1.40:1.00; and

          (v)   at all times thereafter of not less than 3.00:1.00."

2.03 Amendment to No Guarantees Covenant. Section 8.03(5) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:


     "(5) No Guarantees. Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall be, or become liable, directly or indirectly, contingently or otherwise, for any obligation of any other Person by Guarantee other than (i) the guarantee dated July 1, 1999 issued by Kingsway Financial Services Inc. in favour of General Reinsurance Corporation in respect of the liabilities of Southern United Fire Insurance Company, (ii) the guarantee issued or to be issued by Kingsway Financial Services Inc. in favour of the Insurance Commission of Connecticut in respect of the capital and surplus requirements of Lincoln General and
     (iii) as otherwise permitted hereunder."

2.04 Amendment to Financial Statements Covenant. Section 8.01(7) of the Credit Agreement is hereby amended by adding the following Subsection as Section 8.01(7)(c):

     "(c) As soon as available and in any event within 45 days after the end of each month beginning with July 2000, unaudited Consolidated and consolidating Financial Statements of Kingsway and the Guarantor as of the end of such month consisting of balance sheets, statements of income, cash flows and shareholders' equity for the month then ended and for that portion of the Financial Year then ended, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding month or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such month."

2.05 Additional Covenant. Section 8.03 of the Credit Agreement is hereby amended by adding the following Subsection as Section 8.03(17):

     "(17) Normal Course Issuer Bids. Notwithstanding the provisions of
           Subsection 8.03(14)(a)(i), Kingsway shall not be entitled to repurchase its common shares under its normal course issuer bid programme until such time as the Borrowers are in compliance with the financial covenants set out in Section 8.02 of the Credit Agreement as such covenants existed on the Closing Date."

                                   ARTICLE III
                              AMENDMENT TO SCHEDULE

3.01 Amendment to Schedule. Schedule "K" of the Credit Agreement is hereby deleted in its entirety effective as at the date hereof and replaced with Schedule "K" attached to this Credit Amending Agreement.

                                   ARTICLE IV
                        CONDITIONS PRECEDENT TO AMENDMENT

4.01 Conditions Precedent. The obligations of the Agent and the Lenders to amend the Credit Agreement in accordance with the provisions of this Credit Amending Agreement and to waive the Covenant Default is conditional upon satisfactory evidence being given to the Administrative Agent, the Lenders and their counsel as to compliance with the following conditions:

     (1) the Borrower shall have paid to the Administrative Agent for the rateable benefit of the Lenders an amendment fee of $250,000 U.S.; and

     (2) the Borrower shall have delivered all such additional documentation as the Administrative Agent and the Lenders shall reasonably require to effect the amendments contemplated in this Credit Amending Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

5.01 Nature of Amendments. It is acknowledged and agreed that the terms of this Credit Amending Agreement are in addition to and, unless specifically provided for, shall not limit, restrict, modify, amend or release any of the understandings, agreements or covenants as set out in the Credit Agreement. The Credit Agreement shall henceforth be read and construed in conjunction with this Credit Amending Agreement and the Credit Agreement together with all of the powers, provisions, conditions, covenants and agreements contained or implied in the Credit Agreement shall be and shall continue to be in full force and effect. References to the "Credit Agreement" or the "Agreement" in the Credit Agreement or in any other document delivered in connection with, or pursuant to, the Credit Agreement, shall mean the Credit Agreement, as amended hereby.

5.02 No Waiver to Certain Rights. Notwithstanding the provisions to this Credit Amending Agreement and in particular, notwithstanding the waiver of the Covenant Default, the Borrowers acknowledge and agree and the Lenders shall have the right to appoint an independent actuary at the Borrowers' expense in the event that the financial results of the Borrowers for the period ending as at the last day of the fourth fiscal quarter of Kingsway in 2000 fail to meet the revised financial projections delivered by the Borrowers to the Agents and the Lenders. The determination that the aforementioned financial results met, or failed to meet, the revised financial projections shall be made by no later than 30 days following receipt by the Agents and the Lenders of the financial results.

5.03 Assignment. This Credit Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns but shall not be assignable by the Borrowers or either of them without the prior written consent of the Agents and Lenders.

5.04 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract and the parties hereby submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

5.06 Further Assurances. The Borrowers shall from time to time and at all times hereafter, upon every reasonable request from the Agents or the Lenders, make, do, execute and deliver or cause to be made, done, executed and delivered, all such further acts, deeds and assurances and things as may be necessary in the opinion of the Agents for more effectually implementing and carrying out the true intent and meaning of this Credit Amending Agreement.

5.07 Counterparts. This Credit Amending Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF the parties hereto have executed this Credit Amending Agreement.

                                     KINGSWAY FINANCIAL SERVICES INC.

                                     By: /s/  William Star
                                         --------------------------------------
                                         Name:  William Star
                                         Title:  President & CEO

                                     By: /s/  W. Shaun Jackson
                                         --------------------------------------
                                         Name:  W. Shaun Jackson
                                         Title:  Executive Vice President & CFO

                                     KINGSWAY U.S. FINANCE PARTNERSHIP
                                     by its Managers

                                         James R. Zuhlke, President & CEO,
                                         KINGSWAY AMERICA INC.

                                     By: /s/  James R. Zuhlke
                                         --------------------------------------
                                         Name:  James R. Zuhlke
                                         Title:  President & CEO

                                         John B. Procter, Vice-President & CFO,
                                         KINGSWAY AMERICA INC.

                                     By: /s/  John Proctor
                                         --------------------------------------
                                         Name:  John Proctor
                                         Title:  Vice President & CFO

                                     CANADIAN IMPERIAL BANK OF COMMERCE

                                     By: /s/  Robert Gill
                                         --------------------------------------
                                         Name:  Robert Gill
                                         Title:  Executive Director

                                     By: /s/  Vlada Desrna
                                         --------------------------------------
                                         Name:  Vlada Desrna
                                         Title: Director

                                     THE BANK OF NOVA SCOTIA

                                     By: /s/  W.J. Brown
                                         --------------------------------------
                                         Name:  W.J. Brown
                                         Title:  Vice President

                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                     LASALLE BANK, N.A.

                                     By: /s/  Janet R. Gates
                                         --------------------------------------
                                         Name:  Janet R. Gates
                                         Title:  Senior Vice President

                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                     FIRST UNION NATIONAL BANK

                                     By: /s/ Thomas L. Stitchberry
                                         --------------------------------------
                                         Name:  Thomas L. Stitchberry
                                         Title:  Senior Vice President

                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                     THE BANK OF NOVA SCOTIA,
                                     AS ADMINISTRATIVE AGENT

                                     By: /s/  R. Boucaton
                                         --------------------------------------
                                         Name:  R. Boucaton
                                         Title: Director

                                     By: /s/  John Hall
                                         --------------------------------------
                                         Name: John Hall
                                         Title:  Senior Manager

                                     CANADIAN IMPERIAL BANK OF COMMERCE,
                                     AS DOCUMENTATION AGENT

                                     By: /s/  Robert Gill
                                         --------------------------------------
                                         Name:  Robert Gill
                                         Title:  Executive Director

                                     By: /s/  Vlada Desrna
                                         --------------------------------------
                                         Name:  Vlada Desrna
                                         Title: Director

                                         CANADIAN IMPERIAL BANK OF COMMERCE NEW
                                         YORK AGENCY

                                     By: /s/  Nora Q. Catiis
                                         --------------------------------------
                                         Name:  Nora Q. Catiis
                                         Title:  Authorized Signatory

                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                  SCHEDULE "K"

                             INTEREST RATES AND FEES

The interest rate payable on Outstanding Borrowings will vary dependent upon the senior unsecured debt rating of Kingsway based on Standard & Poors, Dominion Bond Rating Service or Moody's debt ratings or upon the ratio of Funded Debt to Total Capitalization as calculated in accordance with Section 8.02(1) whichever is higher. In the event of a split debt rating, the highest rating shall apply.

If the better of senior unsecured debt rating or the ratio of Funded Debt to Total Capitalization is determined to be within the ranges outlined in Column 1 then (i) the interest rate on LIBOR Loans is the LIBO Rate plus the percentage set out in the corresponding square of Column 2, and (ii) interest on US Base Rate Loans is the US Base Rate plus the percentage set out in the corresponding square of Column 3.

                   1                                 2                        3

Better of Senior Unsecured Debt Rating           LIBOR Margin            US Base Rate
     OR Funded Debt/Capitalization
X A-/A3                                             115.0                    50.0
FD/C (less than) 0.20x

BBB+Baa1                                            125.0                    50.0
FD/C (less than) 0.25x

BBB/Baa2                                            137.5                    50.0
FD/C (less than) 0.30x

BBB-/Baa3                                           150.0                    50.0
FD/C (less than) 0.375x

BB+/Ba1                                             175.0                    75.0
FD/C (less than) 0.4x

a BB/Ba2                                            200.0                   100.0
FD/C (less than) 0.45x

If the use of one means of measurement over the other would result in a difference of more than one gradation, the applicable pricing level will be the one level above the level indicated by the lower of the two measurements.

          THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of March 30, 2001, is among :

                        KINGSWAY FINANCIAL SERVICES INC.
                      AND KINGSWAY U.S. FINANCE PARTNERSHIP
                                  As Borrowers
                                       AND
                       The Lenders named herein as Lenders
                                       AND
                       LASALLE BANK NATIONAL ASSOCIATION,
                As Administrative Agent and Co-Syndications Agent
                                       AND
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                As Co-Syndications Agent and Documentation Agent

           WHEREAS:

          1. Pursuant to a Credit Agreement made as of the 23rd day of February, 1999 among the parties hereto (the "Original Credit Agreement"), the Lenders and the Agents established certain credit facilities in favour of the Borrowers;

          2. Pursuant to a Credit Amending Agreement made as of August 11, 2000 among the parties hereto (the "First Amendment") (the Original Credit Agreement, as amended by the First Amendment, hereinafter is referred to as the "Credit Agreement"), the Agents and the Lenders agreed, in consideration of the amendments to the Original Credit Agreement therein set forth, to refrain from declaring an Event of Default in respect of the failure of the Borrowers to comply with certain provisions of the Original Credit Agreement;

          3. The Borrowers have returned to full compliance with the financial covenants under the Original Credit Agreement and have requested that the Agents and the Lenders (i) agree to relieve the Borrowers from the obligation, imposed pursuant to the First Amendment, to provide monthly financial information to the Agent and the Lenders and (ii) consent to the execution and delivery of the Guaranty Agreement in favour of State and County Mutual Fire Insurance Company described herein;

          4. The Agents and the Lenders are willing to grant the requests of the Borrowers upon satisfaction of certain conditions as outlined in Article III of this Second Amendment to Credit Agreement and in consideration of execution of this Second Amendment to Credit Agreement;

           5. The Agents, the Lenders and the Borrowers have agreed to amend certain terms and conditions of the Credit Agreement, in the manner hereinafter set forth;

            FOR VALUABLE CONSIDERATION, the parties agree as follows:

                                   ARTICLE I

                             AMENDMENT TO DEFINITION

1.01 Amendment to Definition of "Branch of Account." Section 1.01(10) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "(10) "Branch of Account" means LaSalle Bank National Association, 135 S.
           LaSalle Street, Chicago, Illinois 60603, ABA #071000505, Account #1378018/7300, Attention: Commercial Loan Syndication Unit,
           Reference: Kingsway."
                                   ARTICLE II

                             AMENDMENT TO COVENANTS

2.01 Amendment to No Guarantees Covenant. Section 8.03(5) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "(5) No Guarantees. Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall be, or become liable, directly or indirectly, contingently or otherwise, for any obligation of any other Person by Guarantee other than (i) the Guaranty Agreement effective January 1, 2001 (the "State and County Guaranty") issued by Kingsway in favour of State and County Mutual Fire Insurance Company ("State and County") in respect of the liabilities of (A) Kingsway Reinsurance Corporation ("Reinsurer") under that certain 100% Quota Share Reinsurance Agreement effective January 1, 2001 (the "State and County Reinsurance Agreement") between Reinsurer and State and County and (B) Southern United General Agency of Texas, Inc. ("General Agency") under that certain agreement effective January 1, 2001 (the "State and County General Agency Agreement") whereby State and County appointed General Agency to act as general agent for State and County, (ii) the guarantee issued or to be issued by Kingsway Financial Services Inc. in favour of the Insurance Commission of Connecticut in respect of the capital and surplus requirements of Lincoln General and (iii) as otherwise permitted hereunder."

2.02 Amendment to Financial Statements Covenant. Section 8.01(7)(c) of the
Credit

Agreement is hereby deleted in its entirety and replaced with the following:

     "(c) As soon as available and in any event within 45 days after the end of each month beginning with July 2000, unaudited Consolidated and consolidating Financial Statements of Kingsway and the Guarantor as of the end of such month consisting of balance sheets, statements of income, cash flows and shareholders' equity for the month then ended and for that portion of the Financial Year then ended, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding month or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such month; provided, however, that no such monthly reports shall be required for the month of January, 2001 or any month thereafter unless the Consolidated Net Income is less than zero for any fiscal quarter ending on or after the date hereof. In the event the Consolidated Net Income is less than zero for any fiscal quarter ending on or after the date hereof, then the Borrowers shall resume such monthly reporting commencing with the month following such fiscal quarter and shall continue such monthly reporting for each month through the last month of the first full Financial Year thereafter in which the Consolidated Net Income for such Financial Year is greater than zero and no Default or Event of Default exists and is continuing."
                                  ARTICLE III

                        CONDITIONS PRECEDENT TO AMENDMENT

3.01 Conditions Precedent. The obligations of the Agent and the Lenders to amend the Credit Agreement in accordance with the provisions of this Second Amendment to Credit Agreement is conditional upon satisfactory evidence being given to the Administrative Agent, the Lenders and their counsel as to compliance with the following conditions:

(1) the Borrowers shall delivered to the Administrative Agent copies, certified by the Chief Financial Officer of the Borrowers, of the executed State and County Guaranty, the State and County Reinsurance Agreement and the State and County General Agency Agreement, each of which shall be in form and substance satisfactory to the Administrative Agent and its counsel;

(2) the Borrowers shall have delivered to the Administrative Agent evidence satisfactory to the Administrative Agent and its counsel that the guarantee dated July 1, 1999 issued by Kingsway in favour of General Reinsurance Corporation in respect of the liabilities of Southern United Fire Insurance Company has been terminated and that Kingsway has no further obligations or liabilities thereunder; and
(3) the Borrower shall have delivered all such additional documentation as the Administrative Agent and the Lenders shall reasonably require to effect the amendments contemplated in this Second Amendment to Credit Agreement.
                                   ARTICLE IV

                                  MISCELLANEOUS

4.01 Nature of Amendments. It is acknowledged and agreed that the terms of this Second Amendment to Credit Agreement are in addition to and, unless specifically provided for, shall not limit, restrict, modify, amend or release any of the understandings, agreements or covenants as set out in the Credit Agreement. The Credit Agreement shall henceforth be read and construed in conjunction with this Second Amendment to Credit Agreement and the Credit Agreement together with all of the powers, provisions, conditions, covenants and agreements contained or implied in the Credit Agreement shall be and shall continue to be in full force and effect. References to the "Credit Agreement" or the "Agreement" in the Credit Agreement or in any other document delivered in connection with, or pursuant to, the Credit Agreement, shall mean the Credit Agreement, as amended hereby.

4.02 Assignment. This Second Amendment to Credit Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns but shall not be assignable by the Borrowers or either of them without the prior written consent of the Agents and Lenders.

4.03 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract and the parties hereby submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

4.05 Further Assurances. The Borrowers shall from time to time and at all times hereafter, upon every reasonable request from the Agents or the Lenders, make, do, execute and deliver or cause to be made, done, executed and delivered, all such further acts, deeds and assurances and things as may be necessary in the opinion of the Agents for more effectually implementing and carrying out the true intent and meaning of this Second Amendment to Credit Agreement.

4.06 Counterparts. This Second Amendment to Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

                  IN WITNESS WHEREOF the parties hereto have executed this Second Amendment to Credit Agreement.

                             KINGSWAY FINANCIAL SERVICES INC.

                             By: /s/ William G. Star
                             William G. Star
                             President & Chief Executive Officer
                             By: /s/ W. Shaun Jackson
                             W. Shaun Jackson
                             Executive Vice President & Chief Financial Officer KINGSWAY U.S. FINANCE PARTNERSHIP
                             by its Managers
                                 James R. Zuhlke, President & CEO,
                                 KINGSWAY AMERICA INC.

                             By: /s/ James R. Zuhlke
                             James R. Zuhlke
                             Manager
                                 John B. Proctor Jr., Vice President, CFO
                                 KINGSWAY AMERICA INC.

                             By: /s/ John B. Proctor, Jr.
                             John B. Proctor, Jr.
                             Manager

                             CANADIAN IMPERIAL BANK OF COMMERCE
                             By: /s/ Robert Gill
                             Name: Robert Gill
                             Title: Executive Director
                             By: /s/ Karen Kiskorna
                             Name: Karen Kiskorna
                             Title: Director

                            THE BANK OF NOVA SCOTIA
                            By: /s/ W.J. Brown
                            Name: W.J. Brown
                            Title: Vice-President
                            By:
                            Name:
                            Title:

                            LASALLE BANK NATIONAL ASSOCIATION
                            By: /s/ Janet R. Gates
                            Name: Janet R. Gates
                            Title: Senior Vice President

                            FIRST UNION NATIONAL BANK
                            By: /s/ Daniel J. Norton
                            Name: Daniel J. Norton
                            Title: Director
                            By:
                            Name:
                            Title:

                            LASALLE BANK NATIONAL ASSOCIATION,
                            AS ADMINISTRATIVE AGENT
                            By: /s/ Janet R. Gates
                            Name: Janet R. Gates
                            Title: Senior Vice President

                            CANADIAN IMPERIAL BANK OF COMMERCE,
                            AS DOCUMENTATION AGENT
                            By: /s/ Robert Gill
                            Name: Robert Gill
                            Title: Executive Director
                            By: /s/ Karen Kiskorna
                            Name: Karen Kiskorna
                            Title: Director

                            CANADIAN IMPERIAL BANK OF COMMERCE NEW YORK AGENCY
                            By: /s/ Howard Palmer
                            Name: Howard Palmer
                            Title: Executive Director, CIBC World Markets Corp.,
                                   as agent
                            By:
                            Name:
                            Title:

          THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of June 30, 2001, is among :
                        KINGSWAY FINANCIAL SERVICES INC.
                      AND KINGSWAY U.S. FINANCE PARTNERSHIP
                                   As Borowers
                                       AND
                       The Lenders named herein as Lenders
                                       AND
                       LASALLE BANK NATIONAL ASSOCIATION,
                As Administrative Agent and Co-Syndications Agent
                                       AND
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                As Co-Syndications Agent and Documentation Agent

          WHEREAS:

          1. Pursuant to a Credit Agreement made as of the 23rd day of February, 1999 among the parties hereto (the "Original Credit Agreement"), the Lenders and the Agents established certain credit facilities in favour of the Borrowers;

          2. Pursuant to a Credit Amending Agreement made as of August 11, 2000 among the parties hereto (the "First Amendment"), the Agents and the Lenders agreed, in consideration of the amendments to the Original Credit Agreement therein set forth, to refrain from declaring an Event of Default in respect of the failure of the Borrowers to comply with certain provisions of the Original Credit Agreement;

          3. Pursuant to a Second Amendment to Credit Agreement made as of March 30, 2001 among the parties hereto (the "Second Amendment") (the Original Credit Agreement, as amended by the First Amendment and the Second Amendment, hereinafter is referred to as the "Credit Agreement"), as a result of the return of the Borrowers to full compliance with the financial covenants under the Original Credit Agreement, the Agents and the Lenders (i) agreed to relieve the Borrowers from the obligation, imposed pursuant to the First Amendment, to provide monthly financial information to the Agent and the Lenders and (ii) consented to the execution and delivery of the Guaranty Agreement in favour of State and County Mutual Fire Insurance Company described therein;

          4. The Borrowers now have requested that the Agents and the Lenders consent to the execution and delivery of another Guaranty Agreement in favour of State

National Insurance Company, State National Specialty Insurance Company and State and County Mutual Fire Insurance Company described herein;

          5. The Agents and the Lenders are willing to grant the requests of the Borrowers upon satisfaction of certain conditions as outlined in Article II of this Third Amendment to Credit Agreement and in consideration of execution of this Third Amendment to Credit Agreement;

          6. The Agents, the Lenders and the Borrowers have agreed to amend certain terms and conditions of the Credit Agreement, in the manner hereinafter set forth;

            FOR VALUABLE CONSIDERATION, the parties agree as follows:

                                   ARTICLE I

                              AMENDMENT TO COVENANT

1.01 Amendment to No Guarantees Covenant. Section 8.03(5) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     "(5) No Guarantees. Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall be, or become liable, directly or indirectly, contingently or otherwise, for any obligation of any other Person by Guarantee other than (i) the Guaranty Agreement effective January 1, 2001 (the "State and County Guaranty") issued by Kingsway in favour of State and County Mutual Fire Insurance Company ("State and County") in respect of the liabilities of (A) Kingsway Reinsurance Corporation ("Kingsway Reinsurance") under that certain 100% Quota Share Reinsurance Agreement effective January 1, 2001 (the "State and County Reinsurance Agreement") between Reinsurer and State and County and (B) Southern United General Agency of Texas, Inc. ("General Agency") under that certain agreement effective January 1, 2001 (the "State and County General Agency Agreement") whereby State and County appointed General Agency, to the extent provided therein, to act as general agent for State and County, (ii) the Guaranty Agreement effective April 1, 2001 (the "State National Guaranty") issued by Kingsway in favour of State National Insurance Company, Inc. ("State National"), State National Specialty Insurance Company ("State National - Florida") and State and County in respect of the liabilities of (A) Kingsway Reinsurance under that certain 100% Quota Share Reinsurance Agreement effective April 1, 2001 between Kingsway Reinsurance and State and County, (B) Lincoln General Insurance Company ("Lincoln General") under that certain 90% Quota Share Reinsurance Agreement effective April 1, 2001 among Lincoln General, State National and State National - Florida, (C) Lincoln General under that certain Excess Stop Loss Reinsurance Agreement effective April 1, 2001 among Lincoln General, State National and State National - Florida, and (D) Reliant American Insurance Company ("Reliant American") under that certain agreement effective April 1, 2001 (the "Reliant American General Agency Agreement") whereby State National, State National - Florida and State and County appointed Reliant American, to the extent provided therein, to act as general agent for State National, State National - Florida and State and County, (iii) the guarantee issued or to be issued by Kingsway Financial Services Inc. in favour of the Insurance Commission of Connecticut in respect of the capital and surplus requirements of Lincoln General and (iv) as otherwise permitted hereunder."

                                   ARTICLE II

                        CONDITIONS PRECEDENT TO AMENDMENT

2.01 Conditions Precedent. The obligations of the Agent and the Lenders to amend the Credit Agreement in accordance with the provisions of this Third Amendment to Credit Agreement is conditional upon satisfactory evidence being given to the Administrative Agent, the Lenders and their counsel as to compliance with the following conditions:

(1) the Borrowers shall delivered to the Administrative Agent copies, certified by the Chief Financial Officer of the Borrowers, of the executed State National Guaranty, the reinsurance agreements with Kingsway Reinsurance and Lincoln General guaranteed thereby and the Reliant American General Agency Agreement, each of which shall be in form and substance satisfactory to the Administrative Agent and its counsel; and

(2) the Borrower shall have executed and delivered to Administrative Agent this Third Amendment to Credit Agreement and shall have delivered all such additional documentation as the Administrative Agent and the Lenders shall reasonably require to effect the amendments contemplated in this Third Amendment to Credit Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

3.01 Nature of Amendments. It is acknowledged and agreed that the terms of this Third

Amendment to Credit Agreement are in addition to and, unless specifically provided for, shall not limit, restrict, modify, amend or release any of the understandings, agreements or covenants as set out in the Credit Agreement. The Credit Agreement shall henceforth be read and construed in conjunction with this Third Amendment to Credit Agreement and the Credit Agreement together with all of the powers, provisions, conditions, covenants and agreements contained or implied in the Credit Agreement shall be and shall continue to be in full force and effect. References to the "Credit Agreement" or the "Agreement" in the Credit Agreement or in any other document delivered in connection with, or pursuant to, the Credit Agreement, shall mean the Credit Agreement, as amended hereby.

3.02 Assignment. This Third Amendment to Credit Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns but shall not be assignable by the Borrowers or either of them without the prior written consent of the Agents and Lenders.

3.03 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract and the parties hereby submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

3.05 Further Assurances. The Borrowers shall from time to time and at all times hereafter, upon every reasonable request from the Agents or the Lenders, make, do, execute and deliver or cause to be made, done, executed and delivered, all such further acts, deeds and assurances and things as may be necessary in the opinion of the Agents for more effectually implementing and carrying out the true intent and meaning of this Third Amendment to Credit Agreement.

3.06 Counterparts. This Third Amendment to Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

                  IN WITNESS WHEREOF the parties hereto have executed this Third Amendment to Credit Agreement.

                              KINGSWAY FINANCIAL SERVICES INC.
                              By: /s/ William G. Stan
                              William G. Star
                              President & Chief Executive Officer
                              By: /s/ W. Shaun Jackson
                              W. Shaun Jackson
                              Executive Vice President & Chief Financial Officer KINGSWAY U.S. FINANCE PARTNERSHIP
                              by its Managers
                                     James R. Zuhlke, President & CEO,
                                     KINGSWAY AMERICA INC.

                              By:/s/ James R. Zuhlke
                              James R. Zuhlke
                              Manager
                                     John B. Proctor Jr., Vice President, CFO
                                     KINGSWAY AMERICA INC.

                              By:/s/ John  B Proctor, Jr.
                              John B. Proctor, Jr.
                              Manager

                              CANADIAN IMPERIAL BANK OF COMMERCE
                              By:/s/ Robert Gill
                              Name: Robert Gill
                              Title: Executive Director
                              By:/s/ Karen F. Kiskorna
                              Name: Karen F. Kiskorna
                              Title: Director

                              THE BANK OF NOVA SCOTIA
                              By: /s/ W.J. Brown
                              Name: W.J. Brown
                              Title: Vice - President

                              LASALLE BANK NATIONAL ASSOCIATION
                              By: /s/ Janet R. Gates
                              Name: Janet R. Gates
                              Title: Senior Vice President

                              FIRST UNION NATIONAL BANK
                              By: /s/ Daniel J Norton
                              Name: Daniel J Norton
                              Title: Director

                              LASALLE BANK NATIONAL ASSOCIATION, AS
                              ADMINISTRATIVE AGENT
                              By: /s/ Janet R. Gates
                              Name: Janet R. Gates
                              Title: Senior Vice President

                              CANADIAN IMPERIAL BANK OF COMMERCE,
                              AS DOCUMENTATION AGENT
                              By: /s/ Robert Gill
                              Name: Robert Gill
                              Title: Executive Director
                              By: /s/ Karen F. Kiskorna
                              Name: Karen F. Kiskorna
                              Title: Director

                              CANADIAN IMPERIAL BANK OF COMMERCE
                              NEW YORK AGENCY
                              By: /s/ Nora Q. Catiis
                              Name: Nora Q. Catiis
                              Title: Authorized Signatory

          THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of October 5, 2001, is among:

                        KINGSWAY FINANCIAL SERVICES INC.
                      AND KINGSWAY U.S. FINANCE PARTNERSHIP
                                  As Borrowers
                                       AND
                       The Lenders named herein as Lenders
                                       AND
                       LASALLE BANK NATIONAL ASSOCIATION,
                As Administrative Agent and Co-Syndications Agent
                                       AND
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                As Co-Syndications Agent and Documentation Agent

          WHEREAS:

          1. Pursuant to a Credit Agreement made as of the 23rd day of February, 1999 among the parties hereto (the "Original Credit Agreement"), the Lenders and the Agents established certain credit facilities in favour of the Borrowers;

          2. Pursuant to a Credit Amending Agreement made as of August 11, 2000 among the parties hereto (the "First Amendment"), the Agents and the Lenders agreed, in consideration of the amendments to the Original Credit Agreement therein set forth, to refrain from declaring an Event of Default in respect of the failure of the Borrowers to comply with certain provisions of the Original Credit Agreement;

          3. Pursuant to a Second Amendment to Credit Agreement made as of March 30, 2001 among the parties hereto (the "Second Amendment"), as a result of the return of the Borrowers to full compliance with the financial covenants under the Original Credit Agreement, the Agents and the Lenders (i) agreed to relieve the Borrowers from the obligation, imposed pursuant to the First Amendment, to provide monthly financial information to the Agent and the Lenders and (ii) consented to the execution and delivery of the Guaranty Agreement in favour of State and County Mutual Fire Insurance Company described therein;

          4. Pursuant to a Third Amendment to Credit Agreement made as of June 30, 2001 among the parties hereto (the "Third Amendment") (the Original Credit Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, hereinafter is referred to as the "Credit Agreement"), the Agents and the Lenders consented to the execution and delivery of a Guaranty Agreement in favour of State National Insurance Company, State National Specialty Insurance Company and State and County Mutual Fire Insurance Company described therein;

          5. The Borrowers now have requested that the Agents and the Lenders consent to (i) the issuance, from time to time, of letters of credit for the account of Kingsway Financial Services Inc. ("Kingsway") and for the benefit of Old American County Mutual Fire Insurance Company and (ii) the execution and delivery of an Indemnity and Hold Harmless Agreement in favour of MSI Insurance Companies and the issuance, from time to time, of letters of credit for the account of Kingsway and for the benefit of MSI Insurance Companies, each described herein;

          6. The Agents and the Lenders are willing to grant the requests of the Borrowers upon satisfaction of certain conditions as outlined in Article II of this Fourth Amendment to Credit Agreement and in consideration of execution of this Fourth Amendment to Credit Agreement;

          7. The Agents, the Lenders and the Borrowers have agreed to amend certain terms and conditions of the Credit Agreement, in the manner hereinafter set forth;

          FOR VALUABLE CONSIDERATION, the parties agree as follows:

                                    ARTICLE I

                              AMENDMENT TO COVENANT

1.01 Amendment to No Guarantees Covenant. Section 8.03(5) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "(5) No Guarantees. Neither Borrower, nor the Guarantor nor any of the Subsidiaries shall be, or become liable, directly or indirectly, contingently or otherwise, for any obligation of any other Person by Guarantee other than:

(i) the Guaranty Agreement effective January 1, 2001 (the "State and County Guaranty") issued by Kingsway in favour of State and County Mutual Fire Insurance Company ("State and County") in respect of the liabilities of

(A)       Kingsway Reinsurance Corporation ("Kingsway Reinsurance") under that certain 100% Quota Share Reinsurance Agreement effective January 1, 2001 (the "State and County Reinsurance Agreement") between Kingsway

               Reinsurance and State and County, and

(B)       Southern United General Agency of Texas, Inc. ("General Agency") under that certain agreement effective January 1, 2001 (the "State and County General Agency Agreement") whereby State and County appointed General Agency, to the extent provided therein, to act as general agent for State and County,

(ii) the Guaranty Agreement effective April 1, 2001 (the "State National Guaranty") issued by Kingsway in favour of State National Insurance Company, Inc. ("State National"), State National Specialty Insurance Company ("State National - Florida") and State and County in respect of the liabilities of:

(A)       Kingsway Reinsurance under that certain 100% Quota Share Reinsurance
               Agreement effective April 1, 2001 between Kingsway Reinsurance and State and County,

(B)       Lincoln General Insurance Company ("Lincoln General") under that certain 90% Quota Share Reinsurance Agreement effective April 1, 2001 among Lincoln General, State National and State National - Florida,

(C)       Lincoln General under that certain Excess Stop Loss Reinsurance
               Agreement effective April 1, 2001 among Lincoln General, State National and State National - Florida, and

(D)       Reliant American Insurance Company ("Reliant American") under that certain agreement effective April 1, 2001 (the "Reliant American General Agency Agreement") whereby State National, State National
               - Florida and State and County appointed Reliant American, to the extent provided therein, to act as general agent for State National, State National - Florida and State and County,

(iii) the letters of credit that may be obtained, from time to time, by Kingsway for the benefit of Old American County Mutual Fire Insurance Company ("Old American") to support the liabilities of Kingsway Reinsurance under that certain Quota Share Reinsurance Agreement effective October 5, 2001 between Kingsway Reinsurance and Old American (the "Old American Reinsurance Agreement"),

(iv) the Indemnity and Hold Harmless Agreement effective October 5, 2001 (the "MSI Indemnity") issued by Kingsway America Inc. ("Kingsway America"), on behalf of itself and its affiliated companies, in favour of MSI Insurance Companies ("MSI") in respect of the insurance policies issued in MSI's name on behalf of Kingsway America by West Point Underwriters,

(v) the letters of credit that may be obtained, from time to time, by Kingsway for the benefit of MSI to support the liabilities of Kingsway America under the MSI Indemnity Agreement,

(vi) the guarantee issued or to be issued by Kingsway in favour of the Insurance Commission of Connecticut in respect of the capital and surplus requirements of Lincoln General, and

(vii) as otherwise permitted hereunder."

                                   ARTICLE II

                        CONDITIONS PRECEDENT TO AMENDMENT

2.01 Conditions Precedent. The obligations of the Agent and the Lenders to amend the Credit Agreement in accordance with the provisions of this Fourth Amendment to Credit Agreement is conditional upon satisfactory evidence being given to the Administrative Agent, the Lenders and their counsel as to compliance with the following conditions:

(1) the Borrowers shall have delivered to the Administrative Agent copies, certified by the Chief Financial Officer of the Borrowers, of the Old American Reinsurance Agreement and the MSI Indemnity, each of which shall be in form and substance satisfactory to the Administrative Agent and its counsel; and

(2) the Borrower shall have executed and delivered to Administrative Agent this Fourth Amendment to Credit Agreement and shall have delivered all such additional documentation as the Administrative Agent and the Lenders shall reasonably require to effect the amendments contemplated in this Fourth Amendment to Credit Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

3.01 Nature of Amendments. It is acknowledged and agreed that the terms of this Fourth Amendment to Credit Agreement are in addition to and, unless specifically provided for, shall not limit, restrict, modify, amend or release any of the understandings, agreements or covenants as set out in the Credit Agreement. The Credit Agreement shall henceforth be read and construed in conjunction with this Fourth Amendment to Credit Agreement and the Credit Agreement together with all of the powers, provisions, conditions, covenants and agreements contained or implied in the Credit Agreement shall be and shall continue to be in full force and effect. References to the "Credit Agreement" or the "Agreement" in the Credit Agreement or in any other document delivered in connection with, or pursuant to, the Credit Agreement, shall mean the Credit Agreement, as amended hereby.

3.02 Assignment. This Fourth Amendment to Credit Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns but shall not be assignable by the Borrowers or either of them without the prior written consent of the Agents and Lenders.

3.03 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract and the parties hereby submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

3.05 Further Assurances. The Borrowers shall from time to time and at all times hereafter, upon every reasonable request from the Agents or the Lenders, make, do, execute and deliver or cause to be made, done, executed and delivered, all such further acts, deeds and assurances and things as may be necessary in the opinion of the Agents for more effectually implementing and carrying out the true intent and meaning of this Fourth Amendment to Credit Agreement.

3.06 Counterparts. This Fourth Amendment to Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

          IN WITNESS WHEREOF the parties hereto have executed this Fourth Amendment to Credit Agreement.

                              KINGSWAY FINANCIAL SERVICES INC.
                              By: /s/ William G. Star
                              William G. Star
                              President & Chief Executive Officer
                              By: /s/ W. Shaun Jackson
                              W. Shaun Jackson
                              Executive Vice President & Chief Financial Officer KINGSWAY U.S. FINANCE PARTNERSHIP
                              by its Managers
                                      James R. Zuhlke, President & CEO,
                                      KINGSWAY AMERICA INC.

                              By: /s/ James R. Zuhlke
                              James R. Zuhlke
                              Manager
                                      John B. Proctor Jr., Vice President, CFO
                                      KINGSWAY AMERICA INC.

                              By: /s/ John B. Proctor, Jr.
                              John B. Proctor, Jr.
                              Manager

                              CANADIAN IMPERIAL BANK OF COMMERCE
                              By: /s/ Robert Gill
                              Name: Robert Gill
                              Title: Executive Director
                              By: /s/ Peter A. Mastromanini
                              Name: Peter A. Mastromanini
                              Title: Director

                                        THE BANK OF NOVA SCOTIA
                                        By: /s/ W. J. Brown
                                        Name: W. J. Brown
                                        Title:Vice-President

                                        LASALLE BANK NATIONAL ASSOCIATION
                                        By: /s/ Janet R. Gates
                                        Name: Janet R. Gates
                                        Title: Senior Vice President

                                        FIRST UNION NATIONAL BANK
                                        By: /s/ Daniel J. Norton
                                        Name: Daniel J. Norton
                                        Title: Director

                                        LASALLE BANK NATIONAL ASSOCIATION, AS
                                        ADMINISTRATIVE AGENT
                                        By: /s/ Janet R. Gates
                                        Name: Janet R. Gates
                                        Title: Senior Vice President

                                        CANADIAN IMPERIAL BANK OF COMMERCE,
                                        AS DOCUMENTATION AGENT
                                        By: /s/ Robert Gill
                                        Name: Robert Gill
                                        Title: Executive Director
                                        By: /s/ Peter A. Mastromanini
                                        Name: Peter A. Mastromanini
                                        Title: Director

                                        CANADIAN IMPERIAL BANK OF COMMERCE NEW
                                        YORK AGENCY
                                        By: /s/ Nora Q. Catiis
                                        Name: Nora Q. Catiis
                                        Title: Authorized signatory

                               Kingsway Letterhead



                                September 9, 2002

STRICTLY PRIVATE & CONFIDENTIAL


LaSalle Bank National Association           Canadian Imperial Bank of Commerce
135 South LaSalle Street                    BCE Place, 161 Bay Street
Chicago, Illinois 60603                     Toronto, Ontario
United States of America                    Canada M5J 258

The Bank of Nova Scotia                     Wachovia Securities, Inc.
Suite 2700                                  One First Union Center
600 Peachtree Street N.E.                   301 S. College Street
Atlanta, Georgia 30308                      Charlotte, North Carolina 28288
United States of America                    United States of America

     Re: Credit Facility in Favour of Kingsway Financial Services Inc. and Kingsway U.S. Finance Partnership (the "Borrowers")

Dear Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of February 23, 1999, as subsequently amended (the "Credit Agreement"), among the Borrowers, the Lenders named in the Credit Agreement, LaSalle Bank National Association, as Administrative Agent and Co-Syndication Agent and Canadian Imperial Bank of Commerce, as Co-Syndication Agent and Documentation Agent. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

     The purpose of this letter is to provide for the Lenders' consent and waiver to certain actions of the Borrowers and to amend certain provisions of the Credit Agreement.

     Consent to Indebtedness

     Kingsway intends to issue a Canadian public debenture in the approximate amount of Cdn. $100,000,000 (the "Canadian Debt"). In connection with the issuance of the Canadian Debt, the Guarantor will issue an unsecured guaranty.

     The Guarantor, through Kingsway Financial Capital Trust I, a trust beneficially held by the Borrowers (the "Trust"), intends to raise capital by the means of issuance of preferred securities in the approximate amount of U.S. $75,000,000 (the "Trust Preferred Securities"). The Trust will use the proceeds of the public offering of the Trust Preferred Securities to acquire debentures from the Borrowers (the "Trust Debentures"). The Guarantor's obligations to the Trust arising under the Trust Debentures will be subordinate to the Outstanding Obligations. In connection with the issuance of the Trust Preferred Securities, Kingsway will issue a guarantee

LaSalle Bank National Association
Canadian Imperial Bank of Commerce
The Bank of Nova Scotia
Wachovia Securities, Inc.
September 9, 2002
Page 1

which will be subordinate to the Outstanding Obligations.

     The Borrowers believe that the issuance of the Canadian Debt and the Trust Debentures will be Permitted Indebtedness if the Majority of the Lenders consent to the existence and ranking of the contemplated indebtedness as required by
Section 1.01(84)(v). Therefore, in order to issue the Canadian Debt and the Trust Debentures, the Borrowers require and request a consent from the Lenders to the issuance of the Canadian Debt and the Trust Debentures.

     The Borrowers also request a one time waiver of Section 8.03(5) to permit
(i) Kingsway to guaranty the Trust Preferred Securities and (ii) the Guarantor to guaranty the Canadian Debt.

     The Borrowers believe that due to the subordination of the Trust Debenture to the Outstanding Obligations, the Borrowers' Indebtedness under the Trust Debentures will be excluded from the Funded Debt for the purpose of calculation of the Funded Debt to Total Capitalization ratio under Section 8.02(1). The Borrowers will not include the proceeds of the Trust Preferred Securities offering in the calculation of the Tangible Net Worth under Section 8.02(3).

     Amendments

     The Borrowers request the Agents and the Lenders to agree to amend the following sections of the Credit Agreement:

     (a) Section 1.01(83) by inserting the following new subsection (vii) at the end of the Section.

          "(vii) Security Interests securing the indebtedness described in
     Section 1.01(84)"; and

     (b) Section 1.01(84) by inserting the following subsection (xiv) at the end of the Section:

          "(xiv) Indebtedness under the syndicated letter of credit facility established by Royal Bank of Canada Europe Limited as facility agent in favour of Kingsway Reinsurance Corporation not exceeding U.S. $350,000,000 in respect of letters of credit to be issued on the application of Kingsway Reinsurance Corporation for the benefit of certain Subsidiaries of the Canadian Borrower, State National Specialty Insurance Company, State and County Mutual Insurance Company or General Reinsurance Corporation."

LaSalle Bank National Association
Canadian Imperial Bank of Commerce
The Bank of Nova Scotia
Wachovia Securities, Inc.
September 9, 2002
Page 2

     In order to induce the consent and waiver of the Lenders hereunder and to obtain the Lenders' and the Agents' agreement to the proposed amendment, each of the Borrowers hereby (i) represents and warrants to the Lenders that no Default or Event of Default exists under the Credit Agreement as of the date hereof, and that the Canadian Debt and the Trust Preferred Securities, after giving effect to the consent and waiver requested herein, shall not result in a Default or an Event of Default under the Credit Agreement, (ii) agrees that a consent of the Majority of the Lenders shall be required to redeem in cash the Trust Preferred Securities, (iii) agrees that upon the occurrence of a Default or an Event of Default the Trust will not pay any dividends on the Trust Preferred Securities and the Trust will not redeem the Trust Preferred Securities, and (iv) agrees that a Default or Event of Default under the Credit Agreement will not result in a default or an event of default in respect of the Trust Debentures and acceleration of the Outstanding Obligations under the Credit Agreement will not result in an acceleration of the obligations under the Trust Debentures.

     This consent, waiver and amendment is limited to the specific matters set forth herein and, except as provided herein, does not in any way amend or alter the Credit Agreement or the provisions thereof, which remain in full force and effect. This consent, waiver and amendment is conditional upon (i) with respect to the Canadian Debt, (A) the receipt by the Lenders, and review and approval by the Majority of the Lenders of all documentation pertaining to the Canadian Debt, and, (B) the receipt of the Canadian Debt preliminary rating of at least BBB by each of Standard & Poor and Dominion Bond Rating Service and (ii) with respect to the Trust Debentures, (C) the receipt by the Lenders, and review and approval by the Majority of the Lenders of all documentation pertaining to the Trust Debenture and the Trust Preferred Securities, (D) the receipt of the Trust Preferred Securities preliminary rating of at least BB+ by Standard & Poor, and
(E) the receipt by the Agent of an intercreditor agreement with the Trust in respect of the obligations of the Borrowers or their Subsidiaries to the Trust in connection with the Trust Debentures, providing, among other things, for subordination of the Trust Debentures to the payment in full of the Outstanding Obligations.

     Each Borrower hereby ratifies and confirms its liabilities, obligations and agreements under the Credit Agreement and acknowledges and agrees that (a) it has no defenses, claims or set-offs to the enforcement by the Lenders of such liabilities, obligations and agreements, (b) each Lender has fully performed all obligations to each Borrower thereunder which such Lender may have had or has on and as of the date hereof, and (c) other than as specifically set forth herein, each Lender (i) expressly reserves and preserves all of its rights and remedies under the Credit Agreement and (ii) does not waive, diminish or limit any term or condition contained in the Credit Agreement. The execution and delivery of this consent, waiver and amendment by the Lenders shall not be deemed to establish or create a custom or course of dealing among the

LaSalle Bank National Association
Canadian Imperial Bank of Commerce
The Bank of Nova Scotia
Wachovia Securities, Inc.
September 9, 2002
Page 3

Lenders and the Borrowers.

     Please acknowledge your approval of this consent, waiver and amendment by countersigning below.

                              Very truly yours,

                              KINGSWAY FINANCIAL SERVICES INC.

                              By: /s/ William G. Star
                              William G. Star
                              President & Chief Executive Officer

                              By: /s/ W. Shaun Jackson
                              W. Shaun Jackson
                              Executive Vice President & Chief Financial Officer

     LaSalle Bank National Association
     Canadian Imperial Bank of Commerce
     The Bank of Nova Scotia
     Wachovia Securities, Inc.
     September 9, 2002
     Page 4

                                        KINGSWAY U.S. FINANCE PARTNERSHIP
                                        by its Managers
                                               James R. Zuhlke, President & CEO,
                                               KINGSWAY AMERICA INC.
                                        By: /s/ James R. Zuhlke
                                        James R. Zuhlke
                                        Manager

                                               KINGSWAY AMERICA INC.

                                        By: /s/ James R. Zuhlke

     LaSalle Bank National Association
     Canadian Imperial Bank of Commerce
     The Bank of Nova Scotia
     Wachovia Securities, Inc.
     September 9, 2002
     Page 5

     Accepted and Agreed this
     ___ day of September, 2002


     CANADIAN IMPERIAL BANK OF COMMERCE
By:    /s/ Karen F. Kiskorna
Name:  Karen F. Kiskorna
Title: Director
By:    /s/ Lynn McDonald
Name:  Lynn McDonald
Title: Managing Director

     THE BANK OF NOVA SCOTIA
By:    /s/ William E. Zarrett
Name:  William E. Zarrett
Title: Managing Director

     LASALLE BANK NATIONAL ASSOCIATION
By:    /s/ Brad Kronland
Name:  Brad Kronland
Title: Assistant Vice President

     FIRST UNION NATIONAL BANK
By:
Name:
Title:

     LaSalle Bank National Association
     Canadian Imperial Bank of Commerce
     The Bank of Nova Scotia
     Wachovia Securities, Inc.
     September 9, 2002
     Page 6

     Accepted and Agreed this
     ___ day of September, 2002
     LASALLE BANK NATIONAL ASSOCIATION,
     AS ADMINISTRATIVE AGENT
By:    /s/ Brad Kronland

Brad Kronland
Assistant Vice President
     CANADIAN IMPERIAL BANK OF COMMERCE,
     AS DOCUMENTATION AGENT
By:    /s/ Nora Q. Catiis
Name:  Nora Q. Catiis
Title: Authorized Signatory
By:
Name:
Title:

     CANADIAN IMPERIAL BANK OF COMMERCE
     NEW YORK AGENCY
By:    /s/ Nora Q. Catiis
Name:  Nora Q. Catiis
Title: Authorized Signatory

           THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of October 25, 2002, is among :

                        KINGSWAY FINANCIAL SERVICES INC.
                      AND KINGSWAY U.S. FINANCE PARTNERSHIP
                                  As Borrowers
                                       AND
                       The Lenders named herein as Lenders
                                       AND
                       LASALLE BANK NATIONAL ASSOCIATION,
                As Administrative Agent and Co-Syndications Agent
                                       AND
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                As Co-Syndications Agent and Documentation Agent

           WHEREAS:

     1. Pursuant to a Credit Agreement made as of the 23rd day of February, 1999 among the parties hereto, as subsequently amended (the "Credit Agreement"), the Lenders and the Agents established certain credit facilities in favour of the Borrowers;

     2. The Agents, the Lenders and the Borrowers have agreed to amend certain terms and conditions of the Credit Agreement, in the manner hereinafter set forth;

           FOR VALUABLE CONSIDERATION, the parties agree as follows:

                                    ARTICLE I

                              AMENDMENT TO COVENANT

1.01 Amendment to Capital Surplus Ratio Covenant. Subsection 8.02(2) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "(2) Capital Surplus Ratio. Kingsway shall maintain at all times a Capital Surplus Ratio on a Consolidated basis calculated quarterly on the last day of each fiscal quarter of the Canadian Borrower on a rolling four-quarter basis as follows:

           (i) from the Closing Date to and including June 30, 2002 of not greater than 2.75:1.00;

           (ii) from July 1, 2002 to and including December 31, 2002 of not greater than 3.50:1.00; and

           (iii)  thereafter of not greater than 2.75:1.00."

                                   ARTICLE II

                CONDITIONS PRECEDENT TO AMENDMENT; EFFECTIVE DATE

2.01 Conditions Precedent. The obligations of the Agent and the Lenders to amend the Credit Agreement in accordance with the provisions of this Fifth Amendment to Credit Agreement is conditional upon satisfactory evidence being given to the Administrative Agent, the Lenders and their counsel that the Borrower shall have executed and delivered to Administrative Agent this Fifth Amendment to Credit Agreement and shall have delivered all such additional documentation as the Administrative Agent and the Lenders shall reasonably require to effect the amendments contemplated in this Fifth Amendment to Credit Agreement. This Fifth Amendment to Credit Agreement shall be effective as of June 30, 2002.

                                   ARTICLE III

                                  MISCELLANEOUS

3.01 Nature of Amendments and Defined Terms. It is acknowledged and agreed that the terms of this Fifth Amendment to Credit Agreement are in addition to and, unless specifically provided for, shall not limit, restrict, modify, amend or release any of the understandings, agreements or covenants as set out in the Credit Agreement. The Credit Agreement shall henceforth be read and construed in conjunction with this Fifth Amendment to Credit Agreement and the Credit Agreement together with all of the powers, provisions, conditions, covenants and agreements contained or implied in the Credit Agreement shall be and shall continue to be in full force and effect. References to the "Credit Agreement" or the "Agreement" in the Credit Agreement or in any other document delivered in connection with, or pursuant to, the Credit Agreement, shall mean the Credit Agreement, as amended hereby. Capitalized terms utilized in this Fifth Amendment to Credit Agreement but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

3.02 Assignment. This Fifth Amendment to Credit Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns but shall not be assignable by the Borrowers or either of them without the prior written consent of the Agents and Lenders.

3.03 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract and the parties hereby submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

3.05 Further Assurances. The Borrowers shall from time to time and at all times hereafter, upon every reasonable request from the Agents or the Lenders, make, do, execute and deliver or cause to be made, done, executed and delivered, all such further acts, deeds and assurances and things as may be necessary in the opinion of the Agents for more effectually implementing and carrying out the true intent and meaning of this Fifth Amendment to Credit Agreement.

3.06 Counterparts. This Fifth Amendment to Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF the parties hereto have executed this Fifth Amendment to Credit Agreement.

                          KINGSWAY FINANCIAL SERVICES INC.
                          By: /s/ William G. Star
                          William G. Star
                          President & Chief Executive Officer

                          By: /s/ W. Shaun Jackson
                          W. Shaun Jackson
                          Executive Vice President & Chief Financial Officer

                          KINGSWAY U.S. FINANCE PARTNERSHIP
                          by its Partners

                          KINGSWAY FINANCIAL SERVICES INC.
                          By:    /s/ James R. Zuhlke
                          Name:  James R. Zuhlke
                          Title: Manager

                          METRO CLAIM SERVICES INC.
                          By:    /s/ W. Shaun Jackson
                          Name:  W. Shaun Jackson
                          Title: Secretary

                                      CANADIAN IMPERIAL BANK OF COMMERCE

                                      By: /s/ Ralph Sehgal
                                      Name:  Ralph Sehgal
                                      Title: Executive Director
                                      By: /s/ Mark Chandler
                                      Name:  Mark Chandler
                                      Title: Executive Director

                                      LASALLE BANK NATIONAL ASSOCIATION
                                      By: /s/ Brad Kronland
                                      Brad Kronland
                                      Assistant Vice President

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      AS ADMINISTRATIVE AGENT
                                      By: /s/ Brad Kronland
                                      Brad Kronland
                                      Assistant Vice President

                                      CANADIAN IMPERIAL BANK OF COMMERCE,
                                      AS DOCUMENTATION AGENT
                                      By: /s/ Ralph Sehgal
                                      Name: Ralph Sehgal
                                      Title: Executive Director
                                      By: /s/ Geoff Bond
                                      Name: Geoff Bond
                                      Title: Managing Director

                                      CANADIAN IMPERIAL BANK OF COMMERCE
                                      NEW YORK AGENCY
                                      By: /s/ George Knight
                                      Name: George Knight
                                      Title: Managing Director

                                           THE BANK OF NOVA SCOTIA
                                           By: /s/ William E. Zarrett
                                           Name: William E. Zarrett
                                           Title: Managing Director

                                           FIRST UNION NATIONAL BANK
                                           By:
                                           Name:
                                           Title: